Appendix M

INDEPENDENT AUDITORS’ REPORT

English Translation of a Report Originally Issued in Korean

To the Shareholder and the Board of Directors of

Woori Bank

We have audited the accompanying consolidated financial statements of Woori Bank and its subsidiaries (the “Group”). The financial statements consist of the consolidated statements of financial position as of December 31, 2013 and December 31, 2012 and January 1, 2012, respectively, and the related consolidated statements of comprehensive income, changes in equity and cash flows, all expressed in Korean won, for the years ended December 31, 2013 and 2012, respectively. The Group’s management is responsible for the preparation and fair presentation of the consolidated financial statements and our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2013 and December 31, 2012 and January 1, 2012, respectively, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, respectively, in conformity with Korean International Financial Reporting Standards (“K-IFRS”).

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As the other matter that does not have any impact on our audit opinion, as described in Note 2, the Group applied the new accounting standards, which have been adopted for 2013, including K-IFRS 1110 – “Consolidated Financial Statements”, retrospectively, and therefore the accompanying comparative consolidated financial statements were restated, accordingly.

March 3, 2014

Notice to Readers

This report is effective as of March 3, 2014, the auditors’ report date. Certain subsequent events or circumstances may have occurred between this auditors’ report date and the time the report is read. Such events or circumstances could significantly affect the accompanying consolidated financial statements and may result in modifications to the auditors’ report.

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND 2012 AND JANUARY 1, 2012

	Korean Won
	December 31, 2013	December 31, 2012	January 1, 2012
	(In millions)
ASSETS

Cash and cash equivalents (Note 6)	5,472,425	4,593,736	5,390,108
Financial assets at fair value through profit or loss (Notes 7, 11 and 19)	4,398,132	10,989,236	12,498,726
Available-for-sale financial assets (Notes 8, 11 and 19)	16,897,731	14,488,547	14,682,791
Held-to-maturity financial assets (Notes 9, 11 and 19)	12,038,820	14,341,506	15,400,425
Loans and receivables (Notes 10, 11 and 19, 45)	207,360,680	200,208,325	192,048,328
Investments in associates (Note 13)	546,188	550,332	376,337
Investment properties (Note 14)	333,834	346,182	349,459
Premises and equipment, net (Note 15)	2,369,213	2,385,680	2,345,960
Intangible assets, net (Note 16)	76,016	108,920	147,387
Other assets (Note 17)	161,258	178,592	225,532
Current tax assets (Note 42)	136,713	2,354	3,082
Deferred tax assets (Note 42)	61,764	82,580	8,927
Derivative assets (Notes 11 and 26)	131,410	269,414	326,413
Assets held-for-sale (Note 18)	587	1,239	2,258

Total assets	249,984,771	248,546,643	243,805,733

LIABILITIES

Financial liabilities at fair value through profit or loss (Notes 11 and 20)	2,631,037	3,468,696	3,509,566
Deposits due to customers (Notes 11, 21 and 45)	175,209,309	169,216,255	165,453,124
Borrowings (Notes 11and 22)	17,264,362	17,446,930	19,175,674
Debentures (Notes 11 and 22)	16,088,973	17,841,978	19,811,813
Provisions (Note 23)	618,225	579,441	585,384
Net defined benefit liabilities (Note 24)	39,370	65,937	22,227
Current tax liabilities	8,889	136,517	206,366
Other financial liabilities (Notes 11 and 25)	19,401,628	20,771,744	16,281,271
Other liabilities (Notes 25 and 45)	322,932	383,678	444,551
Deferred tax liabilities	45,274	16,699	135,441
Derivative liabilities (Notes 11 and 26)	4,441	23,827	25,582

Total liabilities	231,634,440	229,951,702	225,650,999

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND DECEMBER 31, 2012 (CONTINUED)

	Korean Won
	December 31, 2013	December 31, 2012	January 1, 2012
	(In millions)
EQUITY

OWNER’S EQUITY
Capital stock (Note 28)	2,983,452	3,829,783	3,829,783
Hybrid equity securities (Note 28)	2,380,797	1,681,807	1,681,807
Capital surplus (Note 28)	734,671	812,016	812,016
Other equity (Note 29)	5,483	68,570	524,202

Retained earnings (Note 30)
(Regulatory reserve for credit loss as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦1,384,199 million, ￦1,123,866 million and nil, respectively
Unreserved regulatory reserve for credit loss as of December 31, 2013, December 31, 2012 and January 1, 2012 is nil
Regulatory reserve for credit loss to be reversed (reserved) as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦133,862 million, ￦(-)260,333million and ￦(-)1,123,866 million, respectively
Planned reversal(provision) of regulatory reserve for credit loss as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦133,862 million, ￦(-)260,333million and ￦(-)1,123,866 million, respectively) (Note 31)

	12,239,195	12,195,154	11,298,984

	18,343,598	18,587,330	18,146,792

NON-CONTROLLING INTERESTS	6,733	7,611	7,942

Total equity	18,350,331	18,594,941	18,154,734

Total liabilities and equity	249,984,771	248,546,643	243,805,733

See accompanying notes to consolidated financial statements.

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean Won
	2013	2012
	(In millions, except for income per share amount)
OPERATING INCOME
Net interest income (Notes 33 and 45):
Interest income	9,130,333	10,510,967
Interest expense	(4,710,456)	(5,736,548)

	4,419,877	4,774,419

Net fees and commissions income (Notes 34 and 45):
Fees and commissions income	974,560	984,435
Fees and commissions expense	(161,395)	(147,316)

	813,165	837,119

Dividend income (Notes 35 and 45)	79,904	91,513

Gain (loss) on financial instruments at fair value through profit or loss (Note 36)	122,179	(360,939)

Gain (loss) on available-for-sale financial assets (Note 37)	(80,165)	548,674

Impairment losses for loans, other receivables, guarantees and unused commitments (Notes 39 and 45)	(2,079,608)	(1,649,251)

General and administrative expenses (Note 40) :	(2,679,026)	(2,590,787)

Net other operating income (expenses) (Notes 40 and 45)	(131,894)	(199,296)

	464,432	1,451,452

NON-OPERATING INCOME
Share of profits (losses) of associates (Notes 13 and 41):	2,340	27,426
Other non-operating income (Note 41)	51,056	25,696

	53,396	53,122

NET INCOME BEFORE INCOME TAX EXPENSE	517,828	1,504,574

INCOME TAX EXPENSE (Note 42)	(81,030)	(260,713)

PROFIT FROM CONTINUING OPERATIONS	436,798	1,243,861

PROFIT FROM DISCONTINUED OPERATIONS (Note 46)	29,476	253,056

NET INCOME (Note 31)
(Net income after the provision(reversal) of regulatory reserve for credit loss for the years ended December 31, 2013 and 2012 are ￦600,136 million and ￦1,236,584 million, respectively)	466,274	1,496,917

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions, except for income per share amount)
Net income attributable to the owner
Profit from continuing operations	435,790	1,243,190
Profit from discontinued operations	29,476	253,056

	465,266	1,496,246
Net income attributable to the non-controlling interests
Profit from continuing operations	1,008	671
Profit from discontinued operations	—	—

	1,008	671
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Items that are not reclassified as profit or loss
Re-measurement of defined benefit plans	6,877	(48,826)
Items that are reclassified as profit or loss
Loss on valuation of available-for-sale financial assets	(20,167)	(334,889)
Share of other comprehensive income (loss) on investments in associates	1,055	1,210
Loss on overseas business translation	(54,185)	(75,114)
Gain on valuation of cash flow hedge	1,447	983

	(64,973)	(456,636)

TOTAL COMPREHENSIVE INCOME	401,301	1,040,281

Comprehensive income attribute to the owner	402,180	1,040,613
Comprehensive income attribute to the non-controlling interests	(879)	(332)

NET INCOME PER SHARE: (In Korean Won) (Note 43)
Continuing and discontinued operations
Basic earnings per common share	539	1,895
Diluted earnings per common share	516	1,795
Continuing operations
Basic earnings per common share	490	1,532
Diluted earnings per common share	470	1,465

See accompanying notes to consolidated financial statements.

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	(Unit: Korean Won in millions)
				Other equity
	Capital stock	Hybrid equity securities	Capital surplus	Gain (loss) on valuation of available-for- sale financial assets	Gain (loss) on valuation of cash flow risk hedge	Gain (loss) on overseas business translation	Share of other comprehensive loss of associates	Re- measurement component of defined benefit	Others	Retained earnings	Total owner’s equity	Non- controlling interests	Total equity
January 1, 2012	3,829,783	1,681,807	812,016	543,428	(2,430)	(1,120)	(1,491)	—	(2)	11,256,207	18,118,198	7,942	18,126,140
Effect of changes in accounting policy	—	—	—	(763)	—	—	—	(13,420)	—	42,777	28,594	—	28,594
January 1, 2012 (Restated)	3,829,783	1,681,807	812,016	542,665	(2,430)	(1,120)	(1,491)	(13,420)	(2)	11,298,984	18,146,792	7,942	18,154,734
Dividends	—	—	—	—	—	—	—	—	—	(600,075)	(600,075)	—	(600,075)
Net income	—	—	—	—	—	—	—	—	—	1,496,246	1,496,246	671	1,496,917
Valuation of available-for-sale financial assets	—	—	—	(334,889)	—	—	—	—	—	—	(334,889)	—	(334,889)
Valuation of investments in associates	—	—	—	—	—	—	1,210	—	—	—	1,210	—	1,210
Translation of overseas business	—	—	—	—	—	(74,112)	—	—	1	—	(74,111)	(1,002)	(75,113)
Cash flow hedge	—	—	—	—	983	—	—	—	—	—	983	—	983
Actuarial loss and others	—	—	—	—	—	—	—	(48,826)	—	—	(48,826)	—	(48,826)
Others	—	—	—	—	—	—	—	—	1	(1)	—	—	—

Balance as of December 31, 2012	3,829,783	1,681,807	812,016	207,776	(1,447)	(75,232)	(281)	(62,246)	—	12,195,154	18,587,330	7,611	18,594,941

January 1, 2013	3,829,783	1,681,807	812,016	207,776	(1,447)	(75,232)	(281)	(62,246)	—	12,195,154	18,587,330	7,611	18,594,941
Dividends	—	—	—	—	—	—	—	—	—	(309,478)	(309,478)	—	(309,478)
Net income	—	—	—	—	—	—	—	—	—	465,266	465,266	1,008	466,274
Valuation of available-for-sale financial assets	—	—	—	(5,370)	—	—	—	—	—	—	(5,370)	—	(5,370)
Valuation of investments in associates	—	—	—	—	—	—	1,055	—	—	—	1,055	—	1,055
Translation of overseas business	—	—	—	—	—	(52,299)	—	—	—	—	(52,299)	(1,886)	(54,185)
Cash flow hedge	—	—	—	—	1,447	—	—	—	—	—	1,447	—	1,447
Actuarial gain	—	—	—	—	—	—	—	6,657	—	—	6,657	—	6,657
Issuance of hybrid equity securities	—	698,990	—	—	—	—	—	—	—	—	698,990	—	698,990
Credit card division spin-off	(846,331)	—	(77,345)	(14,797)	—	—	—	220	—	(111,747)	(1,050,000)	—	(1,050,000)

Balance as of December 31, 2013	2,983,452	2,380,797	734,671	187,609	—	(127,531)	774	(55,369)	—	12,239,195	18,343,598	6,733	18,350,331

See accompanying notes to consolidated financial statements

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean Won
	2013	2012
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	466,274	1,496,917
Adjustment to net income:
Interest income	(9,352,343)	(11,487,893)
Interest expense	4,741,108	5,853,428
Dividend income	(84,140)	(94,847)
Income tax expense	90,441	341,504

	(4,604,934)	(5,387,808)

Additions of expenses not involving cash outflows:
Loss on available-for-sale financial assets	79,138	—
Impairment loss for loans, other receivables, guarantees and unused commitments	2,106,423	1,798,296
Retirement benefits	109,059	88,505
Loss on derivatives for hedging	119,776	49,956
Loss on fair value hedged items	13,505	43,817
Loss on investments in associates	28,730	11,389
Loss on disposals of investments in associates	4,464	167
Loss on disposals of premises and equipment, intangible assets and investment properties	642	346
Depreciation and amortization of premises and equipment, intangible assets and investment properties	135,547	135,406
Impairment loss on premises and equipment, intangible assets and investment properties	943	1,942
Loss on other provisions	31,577	26,509

	2,629,804	2,156,333

Deductions of revenue not involving cash inflows:
Gain on available-for-sale financial assets	—	552,788
Gain on derivatives for hedging	11,487	39,232
Gain on fair value hedged items	127,558	43,879
Gain on valuation of investments in associates	31,070	38,815
Gain on disposals of investments in associates	19,974	25,102
Gain on disposals of premises and equipment, intangible assets and investment properties	8,717	1,549
Reversal of impairment loss on premises and equipment, intangible assets and other assets	46	356
Gain on other provisions	100	3,141

	198,952	704,862

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions)
Changes in operating assets and liabilities:
Financial instruments at fair value through profit or loss	5,753,435	1,469,108
Loans and receivables	(12,931,478)	(9,255,181)
Other assets	15,445	33,956
Deposits due to customers	5,983,537	3,760,354
Provisions	(132,974)	(143,743)
Other financial liabilities	(697,766)	4,477,279
Other liabilities	13,771	(12,817)

	(1,996,030)	328,956

Interest income received	9,291,048	11,553,329
Interest expense paid	(5,026,518)	(5,870,170)
Dividend received	84,051	94,848
Income taxes paid	(357,914)	(444,888)

Net cash provided by operating activities	286,829	3,222,655

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash in-flows from investing activities:
Disposals of available-for-sale financial assets	20,561,098	17,389,744
Repayment of held-to-maturity financial assets	5,620,597	9,795,378
Disposals of investments in associates	77,397	15,171
Disposals of investment properties	5,212	—
Disposals of premises and equipment	12,547	7,539
Disposals of intangible assets	3,233	566
Disposals of assets held-for-sale	7,258	1,725
Increase in hedging derivative contract	2,830	—

	26,290,172	27,210,123

Cash out-flows from investing activities:
Acquisitions of available-for-sale financial assets	22,942,791	17,518,312
Acquisitions of held-to-maturity financial assets	3,485,227	9,024,781
Acquisitions of investments in associates	—	59,918
Acquisitions of premises and equipment	76,606	131,850
Acquisitions of intangible assets	18,713	9,423
Decrease in hedging derivative contracts	3,467	1,936
Cash out-flows from credit card division spin-off	375,175	—

	26,901,979	26,746,220

Net cash provided by (used in) investing activities	(611,807)	463,903

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash in-flows from financing activities:
Increase in borrowings	4,708,252	3,977,649
Issuance of debentures	6,024,668	5,390,611
Issuance of hybrid equity securities	698,990	—

	11,431,910	9,368,260

Cash out-flows from financing activities:
Repayment of borrowings	4,891,147	5,707,281
Repayment of debentures	4,940,464	7,367,677
Dividends paid	304,428	609,251

	10,136,039	13,684,209

Net cash provided by (used in) financing activities	1,295,871	(4,315,949)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(92,204)	(166,981)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	878,689	(796,372)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR (Note 6)	4,593,736	5,390,108

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 6)	5,472,425	4,593,736

See accompanying notes to consolidated financial statements.

WOORI BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

I.	GENERAL

(1)	The Parent Company

Woori Bank (hereafter referred to as, the “Bank” or the “Company” or the “Parent Company”), which is the parent company in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 1110 – Consolidated Financial Statements was established in 1899 and is engaged in the commercial banking business under the Banking Law, trust business under the Financial Investment Services and Capital Market Act and foreign exchange business with approval from the Bank of Korea (“BOK”) and the Ministry of Finance and Economy (“MOFE”).

On March 27, 2001, Korea Deposit Insurance Corporation (“KDIC”) established Woori Finance Holdings Co., Ltd. (“WFH”). The Bank is a wholly owned subsidiary of WFH as of December 31, 2013. The Bank’s common stock amount, expressed in Korean Won (the “KRW” or “￦”), to ￦2,983,452 million and the Bank’s common shares issued and outstanding as of December 31, 2013 are 597 million shares. The head office of the Group is located in Seoul, Korea. The Bank has 989 branches and offices in the Republic of Korea (“Korea”), and 17 branches and offices overseas.

(2)	Subsidiaries

1)	The consolidated financial statements for the Bank and its subsidiaries (the “Group”) include the following subsidiaries (Unit: Korean Won in millions, USD in thousands, RUB in 100 millions, IDR in millions, BRL in millions):

					December 31, 2013
Subsidiaries	Location	Capital stock		Main Business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Woori Credit Information Co., Ltd.	Korea	KRW	5,000	Credit information	1,008,000	100.0	December 31
Woori America Bank	U.S.A	USD	122,500	Banking	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	Indonesia	IDR	170,000	Banking	1,618	95.2	December 31
Woori Global Market Asia Limited	Hong Kong	USD	100,000	Banking	78,000,000	100.0	December 31
Woori Bank China Limited	China	USD	308,810	Banking	—	100.0	December 31
ZAO Woori Bank	Russia	RUB	14.5	Banking	57,999,999	100.0	December 31
Woori Brazil Bank	Brazil	BRL	7,709	Banking	77,094,000	100.0	December 31
Korea BTL Infrastructure Fund	Korea	KRW	644,300	Financial service	128,858,939	100.0	December 31
Woori Fund Service Co., Ltd.	Korea	KRW	3,000	Financial service	600,000	100.0	December 31

					December 31, 2012
Subsidiaries	Location	Capital stock		Main Business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Woori Credit Information Co., Ltd.	Korea	KRW	5,000	Credit information	1,008,000	100.0	December 31
Woori America Bank	U.S.A	USD	122,500	Banking	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	Indonesia	IDR	170,000	Banking	1,618	95.2	December 31
Woori Global Market Asia Limited	Hong Kong	USD	50,000	Banking	39,000,000	100.0	December 31
Woori Bank China Limited	China	USD	308,810	Banking	—	100.0	December 31
ZAO Woori Bank	Russia	RUB	5	Banking	19,999,999	100.0	December 31
Woori Brazil Bank	Brazil	BRL	40,000	Banking	39,999,999	100.0	December 31
Korea BTL Infrastructure Fund	Korea	KRW	576,700	Financial service	115,332,541	100.0	December 31
Woori Fund Service Co., Ltd.	Korea	KRW	3,000	Financial service	600,000	100.0	December 31

2)	For structured entities in accordance with K-IFRS 1110 and K-IFRS 1112, entities on which the Group has control, when the Group is exposed, or has rights, to variable returns for its involvement with the entities and has the ability to affect those returns through its power over the entities, are included in the consolidation scope.

Details of special purposes entities (“SPEs”) under the consolidation scope as of December 31, 2013 are as follows:

Subsidiaries	Location	Main business	Percentage of ownership (%)	Financial statements as of
Structured entities for asset securitization(*1)
Kumho Trust 1st Co., Ltd.	Korea	Asset Securitization	0.0	December 31
Woori IB Global Bond Co., Ltd.	Korea	”	0.0	December 31
Asiana Saigon Inc.	Korea	”	0.0	December 31
An-Dong Raja 1st Co., Ltd.	Korea	”	0.0	December 31
KAMCO Value Recreation 1st Securitization Specialty LLC.	Korea	”	15.0	December 31
Hermes STX LLC.	Korea	”	0.0	December 31
BWL 1st Co., LLC.	Korea	”	0.0	December 31
Consus 8th Co., LLC.	Korea	”	0.0	December 31
Woori Pungsan Inc.	Korea	”	0.0	December 31
Pyeongtaek Ocean Sand Inc.	Korea	”	0.0	December 31
Deogi Dream 4th Co., Ltd.	Korea	”	0.0	December 31
Guam Emerald LLC.	Korea	”	0.0	December 31
Jeonju iwant LLC.	Korea	”	0.0	December 31
Wonju iwant LLC.	Korea	”	0.0	December 31
Height 3rd Co., LLC.	Korea	”	0.0	December 31
W-synergy 1st Co., Ltd.	Korea	”	0.0	December 31
Money Trust by Trust Business Act(*2)
Woori Bank Principal Guaranteed Trust and Woori Bank Principal and Interest Guaranteed Trust	Korea	Trust	0.0	December 31
Structured entities for investing in securities
Haeoreum Short-term Bond 15th	Korea	Securities investment	100.0	December 31
G5 Pro Short-term 13th	Korea	”	100.0	December 31
G6 First Class Mid-term E-20	Korea	”	100.0	December 31
G15 First Class Mid-term C-1	Korea	”	100.0	December 31
D First Class Mid-term C-151	Korea	”	100.0	December 31
Woori Milestone Private Real Estate Fund 1st	Korea	”	94.8	December 31
Consus Sakhalin Real Estate Investment Trust 1st	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-2	Korea	”	100.0	December 31
KTB Safe Private Investment Trust 77 th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 12th	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 5th	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Investment Trust 27th	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 6 th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 25th	Korea	”	100.0	December 31
Mirae Asset Triumph Private Securities 15th	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 6 th	Korea	”	100.0	December 31
Meritz Prime Private Trust 93 th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 26th	Korea	”	100.0	December 31
Mirae Asset Triumph Private Securities 17th	Korea	”	100.0	December 31
Hanwha Private Investment Trust 57 th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-3rd	Korea	”	100.0	December 31
Phoenix Sky Private Equity Securities 15 th	Korea	”	100.0	December 31
Samsung Plus Private Equity Securities 24th	Korea	”	100.0	December 31
HDC Hanwha Private Investment Trust 10 th	Korea	”	100.0	December 31
ING lion Private Equity Securities 47th	Korea	”	100.0	December 31
Meritz Prime Private Trust 95 th	Korea	”	100.0	December 31
LS leading solution Private Equity Securities 126th	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Equity Securities 32nd	Korea	”	100.0	December 31
Hyundai advantage Private Equity Securities 17th	Korea	”	100.0	December 31
Mirae asset triumph Private Equity Securities 21st	Korea	”	100.0	December 31
HDC Hanwha Private Investment Trust 11 th	Korea	”	100.0	December 31

Woori Partner Plus Private Equity Securities 13th	Korea	”	100.0	December 31
Hi-good choice Equity Securities Investment Trust 8th	Korea	”	100.0	December 31
Samsung alpha club multi long-short Private 2nd	Korea	”	100.0	December 31
Truston Equity Securities Investment Trust 13th	Korea	”	100.0	December 31
Phoenix Sky Private Equity Securities 16 th	Korea	”	100.0	December 31
Hanwha Private Investment Trust 65 th	Korea	”	100.0	December 31
Hanwha Private Equity Securities 67 th	Korea	”	100.0	December 31

(*1)	It is determined that the Group controls the entity after considering facts and circumstances, such as the Group’s power over the entity’s related business activities, the Group’s exposure to variable returns from its involvement with the entity, and the Group’s ability to affect the returns through its power over the entity, even if the Group has less than 50% ownership of the entity.
(*2)	The entity is a money trust that was established in accordance with the Trust Business Act. It is determined that the Group controls the trust after considering facts and circumstances, such as the Group’s power over the trust’s related business activities, the Group’s exposure to variable returns from the its involvement with the trust, and the Group’s ability to affect the returns through its power over the trust.

Details of special purposes entities (“SPEs”) under the consolidation scope as of December 31, 2013 are as follows:

Subsidiaries	Location	Main business	Percentage of ownership (%)	Financial statements as of
Structured entities for asset securitization(*1)
Kumho Trust 1st Co., Ltd.	Korea	Asset Securitization	0.0	December 31
Woori IB Global Bond Co., Ltd.	Korea	”	0.0	December 31
Asiana Saigon Inc.	Korea	”	0.0	December 31
An-Dong Raja 1st Co., Ltd.	Korea	”	0.0	December 31
KAMCO Value Recreation 1st Securitization Specialty LLC.	Korea	”	15.0	December 31
IB Global 1st LLC.	Korea	”	0.0	December 31
Hermes STX LLC.	Korea	”	0.0	December 31
BWL 1st Co., LLC.	Korea	”	0.0	December 31
Consus 8th Co., LLC.	Korea	”	0.0	December 31
Woori Pungsan Inc.	Korea	”	0.0	December 31
Pyeongtaek Ocean Sand Inc.	Korea	”	0.0	December 31
Deogi Dream Fourth Co., Ltd.	Korea	”	0.0	December 31
Guam Emerald LLC.	Korea	”	0.0	December 31
Jeonju iwant LLC.	Korea	”	0.0	December 31
Wonju iwant LLC.	Korea	”	0.0	December 31
Height 3rd Co., LLC.	Korea	”	0.0	October 31
Money Trust by Trust Business Act(*2)
Woori Bank Principal Guaranteed Trust and Woori Bank Principal and Interest Guaranteed Trust	Korea	Trust	0.0	December 31
Structured entities for investing in securities
Haeoreum Short-term Bond 15th	Korea	Securities investment	100.0	December 31
G5 Pro Short-term 13th	Korea	”	100.0	December 31
G6 First Class Mid-term E-20	Korea	”	100.0	December 31
G15 First Class Mid-term C-1	Korea	”	100.0	December 31
D First Class Mid-term C-151	Korea	”	100.0	December 31
Woori Milestone Private Real Estate Fund 1st	Korea	”	94.8	December 31
Consus Sakhalin Real Estate Investment Trust 1st	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 9th	Korea	”	100.0	December 31
Hanwha Smart Private Trust 50th	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 20th	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 3rd	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Investment Trust 17th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 10th	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 4 th	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 21st	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 4th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 13th	Korea	”	100.0	December 31
Say Private Investment Trust WB 1st	Korea	”	100.0	December 31
Hanwha Private Investment Trust 32 nd	Korea	”	100.0	December 31
Eugene Pride Private Trust 28th	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 15th	Korea	”	100.0	December 31
Woori Smart Investor Private Investment Trust 2 nd	Korea	”	100.0	December 31
Hana USB Power Private Equity Securities 5th	Korea	”	100.0	December 31
Mirae Asset Korea Blue Chips Private Trust 3rd	Korea	”	100.0	December 31
HDC New Star Private Equity Securities 15th	Korea	”	100.0	December 31
LS Leading Solution Private Equity Securities 118th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-1	Korea	”	100.0	December 31
Hana USB Power Private Equity Securities 15th	Korea	”	100.0	December 31
Phoenix Sky Private Equity Securities 11th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 11th	Korea	”	100.0	December 31
Mirae Asset Triumph Private Securities 9th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 15th	Korea	”	100.0	December 31
Meritz Prime Private Equity Securities 79th	Korea	”	100.0	December 31
HDC New Star Private Equity Securities 17 th	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 16 th	Korea	”	100.0	December 31
Phoenix private placement Investment Trust 13 th	Korea	”	100.0	December 31
Hanwha Private Investment Trust 43 rd	Korea	”	100.0	December 31

(*1)	It is determined that the Group controls the entity after considering facts and circumstances, such as the Group’s power over the entity’s related business activities, the Group’s exposure to variable returns from its involvement with the entity, and the Group’s ability to affect the returns through its power over the entity, even if the Group has less than 50% ownership of the entity.
(*2)	The entity is a money trust that was established in accordance with the Trust Business Act. It is determined that the Group controls the trust after considering facts and circumstances, such as the Group’s power over the trust’s related business activities, the Group’s exposure to variable returns from the its involvement with the trust, and the Group’s ability to affect the returns through its power over the trust.

The following companies have been excluded from the consolidation scope despite being in current ownership of majority of equity on December 31, 2013 and 2012:

SPEs (*)	Location	Main business	Percentage of ownership (%)
Golden Bridge Sidus FNH Video	Korea	Securities investment	58.8
Golden Bridge NHN Online Private Equity Investment	Korea	”	60.0
Heungkuk High Class Private Investment Trust 377 th	Korea	”	51.3

(*)	The Group has the majority ownership of these SPEs, but has no power over the investees’ relevant activities. As a result, it is deemed that the Group has no control over the SPEs.

3)	Details of SPEs newly included in the consolidation scope for the years ended December 31, 2013 and 2012 are as follows:

< For the year ended in December 31, 2013 >

SPEs	Reasons
W-synergy 1st Co., Ltd.

The structured entity is established for asset securitization. It is determined that the Group controls the entity after considering facts and circumstances, such as the Group’s power over the entity’s related business activities, the Group’s exposure to variable returns from the its involvement with the entity, and the Group’s ability to affect the returns through its power over the entity.

Woori Smart Investor Private Investment Trust 4th

These structured entities are established for investments in securities. It is determined that the Group controls these investees because it is exposed to variable returns from its involvement with the investees and has ability to affect those returns through its power.

Truston Private Equity Securities 12th
Hyundai Platinum Private Equity Securities W-2nd
KTB Safe Private Equity Securities 77th
Woori Partner Plus Private Equity Securities 12th
KDB Private Equity Securities Investment Trust WB 5th (Bond)
Shinhan BNPP Corporate Private Investment Trust 27th (Bond)
Yurie WB Private Investment Trust 5 th (Bond)
Kyobo Axa Tomorrow Private Trust 25th
Mirae Asset Triumph Private Securities 15th
Yurie WB Private Investment Trust 6 th (Bond)
Meritz Prime Private Equity Securities 93 rd
Kyobo Axa Tomorrow Private Trust 26th
Mirae Asset Triumph Private Securities 17th
Hanwha Private Investment Trust 57 th
Hyundai Platinum Private Equity Securities W-3rd
Phoenix private placement Investment Trust 15th
Samsung Plus Private Equity Securities 24th
HDC Private Equity Securities Investment Trust 10th
ING lion Private Equity Securities 47th
Meritz Prime Private Equity Securities 95th
LS leading solution Private Equity Securities 126th
Shinhan BNPP Corporate Private Equity Securities 32th
Hyundai advantage Private Equity Securities 17th
Mirae asset triumph Private Equity Securities 21th
HDC Private Equity Securities Investment Trust 11th
Woori Partner Plus Private Equity Securities 13th
Hi-good choice Equity Securities Investment Trust 8th
Samsung alpha club multi long-short Private 2nd
Truston Equity Securities Investment Trust 13th
Phoenix private placement Investment Trust 16th
Hanwha Private Equity Securities Investment Trust 65th
Hanwha Private Equity Securities Investment Trust 67th (Bond)

< For the year ended in December 31, 2012 >

SPEs	Reasons
Deogi Dream Fourth Co., Ltd.

These structured entities are established for asset securitization and funded by the Group due to the impairment of securitization assets. It is determined that the Group controls these investees because it is exposed to variable returns from its involvement with the investees and has ability to affect those returns through its power.

Guam Emerald LLC.
Jeonju iwant LLC.
Wonju iwant LLC.
Height 3rd Co., LLC.

Samsung Plus Private Investment Trust 20th

These structured entities are established for investments in securities. It is determined that the Group controls these investees because it is exposed to variable returns from its involvement with the investees and has ability to affect those returns through its power.

Dongbu Premium Private Investment Trust 7th
Woori Partner Plus Private Equity Securities 10th
Shinhan BNPP Corporate Private Investment Trust 17th
KDB Private Equity Securities Investment Trust WB 3rd (Bond)
Woori Smart Investor Private Investment Trust 1st
Yurie WB Private Investment Trust 4 th (Bond)
Samsung Plus Private Investment Trust 21th
KDB Private Equity Securities Investment Trust WB 4th (Bond)
Kyobo Axa Tomorrow Private Trust 13th (Bond)
Say Private Investment Trust WB 1st
Hanwha Private Investment Trust 32nd
Eugene Pride Private Trust 28th
Woori Smart Investor Private Investment Trust 2nd
Hyundai Advantage Private Trust 15th
Consus Private Investment Trust 64th
Hana USB Power Private Equity Securities 5th
Mirae Asset Korea Blue Chips Private Trust 3rd
HDC New Star Private Equity Securities 15th
LS Leading Solution Private Equity Securities 118th
Hana USB Power Private Equity Securities 15th
Hyundai Platinum Private Equity Securities W-1st
Phoenix Sky Private Equity Securities 11th
Woori Partner Plus Private Equity Securities 11th
Mirae Asset Triumph Private Securities 9th (Bond)
Kyobo Axa Tomorrow Private Trust 15th (Bond)
Meritz Prime Private Equity Securities 79th (Bond)
HDC New Star Private Equity Securities 17th (Balanced)
Hyundai Advantage Private Trust 16th
Phoenix private placement Investment Trust 13th
Hanwha Private Investment Trust 43rd

4)	Details of SPEs excluded from the consolidation scope for the years ended December 31, 2013 and 2012 are as follows:

< For the year ended in December 31, 2013 >

SPEs	Reasons
IB Global 1st LLC.	Expiration of a contract that bears risk to the management of SPEs or termination of the securitization schedule

Samsung Plus Private Investment Trust 20th	Disposal and repayment of beneficiary certificates (*)
KDB Private Equity Securities Investment Trust WB 3rd (Bond)
Shinhan BNPP Corporate Private Investment Trust 17th
Woori Partner Plus Private Equity Securities 10th
Yurie WB Private Investment Trust 4th (Bond)
Samsung Plus Private Investment Trust 21st
KDB Private Equity Securities Investment Trust WB 4th (Bond)
Kyobo Axa Tomorrow Private Trust 13th (Bond)
Say Private Investment Trust WB 1st
Hanwha Private Investment Trust 32nd
Eugene Pride Private Trust 28th
Hyundai Advantage Private Trust 15th
Woori Smart Investor Private Investment Trust 2nd
Hana USB Power Private Equity Securities 5th
Mirae Asset Korea Blue Chips Private Trust 3rd
HDC New Star Private Equity Securities 15th
LS Leading Solution Private Equity Securities 118th
HDC New Star Private Equity Securities 17th (Balanced)
Hyundai Advantage Private Trust 16th
Woori Smart Investor Private Investment Trust 4th
Truston Private Equity Securities 12th
Hana USB Power Private Equity Securities 15th
Hyundai Platinum Private Equity Securities W-1st
Phoenix Sky Private Equity Securities 11th
Woori Partner Plus Private Equity Securities 11th
Meritz Prime Private Equity Securities 79th
Mirae Asset Triumph Private Securities 9th
Kyobo Axa Tomorrow Private Equity Securities 15th
Woori Partner Plus Private Equity Securities 9th
Phoenix private placement Investment Trust 13th
Hanwha Private Investment Trust 43rd
Hanwha Smart Private Trust 50th (Bond)

(*)	7,908 million Korean Won are reflected in profit and loss in relation with the exclusion from the consolidation scope due to disposal and repayment of beneficiary certificate.

<For the year ended in December 31, 2012>

SPEs	Reasons
Real DW 2nd Co., Ltd.	Expiration of a contract that bears risk to the management of SPEs or termination of the securitization schedule

Golden Bridge Sidus FNH Video Golden Bridge NHN Online Private Equity Investment Woori CS Ocean Bridge 7th	Although it possessed the majority of the equity, the Group cannot influence these investees’ relevant activities. Therefore, it has been determined that the Group has no power or control.

Woori Milestone Private Real Estate Fund 1st	Disposal and repayment of beneficiary certificates
Woori Partner Plus Private Equity Securities 7th
Midas Private investment Trust W-3rd
Allianz Blue Ocean Private Trust 5th
Yurie WB Private Investment Trust 3rd (Bond)
KDB Private Equity Securities Investment Trust WB 2nd (Bond)
Samsung Plus Private Investment Trust 13th
Woori Frontier Alpha Private Equity 8th
Kyobo Axa Long Short Private Trust 2nd
Hanwha Smart Private Trust 43rd (Bond)
Eugene Pride Private Trust 21st (Bond)
Consus Private Securities Investment Trust 54th
Hanhwa Quant Long Short Private Equity 3rd
Hyundai Advantage Private Trust 14th
Mirae Asset Maps Blue Chips Private Trust 2nd
Dongbu Premium Private Investment Trust 7th
Woori Smart Investor Private Investment Trust 1st
Woori Partner Plus Private Equity Securities 8th
Meritz Prime Private Trust 42nd (Bond)
Consus Private Securities Investment Trust 64th

5)	Summarized statements of financial position as of December 31, 2013 and December 31, 2012, respectively, and comprehensive income statements for the years ended December 31, 2013 and December 31, 2012, respectively, of subsidiaries whose financial information is included on the consolidated financial statements, are as follows (Unit: Korean Won in millions):

< December 31, 2013 >

Subsidiaries	Assets	Liabilities	Equity	Revenue	Net income (loss)	Total comprehensive income (loss)
Woori Credit Information Co., Ltd.	31,414	5,037	26,377	35,154	1,912	2,118
Woori America Bank	1,228,163	1,073,273	154,890	48,707	27,939	24,532
PT. Bank Woori Indonesia	666,804	526,192	140,612	350,165	20,896	(18,214)
Woori Global Market Asia Limited	184,475	79,933	104,542	7,276	2,291	1,150
Woori Bank China Limited	3,414,199	2,994,515	419,684	247,721	10,258	3,677
ZAO Woori Bank	201,035	146,248	54,787	11,722	3,037	(114)
Woori Brazil Bank	143,993	109,940	34,053	7,689	(127)	(4,522)
Korea BTL Infrastructure Fund	651,973	255	651,718	33,747	30,687	30,687
Woori Fund Service Co., Ltd.	2,694	532	2,162	5,035	(270)	(270)
Woori Bank Principal and Interest Guaranteed Trust	1,389,082	1,361,177	27,905	51,640	(293)	(293)
SPEs under consolidation	573,737	1,053,530	(479,793)	41,619	(58,662)	(65,385)
Beneficiary certificates under consolidation	2,142,185	30,885	2,111,300	47,273	32,678	29,816

< December 31, 2012 >

Subsidiaries	Assets	Liabilities	Equity	Revenue	Net income (loss)	Total comprehensive income (loss)
Woori Credit Information Co., Ltd.	30,917	4,137	26,780	36,624	2,963	2,963
Woori America Bank	1,078,995	948,637	130,358	47,805	3,253	(6,555)
PT. Bank Woori Indonesia	662,720	503,895	158,825	82,658	16,133	(5,842)
Woori Global Market Asia Limited	181,104	130,798	50,306	8,100	1,082	(2,699)
Woori Bank China Limited	3,036,392	2,620,385	416,007	207,135	14,838	(16,862)
ZAO Woori Bank	214,258	190,941	23,317	10,960	2,631	2,180
Woori Brazil Bank	22,336	1,810	20,526	1,321	(424)	(5,470)
Korea BTL Infrastructure Fund	584,144	226	583,918	30,756	28,122	28,122
Woori Fund Service Co., Ltd.	2,952	520	2,432	4,592	75	75
Woori Bank Principal and Interest Guaranteed Trust	1,359,282	1,359,282	—	71,618	—	—
SPEs under consolidation	717,865	1,131,759	(413,894)	37,862	(85,344)	(85,752)
Beneficiary certificates under consolidation	2,136,045	92,238	2,043,807	75,298	56,221	54,986

6)	The structured entities where the Group has financial interests on involvement, such as:

•	Structured entity for the securitization of financial assets

The structured entity is established for the purpose of securitization of project financing loans, corporate bonds, and other financial assets. The Group is involved with the structured entity through providing with credit facility over asset-backed commercial papers issued by the entity, originating loans directly to the structured entity, or purchasing 100% of the subordinated debts issued by the structured entity.

•	Security investments structured entity

The structured entity is established for the purpose of investments in securities. The Group acquires beneficiary certificates through its contribution of fund to the structured entity, and it is exposed to the risk that it may not be able to recover its fund depending on the result of investment performance of asset managers of the structured entity.

•	Money trust under the Trust Business Act

The Group provides with financial guarantee of principal and interest or principal only to some of its trust products. Due to the financial guarantees, the Group may be obliged to supplement when the principal and interest or principal of the trust product sold is short of the guaranteed amount depending on the result of investment performance of the trust product.

7)	The details of the limitations with regard to the transfer of assets or the redemption of liabilities within the Group are provided below.

Some subsidiaries are regulated by the rules of the jurisdictions in which they were incorporated with regard to funding or management of deposits. Also, there is a limitation consisting in the fact that they must have pre-approval from their regulators in case of remittance of earnings to the Parent Company

8)	The Group has entered into various agreements with structured entities such as asset securitization vehicles, structured finance and investment funds. The Group has no controlling power over those structured entities, which is determined in accordance with K-IFRS 1110. As therefore, those structured entities are not consolidated to the Group. They are classified as three categories, asset securitization vehicles, structured finance and investment fund, based on nature and purpose of their investments and risk exposed to the Group.

Asset securitization vehicle issues asset-backed securities and redeems the principal and interest or distributes dividends on asset-backed securities with profits from collecting cash flows or sale of securitized assets. The Group, as a secondary guarantor, provides purchase commitments for its asset-backed securities or guarantees to such asset securitization vehicle and recognizes commission income or interest incomes related to the commitment or guarantees. As therefore, the Group would be exposed to risks to purchase or pay-back asset-backed securities issued by the vehicles when a primary guarantor fails to provide the financing asset securitization vehicles.

Structured finance includes investments in project financing on real estates, social overhead capital (“SOC”), infrastructure and shipping finance. They are formed as special purpose entity by funding through equity investments and loans from various investors. Investment decisions are made by the Group based on business outlook of such projects. In relation to such investments, the Group recognizes interest incomes on loans, gains or losses on valuation of equity investments or dividend income. The structured finance is secured by additional funding agreement, guarantee or credit facilities. However, the structured financing project would fail to return the capital of equity investments or principal of loans to the Group if it is discontinued or did not achieve business outcome.

Investment funds include trusts and private equity funds. A trust is formed by contributions from various investors, operated by a manager engaged to the trust and distributed proceeds from sales of investments to the investors. A private equity fund is established in order to acquire ownership interests in a portfolio company with exit strategy after implementing financial and operational restructuring of the company. The Group recognizes unrealized gains or losses on change in value of investments in proposition of ownership interests in investments. The Group would be exposed to risks of loss when the value of portfolio investment is decreased.

Total asset of the unconsolidated structured entities, carrying value of the related items recorded, maximum exposure to risks, and loss recognized for the year ended December 31, 2013 are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Asset Securitization vehicle	Structured Finance	Investment Funds
Total asset of the unconsolidated structured entities	7,819,335	22,969,448	4,063,207
Assets recognized in the consolidated financial statements related to the unconsolidated structured entities	451,950	2,579,950	855,225
Loans and receivables	90,500	2,592,627	—
(Provision for credit loss)	(221)	(218,591)	—
AFS financial assets	—	155,246	582,389
HTM financial assets	361,576	—	—
Investments in associates	—	—	272,836
Derivative assets	95	50,668	—
Liabilities recognized in the consolidated financial statements related to the unconsolidated structured entities	17,901	1,321	12
Other liabilities (Provision)	17,901	1,321	12
Maximum exposure to risks	2,394,611	3,228,200	909,825
Investments	451,950	2,579,949	855,225
Purchase agreements	511,280	—	—
Credit facilities	1,309,881	365,958	54,600
Other agreements	121,500	282,293	—
Loss recognised on unconsolidated structured entities	—	22,142	3,747

The maximum exposure to risks includes the asset recognized in the financial statement of the Group, purchase agreements, credit facilities and other agreements related to the unconsolidated structured entities.

2.	SUMMARY OF SIGNIFICANT BASIS OF PREPARATION AND ACCOUNTING POLICIES

The Group has adopted Korean International Financial Reporting Standards (“K-IFRS”) for the annual periods beginning on January 1, 2011.

The Group’s consolidated financial statements have been prepared based on the historical cost method except for specific non-current assets and certain financial assets or liabilities reported at fair value. The historical cost is generally measured by fair value of acquired assets.

The consolidated financial statements of the Group were approved by the board of directors on February 28, 2014.

(1)	The Group has newly adopted the following new standards and interpretations that made changes in accounting policies.

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’

The amendments of K-IFRS 1001 relate to the separate presentation of other comprehensive income items that would not be reclassified as net income subsequently or would be reclassified as net income under specific circumstances. The amendments have effect on the presentation of consolidated financial statements and no effects on the financial position and financial performance. The Group applied the amendments retrospectively and restated the comparative consolidated financial statements.

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments to K-IFRS 1019 relate to the elimination of the ‘corridor approach’ permitted under the previous version of K-IFRS 1019. Accordingly, the actuarial gains or losses are recognized in other comprehensive income immediately. The amendments replace the expected return on plan assets with a net interest cost based on the net defined benefit asset or liability. The expected return on plan assets is included in the net interest on the net defined benefit liability (asset). The past service costs incurred under changes of plans are recognized at the earlier of the dates when the plan amendment or curtailment occurs and when the entity recognizes related restructuring costs or termination benefits.

The Group applied the amendments retrospectively and restated the comparative consolidated financial statements.

As a result, other equity decreased by ￦13,420million and ￦62,246 million and retained earnings increased by ￦13,420million and ￦62,246 million in the consolidated statements of financial position as of January 1, 2012 and December 31, 2012, respectively. Net income increased by ￦48,826 million and other comprehensive income decreased by ￦48,826 million in the comparative consolidated statement of comprehensive income for the year ended December 31, 2012.

Amendments to K-IFRS 1107 ‘Financial Instruments: Disclosures’

The amendments to K-IFRS 1107 are mainly focusing on presentation of the offset between financial assets and financial liabilities. Irrespective of whether they meet the offset requirement of financial assets and financial liabilities in accordance with K-IFRS 1032, the amendments to K-IFRS 1107 require disclosing offsetting agreements and related information which are legally enforced by master netting agreements or similar agreements. The Group does not hold the offset financial instruments in accordance with K-IFRS 1032 and does not have a master netting arrangement or similar agreements, therefore the amendments have no significant effect on the Group’s consolidated financial statements.

Enactment of K-IFRS 1110 ‘Consolidated Financial Statements’

K-IFRS 1110 replaces the requirements and guidance in K-IFRS 1027 and K-IFRS 2012 relating to the consolidated financial statements.

K-IFRS 1110 uses the concept of ‘control’ as the determining factor in assessing whether an investee is a subsidiary. Under K-IFRS 10, an investor controls an investee when the investor is exposed, or has right, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Extensive application guidance is provided to assist in the determination as to whether an investor has power over an investee in complex scenarios.

In accordance with transitional provision of K-IFRS 1110, the financial statements for earlier comparative periods are restated, to ensure conformity with the conclusion of K-IFRS 1110, unless it is impracticable to do so. At the date of initial application, a reporting entity that has no change in consolidation is not required to make adjustments to the previous accounting policy.

After reviewing the changes in scope of consolidation resulted from the adoption of K-IFRS 1110, the Group determined that Principle Guaranteed Trust and five structured entities, including Deogi Dream Fourth Co., Ltd., became included in the scope of consolidation. As the Group is a trustee of Principal Guaranteed Trust, trustee holds power, and when entrusted property does not reach its principal, it is exposed to the significant variable returns to losses. Since it has the ability to influence such benefit, it satisfies the definition of in K-IFRS 1110, and the five structured entities are under the case in which the Group directly provides credit due to the lack of securitization of non-performing assets. As a provider of credit-related activities, it holds power and is exposed to significant variable returns. Since it has influence over the benefits, it satisfies the definition of control in K-IFRS 1110. In addition, the Group concluded that due to the adoption of K-IFRS 1110, Golden Bridge Sidus FNH Video and two other structured entities, which were originally consolidated through the original standard K-IFRS 2012 ‘Consolidation: Special Purpose Entities’ have been excluded from the scope of consolidation. Since the Group does not have power over the three structured entities including Golden Bride Sidus FNH Video, it does not meet the definition of control in K-IFRS 1110.

1)	Newly consolidated entities in adoption of K-IFRS 1110 are as follows.

Company	Location	Main business	Percentage of ownership (%)
Woori Bank Principal Guaranteed Trust	Korea	Trust	—
Deogi Dream Fourth Co., Ltd.	Korea	Asset Securitization	—
Guam Emerald LLC.	Korea	Asset Securitization	—
Jeonju iwant LLC.	Korea	Asset Securitization	—
Wonju iwant LLC.	Korea	Asset Securitization	—
Heights 3rd Co., Ltd.	Korea	Asset Securitization	—

2)	Deconsolidated entities in adoption of K-IFRS 1110 are as follows.

Company	Location	Main business	Percentage of ownership (%)
Golden Bridge Sidus FNH Video	Korea	Securities investment	58.8
Golden Bridge NHN Online Private Equity Investment	Korea	Securities investment	60.0
Woori CS Ocean Bridge 7th	Korea	Securities investment	61.1

Enactment of K-IFRS 1111 ‘Joint Arrangement’

K-IFRS 1111 classifies joint arrangements of which two or more parties have joint control into two types, joint operations and joint ventures depending on the rights and obligations of the parties to the arrangements. A joint operation is a joint arrangement whereby the parties have rights to the joint assets, and obligations for the joint liabilities. A joint venture is a joint arrangement whereby the parties have rights to the net assets of the arrangement. In case of joint operation, joint operator accounts for its share of the joint assets, liabilities, revenues, and expenses. In case of joint venture, joint venture account for its investment using equity method. The adoption of the enactment has no effect on the Group’s consolidated financial statements.

Enactment of K-IFRS 1112 ‘Disclosure of Interest in Other Entities’

The enactment of K-IFRS 1112 establishes disclosures requirements for entities that have an interest in a subsidiary, a joint arrangement, an associate or an unconsolidated structured entity. The standard requires that the nature of, and risks associated with, its interests in other entities, the effects of those interests on its consolidated financial position, comprehensive income and cash flows. The adoption of the enactment has no significant effect on the Group’s consolidated financial statements.

Enactment of K-IFRS 1113 ‘Fair Value Measurement’

The enactment of K-IFRS 1113 establishes a single source of guidance for fair value measurements and disclosures about fair value measurements. K-IFRS 1113 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When measuring fair value, an entity uses the assumptions that market participants would use when pricing the asset or liability under current market conditions. The standard explains that a fair value measurement requires an entity to determine the following the particular asset or liability being measured, the market in which an orderly transaction would take place for the asset or liability, the appropriate valuation technique(s) used when measuring fair value. The standard requires extensive disclosures related to fair value measurement. The adoption of the enactment has no significant effect on the Group’s consolidated financial statements.

The effect from the implementation of new accounting standards on the consolidated financial statements are as followings (Unit: Korean Won in millions):

a.	Consolidated statements of financial position

	December 31, 2012
	Reported	Adjustment	Restated
Cash and cash equivalents	4,593,150	586	4,593,736
Financial assets at fair value through profit or loss	9,855,553	1,133,683	10,989,236
Available-for-sale financial assets	14,484,530	4,017	14,488,547
Held-to-maturity financial assets	14,341,506	—	14,341,506
Loans and receivables	200,049,106	159,219	200,208,325
Investments in associates	550,332	—	550,332
Investment Properties	346,182	—	346,182
Premises and equipment	2,385,680	—	2,385,680
Intangible assets	108,920	—	108,920
Other assets	178,460	132	178,592
Current tax assets	1,882	472	2,354
Deferred tax assets	82,397	183	82,580
Derivative assets	269,414	—	269,414
Assets held-for-sale	1,239	—	1,239

Total assets	247,248,351	1,298,292	248,546,643

Financial liabilities at fair value through profit or loss	3,468,696	—	3,468,696
Deposits due to customers	168,007,679	1,208,576	169,216,255
Borrowings	17,445,898	1,032	17,446,930
Debentures	17,841,978	—	17,841,978
Provisions	645,378	—	645,378
Current tax liabilities	136,517	—	136,517
Other financial liabilities	20,721,110	50,634	20,771,744
Other liabilities	383,677	1	383,678
Deferred tax liabilities	7,697	9,002	16,699
Derivative liabilities	23,827	—	23,827

Total liabilities	228,682,457	1,269,245	229,951,702

Owner’s equity:	18,558,283	29,047	18,587,330
Non-controlling interests	7,611	—	7,611

Total equity	18,565,894	29,047	18,594,941

Total liabilities and equity	247,248,351	1,298,292	248,546,643

	January 1, 2012
	Reported	Adjustment	Restated
Cash and cash equivalents	5,389,267	841	5,390,108
Financial assets at fair value through profit or loss	11,317,845	1,180,881	12,498,726
Available-for-sale financial assets	14,670,607	12,184	14,682,791
Held-to-maturity financial assets	15,400,425	—	15,400,425
Loans and receivables	191,909,032	139,296	192,048,328
Investments in associates	376,337	—	376,337
Investment Properties	349,459	—	349,459
Premises and equipment	2,345,960	—	2,345,960
Intangible assets	147,387	—	147,387
Other assets	225,530	2	225,532
Current tax assets	2,393	689	3,082
Deferred tax assets	9,249	(322)	8,927
Derivative assets	326,413	—	326,413
Assets held-for-sale	2,258	—	2,258

Total assets	242,472,162	1,333,571	243,805,733

Financial liabilities at fair value through profit or loss	3,509,566	—	3,509,566
Deposits due to customers	164,092,476	1,360,648	165,453,124
Borrowings	19,174,642	1,032	19,175,674
Debentures	19,811,813	—	19,811,813
Provisions	607,612	(1)	607,611
Current tax liabilities	206,367	(1)	206,366
Other financial liabilities	16,346,969	(65,698)	16,281,271
Other liabilities	444,549	2	444,551
Deferred tax liabilities	126,446	8,995	135,441
Derivative liabilities	25,582	—	25,582

Total liabilities	224,346,022	1,304,977	225,650,999

Owner’s equity:	18,118,198	28,594	18,146,792
Non-controlling interests	7,942	—	7,942

Total equity	18,126,140	28,594	18,154,734

Total liabilities and equity	242,472,162	1,333,571	243,805,733

b.	Consolidated income statement

	For the year ended December 31, 2012
	Reported	Adjustment	Restated (*)
OPERATING INCOME
Net interest income :
Interest income	11,436,460	51,433	11,487,893
Interest expense	(5,824,506)	(28,922)	(5,853,428)

	5,611,954	22,511	5,634,465

Net fees and commissions income :
Fees and commissions income	1,040,633	(14,034)	1,026,599
Fees and commissions expense	(541,886)	(188)	(542,074)

	498,747	(14,222)	484,525

Dividend income	94,847	—	94,847

Gain (loss) on financial instruments at fair value through profit or loss	(355,739)	(5,200)	(360,939)

Gain on available-for-sale financial assets	552,325	463	552,788

Impairment losses for loans, other receivables, guarantees and unused commitments	(1,797,702)	(594)	(1,798,296)

General and administrative expenses	(2,727,640)	64,415	(2,663,225)

Net other operating income (expenses)	(177,835)	(2,250)	(180,085)

	1,698,957	65,123	1,764,080

NON-OPERATING INCOME	76,328	(1,987)	74,341

NET INCOME BEFORE INCOME TAX EXPENSE	1,775,285	63,136	1,838,421

INCOME TAX EXPENSE	(326,710)	(14,794)	(341,504)

NET INCOME	1,448,575	48,342	1,496,917

Net income attributable to the owner	1,447,904	48,342	1,496,246
Net income attributable to the non-controlling interests	671	—	671

(*)	Profit or loss from discontinued operations is included.

c.	Consolidated statements of cash flows

	For the year ended December 31, 2012
	Reported	Adjustment	Restated (*)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	1,448,575	48,342	1,496,917
Adjustment to net income:
Interest income	(11,436,325)	(51,568)	(11,487,893)
Interest expense	5,824,506	28,922	5,853,428
Dividend income	(94,847)	—	(94,847)
Income tax expense	326,711	14,793	341,504

	(5,379,955)	(7,853)	(5,387,808)

Additions of expenses not involving cash outflows:
Impairment losses for loans, other receivables, guarantees and unused commitments	1,797,702	594	1,798,296
Retirement benefits	152,920	(64,415)	88,505
Loss on derivatives for hedging	49,956	—	49,956
Loss on fair value hedged items	43,817	—	43,817
Loss on valuation of investments in associates	11,389	—	11,389
Loss on disposals of investments in associates	167	—	167
Loss on disposals of premises and equipment, intangible assets and investment properties	346	—	346
Depreciation and amortization of premises and equipment, intangible assets and investment properties	135,406	—	135,406
Impairment loss on premises and equipment, intangible assets and investment properties	1,942	—	1,942
Provisions	27,652	(1,143)	26,509

	2,221,297	(64,964)	2,156,333

Deductions of revenues not involving cash inflows:
Gain on available-for-sale financial assets	552,325	463	552,788
Gain on derivatives for hedging	39,232	—	39,232
Gain on fair value hedged items	43,879	—	43,879
Gain on valuation of investments in associates	38,815	—	38,815
Gain on disposals of investments in associates	25,102	—	25,102
Gain on disposals of premises and equipment, intangible assets and investment properties	1,549	—	1,549
Reversal of impairment loss on premises and equipment, intangible assets and investment properties	2,342	(1,986)	356
Provisions	3,141	—	3,141

	706,385	(1,523)	704,862

Changes in operating assets and liabilities:
Financial instruments at fair value through profit or loss	1,421,421	47,687	1,469,108
Loans and receivables	(9,338,842)	83,661	(9,255,181)
Other assets	33,735	221	33,956
Deposits due to customers	3,912,425	(152,071)	3,760,354
Provisions	(143,743)	—	(143,743)
Other financial liabilities	4,487,718	(10,439)	4,477,279
Other liabilities	(12,642)	(175)	(12,817)

	360,072	(31,116)	328,956

Interest income received	11,499,254	54,075	11,553,329
Interest expense paid	(5,917,345)	47,175	(5,870,170)
Dividend received	94,848	—	94,848
Income taxes paid	(444,888)	—	(444,888)

Net cash provided by operating activities	3,175,473	47,182	3,222,655

	For the year ended December 31, 2012
	Reported	Adjustment	Restated (*)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash in-flows from investing activities:
Disposals of available-for-sale financial assets	17,389,744	—	17,389,744
Disposals of held-to-maturity financial assets	9,795,378	—	9,795,378
Disposals of investments in associates	15,171	—	15,171
Disposals of premises and equipment	7,539	—	7,539
Disposals of intangible assets	566	—	566
Disposals of assets held-for-sale	1,725	—	1,725

	27,210,123	—	27,210,123

Cash out-flows from investing activities:
Acquisitions of available-for-sale financial assets	17,518,312	—	17,518,312
Acquisitions of held-to-maturity financial assets	9,024,781	—	9,024,781
Acquisitions of investments in associates	59,918	—	59,918
Acquisitions of premises and equipment	131,850	—	131,850
Acquisitions of intangible assets	9,423	—	9,423
Decrease in hedging derivatives	1,708	228	1,936

	26,745,992	228	26,746,220

Net cash provided by investing activities	464,131	(228)	463,903

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash in-flows from financing activities:
Issue of borrowings	3,977,649	—	3,977,649
Issue of debentures	5,390,611	—	5,390,611
Increase in hedging derivatives	91,397	(91,397)	—

	9,459,657	(91,397)	9,368,260

Cash out-flows from financing activities:
Repayment of borrowings	5,707,281	—	5,707,281
Repayment of debentures	7,367,677	—	7,367,677
Decrease in hedging derivatives	44,187	(44,187)	—
Dividends paid	609,251	—	609,251

	13,728,396	(44,187)	13,684,209

Net cash used in financing activities	(4,268,739)	(47,210)	(4,315,949)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(166,981)	—	(166,981)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(796,116)	(256)	(796,372)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR	5,389,267	841	5,390,108

CASH AND CASH EQUIVALENTS, END OF THE YEAR	4,593,151	585	4,593,736

(2)	The Group has not applied the following K-IFRSs that have been issued but are not yet effective:

Amendments to K-IFRS 1032 ‘Financial Instruments: Presentation’

The amendments to K-IFRS 1032 clarify the requirement for the offset presentation of financial assets and financial liabilities. The right to offset is unconditional to future events and can be exercised always during the contract periods. The right to offset is executable even in the case of default or insolvency. The amendments to K-IFRS 1032 are effective for the annual periods beginning on or after January 1, 2014.

Amendments to K-IFRS 1039 – Financial Instruments: Recognition and Measurement

The amendments to K-IFRS 1039 allows the continuation of hedge accounting when a derivative is novated to a clearing counterparty or entity acting in a similar capacity and certain conditions are met. The amendments to K-IFRS 1039 are effective for annual periods beginning on or after January 1, 2014.

Amendments to K-IFRS 1110, K-IFRS 1112 and K-IFRS 1027 Investment Entities

The amendments introduce an exception to the principle under K-IFRS 1110 that all subsidiaries shall be consolidated and require a reporting entity that meets the definition of an investment entity not to consolidate its subsidiaries but instead to measure its subsidiaries at fair value through profit or loss in its consolidated and separate financial statements. In addition, consequential amendments have been made to K-IFRS 1112 and K-IFRS 1027 to introduce new disclosure requirements for investment entities. The investment entities amendments are effective for annual periods beginning on or after January 1, 2014.

K-IFRS 2121 Levies

K-IFRS 2121 defines a levy as a payment to a government for which an entity receives no specific goods or services. The interpretation requires that a liability is recognized when the obligating event occurs. The obligating event is the activity that triggers payment of the levy and is typically specified in the legislation that imposes the levy. The interpretation is effective for annual periods beginning on or after January 1, 2014.

The list above does not include some other amendments such as the Amendments to K-IFRS 1036 relating to recoverable amount disclosures for non-financial assets that are effective from January 1, 2014 with earlier application permitted.

The Group is in the process of evaluating the impact on the financial statements upon the application of new and revised K-IFRSs that have been issued but are not yet effective.

(3)	Others

1)	Change in presentation of employee benefits in general and administrative expenses

Certain fringe benefits, which were considered as short term employee benefits and previously included in other general and administrative expenses, are separately presented as an item of salaries in general and administrative expenses. The impact from the reclassification is incorporated in the comparative other general and administrative expenses. Such changes in presentation of employee benefits have no effect on the net assets and net income of the Group.

The changes in presentation of consolidated financial statements for the year ended December 31, 2012, are as follows (Unit: Korean Won in millions):

	Reported	Adjustment	Restated (*)
Employee benefits	1,247,956	259,185	1,507,141
Depreciation and amortization	131,970	—	131,970
Other general and administrative expenses	1,347,714	(259,185)	1,088,529

	2,727,640	—	2,727,640

(*)	The effects of the application of K-IFRS 1019 ‘Employee Benefits’ are not included but profit and loss from discontinued operations is included above.

2)	Net income for financial assets and financial liabilities designated at ‘fair value through profit or loss’ (“FVTPL”)

The Group has reclassified ￦329,005 million from financial liabilities held for trading (equity derivative liabilities) to financial liabilities designated at FVTPL (equity compound financial instruments) that are shown in Note 20 in order to facilitate the comparison between financial statements. As a result of the reclassification, loss from financial liabilities designated at FVTPL (compound financial instruments) increased by ￦34,991 million and loss from financial liabilities held for trading (loss from equity derivatives) decreased by ￦34,991 million for the year ended December 31, 2012, that is shown in Note 36. The reclassification has no impact on the net assets and net income of the Group as of December 31, 2012 and for the year ended in December 31, 2012.

(4)	Basis of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including structured entities) controlled by the Company (and its subsidiaries). Control is achieved where the Company 1) has the power over the investee, 2) is exposed, or has rights, to variable returns from its involvement with the investee, and 3) has the ability to use its power to affect its returns. The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

•	The size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders,

•	Potential voting rights held by the Company, other vote holders or other parties

•	Rights arising from other contractual arrangements

•	Any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Income and expenses of subsidiaries acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary. Profit or loss and each component of other comprehensive income are attributed to the owner of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owner of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intra-group transactions and, related assets and liabilities, income and expenses are eliminated in full on consolidation.

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owner of the Company.

When the Group loses control of a subsidiary, a gain or loss on disposal is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When assets of the subsidiary are carried at revalued amounts or fair values and the related cumulative gain or loss has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income and accumulated in equity are accounted for as if the Company had directly disposed of the relevant assets (i.e. reclassified to profit or loss or transferred directly to retained earnings). The fair value of any investment retained in the former subsidiary at the date when control is lost is recognized as the fair value on initial recognition for subsequent accounting under K-IFRS 1039 Financial Instruments: Recognition and Measurement or, when applicable, the cost on initial recognition of an investment in an associate or a joint venture.

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Acquisition-related costs are generally recognized in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value at the acquisition date, except that:

•	Deferred tax assets or liabilities and liabilities or assets related to employee benefit arrangements are recognized and measured in accordance with K-IFRS 1012 Income Taxes and K-IFRS 1019 Employee Benefits respectively;

•	Liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with K-IFRS 1102 Share-based Payment at the acquisition date; and

•	Assets (or disposal groups) that are classified as held for sale in accordance with K-IFRS 1105 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard.

Goodwill is measured as the excess of the sum of: a) the consideration transferred, b) the amount of any non-controlling interests in the acquiree, and c) the fair value of the acquirer’s previously held equity interest in the acquiree (if any); over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of: a) the consideration transferred, b) the amount of any non-controlling interests in the acquiree, and c) the fair value of the acquirer’s previously held interest in the acquiree (if any); the excess is recognized immediately in profit or loss as a bargain purchase gain.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement basis is made on a transaction-by-transaction basis. Other types of non-controlling interests are measured at fair value or, when applicable, on the basis specified in another K-IFRS.

When the consideration transferred by the Group in a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Changes in the fair value of the contingent consideration that qualify as measurement period adjustments are adjusted retrospectively, with corresponding adjustments against goodwill. Measurement period adjustments are adjustments that arise from additional information obtained during the ‘measurement period’ (which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date.

The subsequent accounting for changes in the fair value of the contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with K-IFRS 1039 Financial Instruments: Recognition and Measurement, or K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognized in profit or loss.

When a business combination is achieved in stages, the Group’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date (i.e. the date when the Company obtains control) and the resulting gain or loss, if any, is recognized in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are reclassified to profit or loss where such treatment would be appropriate if that interest were disposed of.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Group reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period (see above), or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

(5)	Investments in associates

An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment is classified as held for sale, in which case it is accounted for in accordance with K-IFRS 1105 Non-current Assets Held for Sale and Discontinued Operations. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Group’s share of the profit or loss and other comprehensive income of the associate. When the Group’s share of losses of an associate exceeds the Group’s interest in that associate (which includes any long-term interests that, in substance, form part of the Group’s net investment in the associate), the Group discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Group’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of an associate recognized at the date of acquisition is recognized as goodwill, which is included within the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities over the cost of acquisition, after reassessment, is recognized immediately in profit or loss.

Upon disposal of an associate that results in the Group losing significant influence over that associate, any retained investment is measured at fair value at that date and the fair value is regarded as its fair value on initial recognition as a financial asset in accordance with K-IFRS 1039. The difference between the previous carrying amount of the associate attributable to the retained interest and its fair value is included in the determination of the gain or loss on disposal of the associate. In addition, the Group accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis we would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, the Group reclassifies the gain or loss from equity to profit or loss (as reclassification adjustment) when it loses significant influence over that associate.

When the Group reduces its ownership interest in an associate but the Group continues to use the equity method, the Group reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities. In addition, the Group applies K-IFRS 5 to a portion of investment in an associate that meets the criteria to be classified as held for sale.

The requirements of K-IFRS 1039 Financial Instruments: Recognition and Measurement are applied to determine whether it is necessary to recognize any impairment loss with respect to the Group’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with K-IFRS 1036 Impairment of Assets by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with K-IFRS 1036 to the extent that the recoverable amount of the investment subsequently increases.

When a group entity transacts with an associate of the Group, profits and losses resulting from the transactions with the associate are recognized in the Group’s consolidated financial statements only to the extent of interests in the associate that are not related to the Group.

(6)	Segment reporting

An operating segment is the level of business activity at which management reports to chief operating decision maker, for decision making purposes. In addition, the chief operating decision maker is responsible for evaluating the resources distributed to and the performance of an operating segment.

(7)	Accounting for foreign currencies translations

1)	Functional currency and presentation currency

The individual financial statements of each entity in the Group are presented in the currency of the primary economic environment in which the entity operates (“functional currency”). The consolidated financial statements are expressed in Korean Won.

2)	Translation of foreign currency transactions and balances at the end of reporting period

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Exchange differences on monetary items that qualify as hedging instruments in a cash flow hedge and form part of the Group’s net investment in a foreign operation are recognized in equity.

The Group is recognizing amortization and exchange rate variation effect as gains or losses of current period and the variation on the fair value as other comprehensive income or loss, respectively, both of which are effect of monetary securities of foreign currencies classified as available-for-sale financial instruments. And the Group is recognizing the variation on fair value and exchange rate variation effect of non-monetary securities of foreign currencies classified as available-for-sale financial asset, as other comprehensive income or loss.

3)	Foreign currencies translation

Financial position and operating results of the Group are translated into the Group’s reporting currency as follows:

Description
Statement of consolidated financial position	The assets and liabilities are translated at the exchange rate prevailing at the end of the reporting period. Equity is translated at exchange rate at the time of acquisition.

Statement of consolidated comprehensive income	The statement of consolidated comprehensive income is translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used.

(8)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(9)	Financial assets and financial liabilities

1)	Classification of financial assets

Financial assets are classified into the following categories depending on the nature and purpose of possession: financial assets at FVTPL, loans and receivables, available-for-sale (“AFS”) financial assets, and held-to-maturity (“HTM”) investments.

a)	Financial assets at FVTPL

Financial assets are classified at FVTPL when the financial asset is either held for trading or designated at FVTPL. A financial asset is classified as held for trading if it meets one of the following criteria:

•	acquired or incurred principally to sell or repurchase during a short period of time;

•	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking; or

•	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument).

A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

•	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and in accordance with K-IFRS 1039 “Financial Instruments: Recognition and Measurement”, permits the entire hybrid (combined) contract to be designated as at FVTPL.

Financial assets at FVTPL are recognized at fair value and gains and losses from the assets are recognized in net income as they arise.

b)	AFS financial assets

AFS financial assets are those non-derivatives financial assets that are either designated as AFS financial assets or are not classified as ‘financial assets at FVTPL’, ‘HTM investments’ or ‘loans and receivables’

c)	HTM financial assets

Non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Group has the positive intent and ability to hold to maturity are classified as HTM financial assets.

d)	Loans and receivables

Non-derivative financial assets with fixed or determinable repayments that are not quoted in an active market are classified as loans and receivables, except those that are classified as AFS or as held-for-trading, or designated as at FVTPL.

2)	Classification of financial liabilities

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities measured at amortized cost.

a)	Financial liabilities at FVTPL

Financial liabilities are classified at FVTPL when the financial liabilities is either held for trading or designated as at FVTPL. A financial liability is classified as held for trading if it meets one of the following criteria:

•	acquired or incurred principally for the purpose of selling or repurchasing it in the near term;

•	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking; or

•	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument).

A financial liability other than a financial liability held for trading may be designated as at FVTPL upon initial recognition if:

•	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

•	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

•	it forms part of a contract containing one or more embedded derivatives, and K-IFRS 1039 “Financial Instruments: Recognition and Measurement” permits the entire hybrid (combined) contract to be designated as at FVTPL.

b)	Financial liabilities measured at amortized costs

Financial liabilities that are not classified as at FVTPL are measured at amortized costs. Deposits and debt securities that are not designated as at FVTPL are classified as financial liabilities measured at amortized costs.

3)	Recognition and Measurement

Standard trading transaction of a financial asset is recognized at the date of transaction when the Group becomes a party to the contractual provisions of the asset. All types of financial instruments, except financial assets/liabilities at FVTPL, are measured at fair value at initial recognition plus transaction costs that are directly attributable to the acquisition (issuance). Financial assets/liabilities at FVTPL are initially recognized at fair value and transaction costs directly attributable to the acquisition (issuance) are recognized in the consolidated statements of comprehensive income.

Financial assets/liabilities at FVTPL and AFS financial assets are subsequently measured at fair value. HTM financial assets, loans and receivables, and other financial liabilities are measured at amortized costs using the effective interest method.

Interest income and expense in accordance with financial assets and liabilities are recognized in net income on an accrual basis using the effective interest method.

Gains or losses arising from changes in the fair value of the financial assets/liabilities at FVTPL are presented in the consolidated statements of comprehensive income during the period in which they arise. Changes in the fair value of AFS financial assets are measured in other comprehensive income.

Dividends income of financial assets at FVTPL and AFS financial assets is recognized in net income when the Group’s right to receive the dividend is established.

AFS financial assets recognize cumulative fair value adjustment, which is previously recognized in the equity, in net income when disposing of assets or recognizing impairment loss.

4)	Derecognition of financial assets and liabilities

The Group derecognizes a financial asset when the contractual right to the cash flows from the asset is expired, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another company. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulated gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

On derecognition of a financial assets other than in its entirety (e.g. when the Group retains an option to repurchase part of a transferred asset, or it retains a residual interest and such an retained interest indicates that the transferor has neither transferred nor retained substantially all the risks and rewards of ownership and has retained control of the transferred asset), the Group allocates the previous carrying amount of the financial asset between the part it continues to recognize under continuing involvement, and the part it no longer recognizes on the basis of the relative fair value of those parts on the date of the transfer. The difference between the carrying amount allocated to the part that is no longer recognized and the sum of the consideration received for the part that is no longer recognized and any cumulative gain or loss allocated to it that had been recognized in other comprehensive income is recognized in profit or loss. A cumulative gain or loss that had been recognized in other comprehensive income is allocated between the part that continues to be recognized and the part that is no longer recognized on the basis of the relative fair value of those parts.

The Group derecognizes the financial liability, when Group’s obligations are discharged, canceled or expired. The difference between paid cost and the carrying amount of financial liabilities is recorded in profit or loss.

(10)	Offsetting financial instruments

Financial assets and liabilities are presented net in the consolidated statements of financial position when the Group has an enforceable legal right to set off and an intention to settle on a net basis or to realize an asset and settle the liability.

(11)	Impairment of financial assets

1)	Assets carried at amortized costs

The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset (or a group of financial assets) is impaired. A financial asset (or a group of financial assets) is regarded as impaired when there is objective evidence of impairment loss as a result of one or more events (hereinafter the “loss event”) that occurred after the initial recognition and the loss event has an impact on the estimated future cash flows of the financial asset.

The criteria used to determine whether there is objective evidence of impairment include:

•	significant financial difficulty of the issuer or obligor;

•	a breach of contract, such as a default or delinquency in interest or principal payments;

•	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

•	it becoming probability that the borrower will enter bankruptcy or financial re-organization;

•	the disappearance of an active market for the financial asset due to financial difficulties; or

•	observable data indicating that there is a measurable decrease in the estimated future cash flows of a group of financial assets after initial recognition, although the decrease in the estimated future cash flows of individual financial assets included in the group is not identifiable.

For individually significant financial assets, the Group assesses whether objective evidence of impairment exists individually, and it assesses for impairment of financial assets that are not significant on an individual or collective basis. If there is no objective evidence of impairment exists for financial assets individually assessed, the Group includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets for which the Group recognizes impairment based on an individual assessment or impairment loss is continuously recognized are not subject to a collective impairment assessment.

The amount of impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that are not yet incurred), which is discounted at the financial asset’s original effective interest rate. The amount of loss is reduced directly from the asset’s carrying value or by using a provision account, and it is recognized in net income.

For loans and receivables or HTM financial assets with the variable interest rate, the current effective interest rate, which is determined under the contract, is used to measure impairment loss.

Whether collateral inflow is probable or not, the present value of the estimated future cash flows of collateralized financial asset is calculated as the cash flows, which may arise from collateral inflow, less costs of acquiring and selling collateral.

Future cash flows for a group of financial assets that are collectively assessed for impairment are estimated based on the historical loss experience of assets having credit risk characteristics, similar to those in the group of financial assets. If the historical loss experience is not enough or not existed, similar corporation’s comparable historical loss experience of a group of financial assets is used. The effects of current conditions that do not have an impact in the historical loss experience period are reflected, and the historical loss experience is adjusted based on the current observable data in order to remove the effects of conditions that currently do not exist but existed in the historical loss experience period.

For a collective assessment on impairment, financial assets are classified based on similar credit risk characteristics (i.e. based on the assessment of credit risk or grading process, considering asset type, industry, geographical location, collateral type, past-due status, and other relevant elements) indicating the debtor’s ability to pay all amounts of debt under the contractual terms. These characteristics are relevant to the estimation of future cash flows for groups of such assets as being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

When estimating the changes in future cash flows, observable data (i.e. an impairment loss arising from a pool of assets, an unemployment rate indicating the loss and its parameter, asset price, product price, or payment status) needs to be consistently reflected. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce the difference between loss estimates and actual loss experience.

When the amount of impairment loss decreases subsequently and the decrease is related to an event occurred after the impairment is recognized (i.e. an improvement in the debtor’s credit rating), the previously recognized impairment loss is reversed directly from or by adjusting the provision account. The reversed amount is recognized in net income for the current period.

2)	AFS financial assets

The Group assesses at the end of each reporting period whether there is objective evidence that the Group’s financial asset (or a group of financial assets) is impaired. For debt securities, the Group uses the criteria refer to (9)-1) above.

For equity investments classified as AFS financial assets, a significant or prolonged decline in the fair value below the cost is considered objective evidence of impairment. When the fair value of an AFS financial asset is decreased below its acquisition cost which is considered an objective evidence of impairment, the cumulative loss, amounting to the difference between the acquisition cost and the current fair value, is removed from other comprehensive income and recognized as an impairment loss in net income. For AFS equity instruments, impairment losses recognized on equity instruments are not reversed through net income. Meanwhile, when the fair value of AFS debt instrument increases in a subsequent period and the evidence is objectively related to an event occurred after recognizing the impairment loss, the impairment loss is reversed and recognized in net income.

(12)	Investment properties

The Group classifies the property held to earn rental or capital gain purpose as investment property. The investment property is measured at its cost at the initial recognition plus transaction costs arising at acquisition and after recognition, and is presented at cost less accumulated depreciation and accumulated impairment loss as carrying value.

Subsequent costs are included in the carrying amount of the asset or recognized as a separate asset if it is probable that future economic benefits associated with the assets will flow into the Group and the cost of an asset can be measured reliably. Routine maintenance and repairs are expensed as incurred.

While land is not depreciated, all other investment properties is depreciated based on the respective assets’ estimated useful lives using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(13)	Premises and equipment

Premises and equipment are stated at cost less subsequent accumulated depreciation and accumulated impairment losses. The cost of an item of premises and equipment is directly attributable to their purchase or construction, which includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. It also includes the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent costs to replace part of the premises and equipment are included in the carrying amount of the asset or recognized as a separate asset if it is probable that the future economic benefits associated with the assets will flow into the Group and the cost of an asset can be measured reliably. The carrying amount of the replaced part is eliminated from the books. Routine maintenance and repairs are expensed as incurred.

Premises and equipment are depreciated on a straight-line basis on the estimated economic useful lives as follows:

Classification	Useful life
Buildings used for business purpose	40 years
Structures in leased office	5 years
Movable properties for business purposes	5 years
Leased assets	Of the same kind or with similar useful lives

The Group reviews the depreciation method, the estimated useful lives and residual values of fixed assets at the end of each annual reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate. When the carrying amount of a fixed asset exceeds the estimated recoverable amount, the carrying amount of such asset is reduced to the recoverable amount.

(14)	Intangible assets

1)	Goodwill

Any excess of the cost of acquisition over the Group’s share of the net fair value of the identifiable assets acquired, liabilities and contingent liabilities assumed at the date of acquisition is recognized as goodwill. Such goodwill is classified as intangible assets.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is any indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit on a pro-rata basis based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in net income in the consolidated statements of comprehensive income. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the gain or loss on disposal.

2)	Development costs, patents and other intangible assets

Intangible assets are stated at the manufacturing cost or acquisition cost plus additional incidental expenses less accumulated amortization and accumulated impairment losses.

Expenditures incurred in conjunction with development of new products or technology, in which the elements of costs can be individually identified and future economic benefits are probably expected, are capitalized as development costs under intangible assets. If the Group donates assets, such as buildings, to the government and is given a right to use or benefit from the assets, the donated assets are recorded as beneficial donated assets under intangible assets.

Intangible assets are amortized using the straight-line method over the estimated useful lives, which are five years for development costs, contractual contact period for the beneficial donated assets, ten years for patents and five years for other intangible assets.

The estimated useful life and amortization method are reviewed at the end of each reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate.

Intangible assets, including goodwill and membership, with indefinite useful lives are tested for impairment annually. All other assets are tested for impairment when there is an objective indication that the carrying amount may not be recoverable, and if the indication exists, the Group estimates the recoverable amount.

(15)	Impairment of non-monetary assets

Impairment loss is recognized carrying amount exceeding recoverable amount, recoverable amount is the higher of value in use and net fair value less costs to sell.

For impairment testing purposes, assets are allocated to each of the Group’s cash-generating units (“CGU”). Non-monetary assets, except for goodwill impaired, are reviewed in subsequent periods for potential recovery of value and reversal of impairment previously recognized, at the end of each reporting period.

(16)	Lease

A lease is classified as a financial lease, if it transfers substantially all the risks and rewards incidental to ownership with the lessee. Assets held under finance leases are initially recognized as assets of the Group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the consolidated statements of financial position as a finance lease obligation. Lease obligation deducting related financial cost is recognized as a financial lease liability. Interest factor included in financial cost is reflected in the consolidated statements of comprehensive income to achieve a constant rate of interest on the remaining balance of the liability.

All other leases are classified as operating leases and are not recognized as an asset in the consolidated statements of financial position. Operating lease payments are recognized as expenses amortized over the lease period using the straight-line method after deducting any incentives from the lessor.

(17)	Derivative instruments and hedging activities

Derivatives are initially recognized at fair value at the date the derivative contract is entered into, and they are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net income immediately unless the derivative is designated and effective as a hedging instrument.

The Group designates certain hedging instrument to:

•	hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge);

•	hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability or a highly probable forecast transaction (cash flow hedge); and

•	hedge of a net investment in a foreign operation.

At the inception of the hedge relationship, the Group documents the relationship between the hedging instrument and the hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Group documents whether the hedging instrument is highly effective in offsetting changes in fair values or cash flows of the hedged item.

The fair value of derivatives that are designated and qualified as hedges is disclosed at Note 26.

a)	Fair value hedges

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in net income immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Hedge accounting is discontinued when the Group revokes the hedging relationship, when the hedging instrument no longer qualifies for hedge accounting and the fair value adjustment to the carrying amount of the hedged item is amortized to net income from that date to maturity using the effective interest method.

b)	Cash flow hedges

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in net income. Amounts previously recognized in other comprehensive income and accumulated in equity are reclassified to net income in the periods when the hedged item is recognized in net income.

Hedge accounting is discontinued when the hedging instrument expires or is sold, or it no longer qualifies for hedge accounting, and any gain or loss accumulated in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in net income. When a forecasted transaction is no longer expected to occur, the gain or loss accumulated in equity is recognized immediately in net income.

c)	Hedge of a net investment in foreign operations

Hedges of net investments in foreign operations are accounted for similarly to cash flow hedges. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognized in equity while the gain or loss relating to the ineffective portion is recognized immediately in net income. The cumulated gain and loss in other comprehensive income is reclassified from equity to net income on the disposal or partial disposal of the foreign operations.

(18)	Non-current assets (or disposal groups) held for sale

The Group classifies a non-current asset (or disposal group) as held for sale if its carrying amount will be recovered principally through a sale transaction rather than through continuing use. The Group measures a non-current asset (or disposal group) classified as held for sale at the lower of its carrying amount and fair value less costs to sell.

(19)	Compound financial instruments

When the Group is authorized to issue compound financial instruments, the main contract and the embedded derivative financial instruments are recognized separately or the whole compound financial instruments is designated at financial instruments at FVTPL.

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only, if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss.

After initial recognition, a host contract with debt securities is measured at amortized cost while an embedded derivative is measured at fair value with changes in fair value recognized in profit or loss.

When the all of criteria to be classified in a financial asset or a financial liability which are explained above (6)-1) and (6)-2) are met, the whole compound financial instrument is designated as at FVTPL. After initial recognition, the whole compound financial instrument is measured at fair value with changes in fair value recognized in profit or loss.

(20)	Provisions

The Group recognizes provisions if it has a present or contractual obligations as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount of the obligation is reliably estimated. Provisions are not recognized for future operating losses.

The Group recognizes provisions related to the unused portion of point rewards earned by credit card customers, payment guarantees and litigations.

Where the Group is required to restore a leased property that is used as a branch, to an agreed condition after the contractual term expires, the present value of expected amounts to be used to dispose, decommission or repair the facilities is recognized as an asset retirement obligation.

Where there are a number of similar obligations, the probability that an outflow will be required in settlement is determined by considering the obligations as a whole. Although the likelihood of outflow for any one item may be small, if it is probable that some outflow of resources will be needed to settle the obligations as a whole, a provision is recognized.

Provisions are recognized when the Group has a present obligation as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the present value of the best estimate of the consideration required to settle the present obligation at the end of the reporting period. The discount rate used in calculating the present value is the pre-tax discount rate taken into accounts the inherent risks and time value of the obligation, in the market.

(21)	Equity capital

The Group recognizes common stock as equity and redeemable preferred stocks as a liability. Direct expenses related to the issuance of new shares or options are recognized as a deduction from equity, net of any tax effects.

If the Group reacquires its own equity instruments, those instruments (“treasury shares”) are presented as a deduction from total equity. The gain or loss on the purchase, sale, issue, or cancellation of treasury shares is not recognized in net income but recognized directly in equity.

(22)	Financial guarantee contracts

A financial guarantee contract refers to the contract that requires the issuer to pay the specified amounts to reimburse the holder for a loss because the specified debtor fails to make payment when due under original or revised contractual terms of debt instruments. The financial guarantee contract is measured on initial recognition at the fair value, and the fair value is amortized over the financial guarantee contractual term.

After initial recognition, financial guarantee contract is measured at the higher of:

•	the present value of expected payment amount due to the financial guarantee contract; and

•	initially recognized amount of financial guarantee contract less recognized accumulated amortization in accordance with K-IFRS 1018 ‘Revenue.’

(23)	Interest income and expense recognition

The Group recognizes interest income and expenses from HTM financial assets measured at amortized cost, loans and receivables, and other financial liabilities on an accrual basis using the effective interest method.

Effective interest method is the method of calculating the amortized cost of financial assets or liabilities and allocating the interest income or expense over the relevant period. The effective interest rate reconciles the expected future cash in and out through the expected life of financial instruments or shorter period if appropriate, and net carrying value of financial assets or liabilities. When calculating the effective interest rate, the group estimates future cash flows considering all contractual terms of the financial instruments such as prepayment option, except the loss on future credit risk. Also, the effective interest rate calculation reflects commission, points (only responsible for the effective interest rate) that are paid or earned between contracting parties, transaction costs, and other premiums and discounts.

(24)	Dividends

Dividends are recognized as liabilities when it is approved by the shareholder.

(25)	Employee benefits

1)	Short-term employee benefits

The Group recognizes the undiscounted amount of short-term employee benefits expecting payment in exchange for services when the employee renders the services. The Group, also, recognizes relevant liabilities and expenses for the accumulating compensated absence when the services that increase the future paid-leave right are rendered. Expenses and liabilities for the accumulated absence are also recognized in consideration of constructive obligation when the Group pays a bonus.

2)	Retirement benefits

The Group operates both defined benefit plan and defined contribution plan.

Contributions to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

For defined benefit retirement benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Remeasurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding interest), is reflected immediately in the statement of financial position with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is reflected immediately in retained earnings and will not be reclassified to profit or loss. Past service cost is recognized in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are composed of service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements), net interest expense (income), and remeasurement.

The Group presents the service cost and net interest expense (income) components in profit or loss, and the remeasurement component in other comprehensive income. Curtailment gains and losses are accounted for as past service costs.

The retirement benefit obligation recognized in the consolidated statement of financial position represents the actual deficit or surplus in the Group’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans. A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.

3)	Termination benefits

Termination benefits are paid when employment is involuntarily terminated by the Group before the normal retirement date or an employee accepts voluntary retirement in exchange for benefits. The Group recognizes termination benefits when employment is terminated based on detailed formal plans or voluntary retirement is encouraged, providing termination benefits. Termination benefits are discounted at present value when they are due more than 12 months after the reporting date.

4)	Profit-sharing and bonus plan

The Group recognizes profit-sharing and bonus as provisions and expenses by considering profits related to shareholders of the Group after adjusting a specific sum of amounts. The Group recognizes obligations related to contracts and past practice as provisions.

(26)	Income tax expense

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax is recognized in net income except to the extent that it relates to items recognized in other comprehensive income or directly in equity. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Current tax expenses are calculated based on the basis of tax laws that have been enacted by the reporting date or substantively enacted in the countries where the Group operates and generates taxable income.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. However, the Group does not recognize deferred tax arising on the initial recognition of an asset or a liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither accounting profit nor taxable profit. Deferred taxes are determined using tax rates and laws that have been enacted by the reporting date—the date when the relevant deferred tax assets are realized and the deferred tax liabilities are settled—or substantially enacted.

Deferred tax assets are recognized if future taxable profits are probable so that the temporary differences can be used.

Deferred tax liabilities are provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention either to settle the balances on a net basis or to realize the asset and settle the liability simultaneously.

(27)	Origination fees and costs

The commission, which is part of the effective interest rate of loans, is accounted for deferred origination fees. Incremental cost related to the acquisition or disposal is accounted for deferred origination costs, and it is amortized on the effective interest method and included in interest revenues on loans.

(28)	Loan sales

When the Group disposes of loans based on valuations performed by a third party independent specialist (institution) using a reasonable and rational method, the difference between the book value and the selling price is recognized as gains and losses on disposal.

(29)	Earnings per share (“EPS”)

Basic earnings per share is calculated by dividing net income from the statement of comprehensive income by the weighted average number of outstanding common shares, and diluted EPS is calculated by adjusted earnings and number of shares for the effects of all dilutive potential common shares.

3.	SIGNIFICANT ACCOUNTING ESTIMATES AND ASSUMPTIONS

The significant accounting estimates and assumptions are continually evaluated and are based on historical experience and various factors including expectations of future events that are considered to be reasonable. Actual results can differ from those estimates based on such definitions.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the accounting estimates and assumptions that have a significant risk of causing changes to the carrying amounts of assets and liabilities within the next accounting period.

(1)	Valuation of Financial Instruments

As described in Note 11, the Group uses valuation techniques that include inputs that are not based on observable market data to estimate the fair value of certain type of financial instruments. Note 11 provide detailed information about key assumptions used in the determination of the fair value of financial instruments, as well as the detailed sensitivity analysis for these assumptions. The managements believe that the chosen valuation techniques and assumptions used are appropriate in determining the fair value of financial instruments.

(2)	Impairment loss on financial assets

The Group individually recognizes an impairment loss on financial assets by assessing the occurrence of loss events or it assesses impairment for a group of financial assets with similar credit risk characteristics. Impairment loss for financial assets is the difference between such assets’ carrying value and the present value of estimated recoverable cash flows. The estimation of future cash flows requires management judgment.

(3)	Defined Benefit Plan

Financial liabilities are recognized when the Group becomes a party to the contractual provisions of the instruments. Financial liabilities are initially measured at fair value. Transaction cost that are directly attributable to the issue of financial liabilities are added to or deducted from the fair value of the financial liabilities, as appropriate, on initial recognition. Transaction cost directly attributable to acquisition of financial liabilities at fair value through profit or loss are recognized immediately in net income.

Defined benefit liability of the plan as of December 31, 2013 and December 31, 2012 are ￦471,214 million and ￦384,098 million, respectively, as detailed in Note 24.

4.	RISK MANAGEMENT

The Group’s operating activity is exposed to various financial risks; hence, the Group is required to analyze and assess the level of complex risks, determine the level of risks to be accepted, or to manage the risks.

The Group’s risk management procedure is set for improvement in the quality of assets held and investments by making decisions about how to avoid or mitigate risks through the identification of the cause of the potential risks and their impacts.

The Group takes approaches to minimize risks and maximize profits by managing risks acceptable to the Group and eliminating excessive risks of financial instruments. For these approaches, the following procedures are performed: risk recognition, measurement and assessment, control, and monitoring and reporting.

The risk is managed by the risk management department based on the Group’s risk management policy. The Risk Management Committee of the Group makes the decision on the risk management strategy such as the avoidance of concentration of risk and the establishment of acceptable level of risks.

(1)	Credit risk

Credit risk represents the possibility of financial losses incurred when the counterparty fails to fulfill its contractual obligations. The goal of credit risk management is to maintain the credit risk exposure to a permissible degree and to optimize the rate of return considering such credit risk.

1)	Credit risk management

The Group considers the probability of failure in performing the obligation of its counterparties, credit exposure to the counterparty and the related default risk and the rate of default loss. The Group uses the credit rating model to assess the possibility of counterparty’s default risk; and when assessing the obligor’s credit grade, the Group utilizes credit grades derived using statistical methods.

2)	Credit line management

In order to manage credit risk limit, the Group establishes the appropriate credit line per obligor, company or industry and monitors obligors’ credit line, total exposures and loan portfolios when approving the loan.

3)	Credit risk mitigation

The Group mitigates credit risk resulting from the obligor’s credit condition by using financial and physical collateral, guarantees, netting agreements and credit derivatives. The Group has adopted the entrapment method acknowledged by BASEL II standards to mitigate its credit risk. Credit risk mitigation is reflected in qualifying financial collateral, trade receivables, guarantees, residential and commercial real estate and other collaterals. The Group regularly performs a revaluation of collateral reflecting such credit risk mitigation.

4)	Maximum exposure to credit risk

The maximum exposures of financial instruments, excluding equity securities, to credit risk are as follows (Korean Won in millions):

		December 31, 2013	December 31, 2012
Loans and receivables	Korean treasury and government agencies	14,803,353	12,662,123
	Banks	21,668,783	23,936,132
	Corporates	83,836,761	76,661,745
	Consumers	87,051,783	86,948,325

		207,360,680	200,208,325

Financial assets at fair value through profit or loss (“FVTPL”)	Short-term debt securities (*)	1,971,741	7,672,476
	Gold banking assets	9,299	5,582
	Derivative assets	2,177,357	2,933,486

		4,158,397	10,611,544

Available-for-sale (“AFS”) financial assets	AFS debt securities (*)	12,323,342	10,482,258
Held-to-maturity (“HTM”) financial assets	HTM debt securities	12,038,820	14,341,506
Derivative assets	Derivative assets	131,410	269,414
Off-balance	Guarantees	18,137,380	19,711,496
	Loan commitments	65,044,986	86,226,231

		83,182,366	105,937,727

		319,195,015	341,850,774

(*)	Financial assets at FVTPL and AFS financial assets represent debt security amount only (Notes 7 and 8).

5)	Credit risk of loans and receivables

The credit risk of loans and receivables by loan conditions are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Korean treasury and government agencies		Corporates
		Banks	General business	Small and medium sized enterprise	Project financing	Sub-total	Consumers	Total
Loans neither overdue nor impaired	14,807,548	21,687,316	48,661,107	27,862,065	5,494,128	82,017,300	85,541,733	204,053,897
Loans overdue but not impaired	—	—	82,800	177,461	—	260,261	1,215,115	1,475,376
Impaired loans (*)	—	—	3,287,750	712,099	638,089	4,637,938	699,464	5,337,402

	14,807,548	21,687,316	52,031,657	28,751,625	6,132,217	86,915,499	87,456,312	210,866,675

Less: Provisions for credit losses	4,195	18,533	2,158,720	636,403	283,615	3,078,738	404,529	3,505,995

Total, net	14,803,353	21,668,783	49,872,937	28,115,222	5,848,602	83,836,761	87,051,783	207,360,680

	December 31, 2012
	Korean treasury and government agencies		Corporates
		Banks	General business	Small and medium sized enterprise	Project financing	Sub-total	Consumers	Total
Loans neither overdue nor impaired	12,665,272	23,958,886	44,505,494	24,977,854	4,865,071	74,348,419	85,698,710	196,671,287
Loans overdue but not impaired	—	—	82,228	157,442	2	239,672	1,158,771	1,398,443
Impaired loans (*)	27	—	3,093,911	668,360	1,041,457	4,803,728	591,179	5,394,934

	12,665,299	23,958,886	47,681,633	25,803,656	5,906,530	79,391,819	87,448,660	203,464,664

Less: Provisions for credit losses	3,176	22,754	1,740,322	584,204	405,548	2,730,074	500,335	3,256,339

Total, net	12,662,123	23,936,132	45,941,311	25,219,452	5,500,982	76,661,745	86,948,325	200,208,325

(*)	With regards to the classification of impaired loans, the significant loans to the borrowers classified as precautionary under asset quality classification established by Korea Financial Supervisory Service with a state of complete capital erosion or disqualified opinion or disclaimer of opinion on its financial statements are newly regarded as impaired from significant financial difficulty. Impaired loans as of December 31, 2012 were restated retrospectively to reflect this change in the classification of impaired loans.

a) Credit quality of loans and receivables

The Group manages its loans and receivables that are neither overdue nor impaired through an internal rating system. The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses. Segregation of credit quality is as follows (Unit: Korean Won in millions):

	December 31, 2013
	Korean treasury and government agencies		Corporates
		Banks	General business	Small and medium sized enterprise	Project financing	Sub-total	Consumers	Total
Investment grade (*1)	14,803,353	21,668,783	34,659,864	9,175,947	3,982,616	47,818,427	80,784,856	165,075,419
Non-investment grade (*2)	—	—	13,345,778	18,376,965	1,440,708	33,163,451	4,603,913	37,767,364

	14,803,353	21,668,783	48,005,642	27,552,912	5,423,324	80,981,878	85,388,769	202,842,783

Value of collateral	4,223	424,930	17,144,365	21,997,841	2,491,742	41,633,948	69,353,323	111,416,424

	December 31, 2012
	Korean treasury and government agencies		Corporates
		Banks	General business	Small and medium sized enterprise	Project financing	Sub-total	Consumers	Total
Investment grade (*1)	12,662,123	23,935,090	30,179,347	6,519,495	3,259,697	39,958,539	78,769,182	155,324,934
Non-investment grade (*2)	—	1,042	13,888,427	18,177,968	1,551,548	33,617,943	6,711,136	40,330,121

	12,662,123	23,936,132	44,067,774	24,697,463	4,811,245	73,576,482	85,480,318	195,655,055

Value of collateral	—	710,319	16,215,800	18,842,616	1,424,051	36,482,467	67,825,665	105,018,451

(*1)	Classified from AAA to BBB for corporates, from level 1 to level 6 for consumers by the internal credit rating
(*2)	Classified from BBB- to C for corporates, from level 7 to level 10 for consumers by the internal credit rating

The Group recognized provisions for credit losses of loans and receivables neither overdue nor impaired, amounting to ￦1,211,114 million and ￦1,016,232 million as of December 31, 2013 and December 31, 2012, respectively, which is deducted from the loans and receivables neither overdue nor impaired.

b) Aging analysis of loans and receivables

Aging analysis of loans and receivables that are overdue but not impaired are as follows:

The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses (Unit: Korean Won in millions).

	December 31, 2013
Overdue	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Less than 30 days	—	—	66,044	151,278	—	217,322	1,046,189	1,263,511
30~60 days	—	—	5,701	12,268	—	17,969	70,206	88,175
60~90 days	—	—	9,444	1,534	—	10,978	47,889	58,867

	—	—	81,189	165,080	—	246,269	1,164,284	1,410,553

Value of collateral	—	—	61,370	144,242	—	205,612	965,941	1,171,553

	December 31, 2012
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
Overdue			General business	Small and medium sized enterprise	Project financing	Sub-total
Less than 30 days	—	—	78,250	111,169	2	189,421	896,696	1,086,117
30~60 days	—	—	3,075	27,520	—	30,595	129,440	160,035
60~90 days	—	—	494	5,401	—	5,895	66,537	72,432

	—	—	81,819	144,090	2	225,911	1,092,673	1,318,584

Value of collateral	—	—	2,232	118,775	—	121,007	868,660	989,667

The Group recognized provisions for credit losses of loans and receivables that are overdue but not impaired, amounting to ￦64,823 million and ￦79,859 million as of December 31, 2013 and December 31, 2012, respectively, which is deducted from the loans and receivables that are overdue but not impaired.

c) Individually impaired loans and receivables

Impaired loans and receivables are as follows (Unit: Korean Won in millions):

The collateral value held is the collateral-allocated amount used when calculating the respective provision for loan loss.

	December 31, 2013
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Impaired loans	—	—	1,786,106	397,230	425,278	2,608,614	498,730	3,107,344
Value of collateral	—	—	1,275,724	458,426	91,000	1,825,150	502,797	2,327,947

	December 31, 2012
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Impaired loans	—	—	1,791,718	377,899	689,735	2,859,352	375,334	3,234,686
Value of collateral	—	—	1,319,210	396,631	75,613	1,791,454	367,436	2,158,890

The Group recognized provision for credit losses of impaired loans and receivables amounting to ￦2,230,058 million and ￦2,160,248 million as of December 31, 2013 and December 31, 2012, respectively, which are deducted from the impaired loans and receivables above.

6) Credit quality of debt securities

The Group manages debt securities based on the external credit rating. Credit soundness of debt securities on the basis of External Credit Assessment Institution (“ECAI”)’s rating is as follows (Unit: Korean Won in millions):

	December 31, 2013
	Held for trading	AFS securities	HTM securities	Total
AAA	1,451,913	10,335,245	12,005,952	23,793,110
AA- ~ AA+	457,893	961,606	17,540	1,437,039
BBB- ~ A+	61,935	1,026,491	15,328	1,103,754

	1,971,741	12,323,342	12,038,820	26,333,903

	December 31, 2012
	Held for trading	AFS securities	HTM securities	Total
AAA	2,076,223	7,969,848	13,729,062	23,775,133
AA- ~ AA+	5,282,912	1,673,925	584,261	7,541,098
BBB- ~ A+	313,341	838,485	28,183	1,180,009

	7,672,476	10,482,258	14,341,506	32,496,240

Financial assets at FVTPL and AFS financial assets only represent credit quality of debt securities amount, but excluding equity securities and gold banking assets (Notes 7 and 8).

7) Geographical and industrial distribution of credit risk

(1)	The geographical distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2013
		Korea	USA	UK	Japan	China	Others	Total
Loans and receivables	Korean treasury and government agencies	14,703,496	—	—	—	—	99,857	14,803,353
	Banks	19,616,735	244,602	114,533	156,286	757,117	779,510	21,668,783
	Corporates	78,323,890	689,965	432,587	284,337	1,677,519	2,428,463	83,836,761
	Consumers	86,117,101	890,471	4	16,195	4,502	23,510	87,051,783

		198,761,222	1,825,038	547,124	456,818	2,439,138	3,331,340	207,360,680

Financial assets at FVTPL	Short-term debt securities	1,971,741	—	—	—	—	—	1,971,741
	Gold banking assets	—	—	9,299	—	—	—	9,299

		1,971,741	—	9,299	—	—	—	1,981,040

AFS financial assets	AFS debt securities	12,094,813	96,030	—	—	34,051	98,448	12,323,342
HTM financial assets	HTM debt securities	12,016,036	10,048	—	—	—	12,736	12,038,820
Off-balance	Guarantees	16,461,155	59,305	9,408	23,632	264,727	1,319,153	18,137,380
	Loan commitments	64,396,842	7,148	—	—	308,328	332,668	65,044,986

		80,857,997	66,453	9,408	23,632	573,055	1,651,821	83,182,366

		305,701,809	1,997,569	565,831	480,450	3,046,244	5,094,345	316,886,248

		December 31, 2012
		Korea	USA	UK	Japan	China	Others	Total
Loans and receivables	Korean treasury and government agencies	12,582,060	—	—	—	—	80,063	12,662,123
	Banks	22,116,886	198,476	165,178	5,148	789,767	660,677	23,936,132
	Corporates	71,700,377	526,361	346,343	405,192	1,479,658	2,203,814	76,661,745
	Consumers	86,090,963	802,052	8	23,056	4,602	27,644	86,948,325

		192,490,286	1,526,889	511,529	433,396	2,274,027	2,972,198	200,208,325

Financial assets at FVTPL	Short-term debt securities	7,672,476	—	—	—	—	—	7,672,476
Gold banking assets		—	—	5,582	—	—	—	5,582

		7,672,476	—	5,582	—	—	—	7,678,058

AFS financial assets	AFS debt securities	10,284,223	100,130	—	—	32,370	65,535	10,482,258
HTM financial assets	HTM debt securities	14,305,013	1,195	—	—	—	35,298	14,341,506
Off-balance	Guarantees	17,428,994	189,203	82,999	37,089	290,387	1,682,824	19,711,496
	Loan commitments	85,606,447	6,336	—	27,850	381,688	203,910	86,226,231

		103,035,441	195,539	82,999	64,939	672,075	1,886,734	105,937,727

		327,787,439	1,823,753	600,110	498,335	2,978,472	4,959,765	338,647,874

b)	Industrial distribution of credit risk

The industrial distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2013
		Service	Manufacturing	Bank and insurance	Construction	Consumers	Others	Total
Loans and receivables	Korean treasury and government agencies	2,453,466	—	11,793,303	26,945	—	529,639	14,803,353
	Banks	—	—	21,515,972	—	—	152,811	21,668,783
	Corporates	35,783,642	35,048,546	2,373,076	5,460,566	—	5,170,931	83,836,761
	Consumers	4,756,868	862,980	6,885	62,099	80,416,585	946,366	87,051,783

		42,993,976	35,911,526	35,689,236	5,549,610	80,416,585	6,799,747	207,360,680

Financial assets at FVTPL	Short-term debt securities	—	—	1,019,007	—	—	952,734	1,971,741
	Gold banking assets	—	—	9,299	—	—	—	9,299

		—	—	1,028,306	—	—	952,734	1,981,040

AFS financial assets	AFS debt securities	721,369	15,266	7,916,100	51,389	—	3,619,218	12,323,342
HTM financial assets	HTM debt securities	1,217,386	—	5,175,848	498,025	—	5,147,561	12,038,820
Off-balance	Guarantees	4,497,766	8,985,864	2,836,100	1,608,014	15,174	194,462	18,137,380
	Loan commitments	12,380,237	27,856,429	8,149,929	3,920,688	7,643,399	5,094,304	65,044,986

		16,878,003	36,842,293	10,986,029	5,528,702	7,658,573	5,288,766	83,182,366

		61,810,734	72,769,085	60,795,519	11,627,726	88,075,158	21,808,026	316,886,248

		December 31, 2012
		Service	Manufacturing	Bank and insurance	Construction	Consumers	Others	Total
Loans and receivables	Korean treasury and government agencies	6,941	—	12,452,415	—	—	202,767	12,662,123
	Banks	373,851	731	23,398,785	50,164	—	112,601	23,936,132
	Corporates	32,113,848	30,136,160	2,900,621	5,137,369	40	6,373,707	76,661,745
	Consumers	7,158,750	1,488,703	6,424	131,875	77,192,597	969,976	86,948,325

		39,653,390	31,625,594	38,758,245	5,319,408	77,192,637	7,659,051	200,208,325

Financial assets at FVTPL	Short-term debt securities	598,274	650,739	5,513,209	—	—	910,254	7,672,476
	Gold banking assets	—	—	—	—	—	5,582	5,582

		598,274	650,739	5,513,209	—	—	915,836	7,678,058

AFS financial assets	AFS debt securities	359,988	14,281	6,695,864	51,886	—	3,360,239	10,482,258
HTM financial assets	HTM debt securities	1,421,406	—	6,563,578	376,815	—	5,979,707	14,341,506
Off-balance	Guarantees	3,912,861	7,047,804	4,942,254	2,174,993	23,065	1,610,519	19,711,496
	Loan commitments	13,290,353	21,369,676	15,686,216	3,887,142	25,172,671	6,820,173	86,226,231

		17,203,214	28,417,480	20,628,470	6,062,135	25,195,736	8,430,692	105,937,727

		59,236,272	60,708,094	78,159,366	11,810,244	102,388,373	26,345,525	338,647,874

(2)	Market risk

Market risk is the possible risk of loss arising from trading activities in the volatility of market factors such as interest rates, stock prices, and foreign exchange rates. Market risk occurs as a result of changes in the interest rates and foreign exchange rates for financial instruments that are not yet settled, and all contracts are exposed to a certain level of volatility according to the interest rates, credit spreads, foreign exchange rates and the price of equity securities.

1)	Market risk management

For trading activities, the Group avoids, bears or mitigates risks by identifying the underlying source of risks, measuring parameters and evaluating their appropriateness.

2)	Market risk measurement

The Group uses both standard-based and internal model-based approach to measure market risk. A standard risk measurement model is used to calculate individual market risk of owned capital while internal risk measurement model is used to calculate general capital market risk and it is used to measure internal risk management measure. The Risk Management Committee allocates owned capital to market risk. The Risk Management department measures the Value at Risk (“VaR”, maximum losses) limit by department and risk factor and loss limit on a daily basis and reports regularly to the Risk Management Committee.

3)	Risk Control

At the beginning of each year, the Risk Management Committee establishes the VaR limit, loss limit and risk capital limit for its management purposes. Limit by investment desk/dealer is independently managed to the extent of the limit given to each departments of the Group and the limit by investment and loss cut is managed by risk management personnel with the department.

4)	Sensitivity analysis of market risk

The Group performs sensitivity analysis for both trading and non-trading activities. For trading activities, the Group uses a VaR model which uses certain assumptions of possible fluctuations in market condition and, by conducting simulations of gains and losses, under which the model estimates the maximum losses that may occur. A VaR model predicts based on statistics of possible losses on the portfolio at a certain period currently or in the future. It indicates the maximum expected loss with at least 99% credibility. In short, there exists a one percent possibility that the actual loss might exceed the predicted loss generated from the VaR’s calculation. The actual results are periodically monitored to examine the validity of the assumptions and variables and factors that are used in VaR’s calculations. However, this approach cannot prevent the loss when the market fluctuation exceeds expectation.

For non-trading activities, interest rate Earning at Risk (“EaR”) and interest rate VaR, which is based on the simulations of the net interest income (“NII”) and net present value (“NPV”), are calculated for the Group and the risk for all other subsidiaries is measured and managed by the interest rate EaR and the interest rate VaR calculations based on a ‘Gap’ in interest rate per Bank for International Settlements (“BIS”) Framework. NII is a profit based indicator for displaying the profit changes in short term due to the short term interest change. It will be estimated as subtracting the interest expenses of liabilities from the interest income of the assets. NPV is an indicator for displaying the risk in economical view according to the unfavorable changes related to the interest rate. It will be estimated as subtracting the present value of liabilities from the present value of the asset. EaR shows the maximum profit-loss amount, which indicates the maximum deduction amount caused by the unfavorable changes related to the interest rate of certain period of time. Interest rate VaR shows the potential maximum loss generated by the unfavorable changes during certain period of present or future.

a) Trading activities

The minimum, maximum and average VaR are as follows (Unit: Korean Won in millions):

	As of December 31, 2013	For the year ended December 31, 2013			As of December 31, 2012	For the year ended December 31, 2012
Risk factor		Average	Maximum	Minimum		Average	Maximum	Minimum
Interest rate	2,707	3,472	5,937	2,391	3,695	4,200	6,382	2,712
Stock price	431	1,049	2,434	420	1,608	2,380	3,734	1,180
Foreign currencies	1,414	1,549	2,775	1,033	2,677	2,250	3,585	1,507
Commodity	46	30	169	3	13	37	227	3
Portfolio effect	(2,564)	(3,407)	(6,085)	(1,920)	(5,353)	(5,147)	(8,738)	(3,030)
Total	2,034	2,693	5,230	1,927	2,640	3,720	5,190	2,372

b) Non-trading activities

The NII and NPV calculated using the simulation method for the Group and scenarios responding to the interest rate (“IR”) changes are as follows (Korean Won in millions):

Name of scenario	December 31, 2013		December 31, 2012
	NII	NPV	NII	NPV
Base case	4,318,603	19,891,571	4,345,167	15,465,896
Base case (Prepay)	4,326,237	19,797,345	4,353,380	14,810,722
IR 100bp up	4,649,765	19,592,890	4,548,913	15,059,464
IR 100bp down	3,999,501	20,196,634	4,145,271	15,906,568
IR 200bp up	4,980,926	19,303,086	4,752,686	14,685,193
IR 200bp down	3,660,083	20,505,801	3,930,804	16,385,628
IR 300bp up	5,312,085	19,023,229	4,956,456	14,340,175
IR 300bp down	3,078,248	20,814,596	3,610,274	16,908,408

Meanwhile, the interest rate VaR, which is calculated based on EaR (the Group and subsidiaries’ rates that are not subject to yield with NII and NPV) and the BIS Framework, are as follows (Unit: Korean Won in millions):

December 31, 2013		December 31, 2012
EaR	VaR	EaR	VaR
86,818	20,598	74,120	9,795

5)	Other market risk

a) Interest rate risk

The Group estimates and manages risks related to changes in interest rate due to the difference in the sensitivity of interest-yielding assets and the sensitivity of liabilities. Cash flows of principal amounts and interests from interest bearing assets and liabilities by re-pricing date are as follows (Unit: Korean Won in millions):

		December 31, 2013
		Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years~	Total
Asset	Loans and receivables	119,462,177	30,090,535	6,088,973	6,416,099	38,970,290	24,598,529	225,626,603
	AFS financial assets	3,862,620	2,362,093	1,995,200	1,766,417	5,204,486	570,860	15,761,676
	HTM financial assets	1,517,385	819,001	902,301	651,094	8,867,128	124,039	12,880,948

		124,842,182	33,271,629	8,986,474	8,833,610	53,041,904	25,293,428	254,269,227

Liability	Deposits due to customers	86,577,748	23,320,094	18,560,625	21,474,537	25,822,713	98,881	175,854,598
	Borrowings	11,437,747	1,330,879	508,290	739,707	2,790,961	627,926	17,435,510
	Debentures	2,561,877	1,853,986	1,865,663	1,105,041	6,961,213	3,198,388	17,546,168

		100,577,372	26,504,959	20,934,578	23,319,285	35,574,887	3,925,195	210,836,276

		December 31, 2012
		Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years~	Total
Asset	Loans and receivables	119,902,983	25,833,173	6,023,395	6,715,876	27,550,996	19,499,117	205,525,540
	AFS financial assets	1,789,313	1,530,780	1,835,259	3,303,496	4,185,222	660,009	13,304,079
	HTM financial assets	2,481,999	1,389,296	1,539,585	582,837	9,243,989	177,320	15,415,026

		124,174,295	28,753,249	9,398,239	10,602,209	40,980,207	20,336,446	234,244,645

Liability	Deposits due to customers	89,378,603	23,933,884	16,288,909	17,169,006	22,168,883	6,546	168,945,831
	Borrowings	12,579,139	1,452,595	272,197	1,195,653	2,107,103	618,703	18,225,390
	Debentures	3,375,287	1,800,826	1,395,289	1,270,543	9,445,119	2,259,225	19,546,289

		105,333,029	27,187,305	17,956,395	19,635,202	33,721,105	2,884,474	206,717,510

Re-pricing date is defined as the date which interest rates of operational funds and procuring funds can be re-adjusted before the expiration date. Analysis based on interest expirations is used to analyze assets and liabilities that cause interest margins and interest costs. However, loans and receivables that are not expected to have interest cash flow due to impairment and other circumstances are excluded from the analysis.

b) Currency risk

Currency risk occurs from the financial instrument denominated in a foreign currency other than the functional currency. Therefore, no currency risk arises from non-monetary items or financial instruments denominated in the functional currency.

Financial instruments in foreign currencies exposed to currency risk are as follows (Unit: USD in millions, JPY in millions, CNY in millions, EUR in millions and Korean Won in millions):

		December 31, 2013
		USD		JPY		CNY		EUR		Others	Total
		Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset	Loans and receivables	22,442	23,683,189	171,352	1,721,503	14,923	2,597,962	928	1,351,360	2,004,478	31,358,492
	Financial assets at FVTPL	233	245,407	203	2,039	1	87	—	721	13	248,267
	AFS financial assets	185	195,236	359	3,604	197	34,249	10	14,546	72,507	320,142
	HTM financial assets	10	10,048	—	—	—	—	—	—	12,736	22,784

		22,870	24,133,880	171,914	1,727,146	15,121	2,632,298	938	1,366,627	2,089,734	31,949,685

Liability	Financial liabilities at FVTPL	232	244,697	1,136	11,410	—	5	1	1,318	780	258,210
	Deposits	7,587	8,006,774	92,928	933,611	12,644	2,201,223	215	313,102	829,172	12,283,882
	Borrowings	6,424	6,778,743	52,168	524,112	172	29,979	195	283,554	97,502	7,713,890
	Debentures	3,855	4,068,688	49,976	502,094	—	—	—	—	649,383	5,220,165
	Other financial liabilities	3,943	4,161,107	10,308	103,560	366	63,632	181	262,895	111,756	4,702,950

		22,041	23,260,009	206,516	2,074,787	13,182	2,294,839	592	860,869	1,688,593	30,179,097

	Off-balance	11,267	11,889,690	53,321	535,690	2,425	422,086	813	1,183,515	650,043	14,681,024

		December 31, 2012
		USD		JPY		CNY		EUR		Others	Total
		Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset	Loans and receivables	21,334	22,850,658	211,722	2,641,233	9,698	1,666,823	812	1,149,737	1,300,685	29,609,136
	Financial assets at FVTPL	334	357,621	256	3,198	—	—	1	851	—	361,670
	AFS financial assets	231	246,953	507	6,320	190	32,650	12	17,386	67,946	371,255
	HTM financial assets	6	6,557	—	—	—	—	—	—	29,936	36,493

		21,905	23,461,789	212,485	2,650,751	9,888	1,699,473	825	1,167,974	1,398,567	30,378,554

Liability	Financial liabilities at FVTPL	359	384,030	1,600	19,960	—	—	2	2,558	1,976	408,524
	Deposits	7,253	7,768,616	70,582	880,512	9,157	1,573,975	270	382,785	459,148	11,065,036
	Borrowings	5,817	6,226,308	84,204	1,050,443	527	90,579	524	742,677	59,248	8,169,255
	Debentures	3,691	3,953,731	46,533	580,495	—	—	—	—	613,500	5,147,726
	Other financial liabilities	5,039	5,397,629	13,925	173,710	298	51,167	196	276,980	145,999	6,045,485

		22,159	23,730,314	216,844	2,705,120	9,982	1,715,721	992	1,405,000	1,279,871	30,836,026

	Off-balance	11,987	12,838,984	39,434	491,943	229	39,353	893	1,264,797	645,819	15,280,896

(3)	Liquidity risk

Liquidity risk refers to the risk that the Group may encounter difficulties in meeting obligations from its financial liabilities.

1)	Liquidity risk management

Liquidity risk management is to prevent potential cash shortage as a result of mismatching the use of funds (assets) and sources of funds (liabilities) or unexpected cash outflows.

Assets and liabilities are grouped by account under Asset Liability Management (“ALM”) in accordance with the characteristics of the account. The Group manages liquidity risk by identifying maturity gap and such gap ratio through various cash flows analysis (i.e. based on remaining maturity and contract period, etc.); while maintaining the gap ratio at or below the target limit.

2)	Maturity analysis of non-derivative financial liabilities

a)	The Group’s maturity analysis of non-derivative financial liabilities, cash flows of principals and interests, by remaining contractual maturities are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	345,676	3,340	3,340	3,035	205,120	19,490	580,001
Deposits due to customers	103,356,816	19,401,190	15,927,149	30,355,907	6,748,894	3,647,051	179,437,007
Borrowings	10,020,312	2,431,265	680,024	793,257	3,238,167	626,580	17,789,605
Debentures	2,037,223	2,052,653	2,081,244	1,227,546	7,278,372	3,229,173	17,906,211
Other financial liabilities	12,008,842	22,270	—	—	—	3,048,172	15,079,284

	127,768,869	23,910,718	18,691,757	32,379,745	17,470,553	10,570,466	230,792,108

	December 31, 2012
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	335,100	6,224	86,712	4,351	119,008	192,927	744,322
Deposits due to customers	100,734,020	20,251,577	14,916,632	29,707,128	4,976,431	2,704,715	173,290,503
Borrowings	11,075,019	2,102,232	570,728	1,350,409	2,582,985	617,591	18,298,964
Debentures	2,181,687	1,717,644	1,780,063	1,285,204	10,213,654	2,596,296	19,774,548
Other financial liabilities	12,309,937	13,005	221	86	7,195	4,022,843	16,353,287

	126,635,763	24,090,682	17,354,356	32,347,178	17,899,273	10,134,372	228,461,624

Above maturity analysis includes both cash flows from principal and interest by contractual maturities.

b)	Cash flows of principals and interests by expected maturities of non-derivative financial liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	345,676	3,340	3,340	3,035	205,120	19,490	580,001
Deposits due to customers	115,711,409	22,203,415	14,995,806	17,526,133	5,124,672	3,170,094	178,731,529
Borrowings	10,020,313	2,431,263	680,024	793,258	3,238,167	626,580	17,789,605
Debentures	2,037,223	2,052,653	2,081,244	1,227,546	7,278,372	3,229,173	17,906,211
Other financial liabilities	12,008,842	22,270	—	—	—	3,048,172	15,079,284

	140,123,463	26,712,941	17,760,414	19,549,972	15,846,331	10,093,509	230,086,630

	December 31, 2012
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	335,100	6,224	86,712	4,351	119,008	192,927	744,322
Deposits due to customers	113,666,364	23,344,737	13,546,887	15,878,959	3,962,828	2,162,108	172,561,883
Borrowings	11,075,118	2,102,145	570,714	1,350,409	2,582,985	617,591	18,298,962
Debentures	2,181,687	1,717,644	1,780,063	1,285,204	10,213,654	2,596,296	19,774,548
Other financial liabilities	12,309,937	13,005	221	86	7,195	4,022,843	16,353,287

	139,568,206	27,183,755	15,984,597	18,519,009	16,885,670	9,591,765	227,733,002

Above maturity analysis includes both interest and principal cash flows by expected maturities.

c)	Maturity analysis of derivative financial liabilities is as follows (Unit: Korean Won in millions):

	Remaining maturity
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
December 31, 2013	2,097,302	1,576	—	6	—	—	2,098,884
December 31, 2012	2,835,197	1,378	1,581	1,324	2,560	—	2,842,040

Derivatives held for trading are not managed by contractual maturity as they are held for trading or redemption before maturity. Therefore, they are included in the ‘within 3 months.’ Cash flows from derivatives instrument held for fair value hedging or cash flow hedging are estimated net cash flows.

d) Maturity analysis of off-balance sheet accounts is as follows (Unit: Korean Won in millions):

Guarantees and loan commitments like guarantees for debenture issuance and guarantees for loans which are financial guarantee provided by the Group has expiration dates. However, in case of request of transaction counterparty, The Group will carry out a payment immediately. Details of off-balance sheet accounts are as follows (Unit: Korea Won in millions):

	December 31, 2013	December 31, 2012
Guarantees	18,137,380	19,711,496
Loan commitments	65,044,986	86,226,231

(4)	Operational risk

The Group defines operational risk as the risk that could cause a negative effect on capital resulting from inadequate internal process, labor work and systematic problem or external factors.

1)	Operational risk management

The Group has been running the operational risk management system under Basel II. The Group developed advanced measurement approached to quantify required capital for operational risk. This system is used for reinforcement in foreign competitions, reducing the amount of risk capitals, managing the risk, and precaution for any unexpected occasions. This system has been tested by the independent third party and approved by the Financial Supervisory Service.

2)	Operational risk measurement

To quantify required capital for operational risk, the Group applies advanced measurement approach using of internal loss data, business environment and internal control factors and scenario analysis. For the risk management over subsidiaries of the Group, the Group uses the basic indicator approach.

(5)	Capital management

The Group complies with the capital adequacy standard established by the Financial Services Commission. The capital adequacy standard is based on Basel III published by Basel Committee on Banking Supervision in Bank of International Settlements in 2010, and was implemented in Korea in December 2013. The Group is required to maintain a minimum Common Equity Tier 1 ratio of at least 4.5%, a minimum Tier 1 ratio of 6.0% and a minimum Total Regulatory Capital of 8.0% in December 2013.

The Group’s equity capital is classified into three categories in accordance with the Supervisory Regulations and Detailed Supervisory Regulations on Banking Business.

-	Common Equity Tier 1 Capital (CET 1): CET 1 includes common shares issued, capital surplus, retained earnings, non-controlling interests of consolidated subsidiaries, accumulated other comprehensive income and others.

-	Additional Tier 1 Capital (Additional Tier 1): Additional Tier 1 includes equity securities issued by the Group that meet the criteria for inclusion in Additional Tier 1 capital, and stock surplus resulting from the issue of instruments included in Additional Tier 1 capital and others.

-	Tier 2 Capital (Tier 2): Tier 2 includes equity that meet the criteria for inclusion in Tier 2 Capital, and the allowance for loan losses in accordance with Regulation on Supervision of Banking Business and others.

Risk-weighted assets are the Group’s assets weighted according to credit risk; errors caused by internal process problems, external occasions and danger of the change in market. The Group calculates risk weighted assets to comply with the Supervisory Regulations and Detailed Supervisory Regulations on Banking Business and uses it for BIS ratio calculation comparing the capital total that is the sum of CET 1, Additional Tier 1 and Tier 2.

The Group makes measures to cope with certain level of loss caused by accumulating the equity capital that is exposed to the risk. The Group is testing and using not only the BIS percentage, which is the minimum regulation standard, but also it is using internal standards. An evaluation on capital adequacy is performed to calculate the gap between available capital and economic capital. In addition, analysis on emergent incidents and additional capital requirements are added and applied. The capital adequacy is evaluated for both supervisory and internal management purpose in accordance with the comparison of unexpected loss and the available capital. If the test result from internal capital adequacy shows lack of available capital, the Group is committed to expanding the equity capital and reinforcement of the risk management.

Details of the Group’s capital adequacy ratio are as follows (Unit: Korean Won in millions):

December 31, 2013
Common Capital Tier 1 Capital	14,507,679
Additional Tier 1 Capital	2,147,481
Tier 2 Capital	3,727,782

20,382,942

Risk weighted assets	131,313,279

Capital adequacy ratio	15.52%

December 31, 2012
Basic capital	15,839,763
Supplement capital	4,664,732

20,504,495

Risk weighted assets	139,532,913

Capital adequacy ratio	14.70%

The Group calculated capital adequacy ratio according to BASEL II as of December 31, 2012.

5.	OPERATING SEGMENTS

The Group’s reporting segments comprise the following customers: consumer banking, corporate banking, investment banking, capital market, and headquarters and others. The reportable segments are classified based on the target customers for whom the service is being provided:

Details of products and services
Consumer banking	Loans/deposits and financial services for consumer
Corporate banking	Loans/deposits and export/import, financial services for corporations
Investment banking	Domestic/foreign investment, structured finance, M&A, Equity & fund investment related business, venture advisory related tasks, real estate SOC development practices, etc.
Capital market	Fund management, investment securities and derivatives business
Headquarter and others	Sector does not correspond to the above operating segments.

Segment operating income, which differs from financial operating income, is evaluated by the Group in deciding how to allocate resources and in assessing performance. Income tax of the Group is allocated to each segment proportionally by ratio of income before tax of each segment because this is not directly attributable to the operating segments.

The details of assets and liabilities by each segment are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter- segment transactions	Total
Assets	74,305,224	89,900,968	7,038,975	10,778,521	71,605,985	253,629,673	(3,644,902)	249,984,771
Liabilities	45,336,744	135,083,652	105,146	10,006,252	39,826,630	230,358,424	1,276,016	231,634,440

	December 31, 2012
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter- segment transactions	Total
Assets	71,919,601	84,989,581	8,016,568	20,548,977	66,505,665	251,980,392	(3,433,749)	248,546,643
Liabilities	41,262,437	129,294,513	111,792	18,346,591	39,778,177	228,793,510	1,158,192	229,951,702

The details of operating income by each segment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter-segment transaction	Total
Net interest income
Interest income	3,233,552	3,832,239	256,860	82,649	1,636,867	9,042,167	88,166	9,130,333
Interest expense	(1,653,013)	(2,282,674)	(717)	(29,121)	(1,030,149)	(4,995,674)	285,218	(4,710,456)
Inter-segment	(75,167)	397,485	(236,489)	6,618	(92,447)	—	—	—

	1,505,372	1,947,050	19,654	60,146	514,271	4,046,493	373,384	4,419,877

Non-interest income
Non-interest income	645,404	518,355	401,904	4,849,598	2,564,816	8,980,077	148,916	9,128,993
Non-interest expense	(244,085)	(100,033)	(334,021)	(4,856,921)	(2,340,018)	(7,875,078)	(498,961)	(8,374,039)
Inter-segment	14,346	25,445	—	—	(39,791)	—	—	—

	415,665	443,767	67,883	(7,323)	185,007	1,104,999	(350,045)	754,954

Other expenses
Administrative expenses	(1,643,064)	(831,660)	(17,458)	(21,744)	(184,046)	(2,697,972)	18,946	(2,679,026)
Impairment losses on credit loss and others	(118,827)	(1,582,714)	(138,548)	(17,812)	(109,315)	(1,967,216)	(64,157)	(2,031,373)

	(1,761,891)	(2,414,374)	(156,006)	(39,556)	(293,361)	(4,665,188)	(45,211)	(4,710,399)

Operating income (loss)	159,146	(23,557)	(68,469)	13,267	405,917	486,304	(21,872)	464,432
Non-operating income (loss)	(14,340)	(10,787)	38,464	34,367	817,752	865,456	(812,060)	53,396

Net income before income tax expense	144,806	(34,344)	(30,005)	47,634	1,223,669	1,351,760	(833,932)	517,828

Income tax expense	(35,043)	8,311	7,261	(11,527)	(296,128)	(327,126)	246,096	(81,030)
Profit from continuing operations	109,763	(26,033)	(22,744)	36,107	927,541	1,024,634	(587,836)	436,798
Profit from discontinued operations	—	—	—	—	29,476	29,476	—	29,476

Net income	109,763	(26,033)	(22,744)	36,107	957,017	1,054,110	(587,836)	466,274

	For the year ended December 31, 2012
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter-segment transaction	Total
Net interest income
Interest income	4,090,920	4,688,083	337,363	288,608	1,803,651	11,208,625	279,268	11,487,893
Interest expense	(1,855,733)	(2,820,879)	(72)	(167,983)	(1,270,969)	(6,115,636)	262,208	(5,853,428)
Inter-segment	(134,749)	534,033	(331,460)	(32,769)	(35,055)	—	—	—

	2,100,438	2,401,237	5,831	87,856	497,627	5,092,989	541,476	5,634,465

Non-interest income
Non-interest income	687,246	972,849	340,024	5,759,911	2,264,746	10,024,776	(123,967)	9,900,809
Non-interest expense	(472,581)	(525,046)	(250,453)	(5,777,549)	(1,788,927)	(8,814,556)	(464,706)	(9,279,262)
Inter-segment	13,573	20,515	—	—	(34,088)	—	—	—

	228,238	468,318	89,571	(17,638)	441,731	1,210,220	(588,673)	621,547

Other expenses
Administrative expenses	(1,673,720)	(811,068)	(18,278)	(23,521)	(140,655)	(2,667,242)	4,017	(2,663,225)
Impairment losses on credit loss and others	(118,449)	(1,484,228)	(77,748)	(64,678)	(174,145)	(1,919,248)	90,541	(1,828,707)

	(1,792,169)	(2,295,296)	(96,026)	(88,199)	(314,800)	(4,586,490)	94,558	(4,491,932)

Operating income (loss)	536,507	574,259	(624)	(17,981)	624,558	1,716,719	47,361	1,764,080
Non-operating income (loss)	(18,788)	(2,849)	24,355	—	55,537	58,255	16,086	74,341

Net income before income tax expense	517,719	571,410	23,731	(17,981)	680,095	1,774,974	63,447	1,838,421

Income tax expense	(125,288)	(138,281)	(5,743)	4,352	(164,583)	(429,543)	88,039	(341,504)

Net income	392,431	433,129	17,988	(13,629)	515,512	1,345,431	151,486	1,496,917

Information on financial products and services

The financial products of the Group are classified as interest, non-interest and other goods; however, since this classification has already been reflected in the component of the operating segments above. Therefore, revenue from external customers is not separately disclosed.

Information on geographical areas

Details of the geographical revenue from external customers and non-current assets are as follows (Unit: Korean Won in millions);

	Revenue from external customers		Non-current assets
	For the ended December 31, 2012		December 31, 2013	December 31, 2012
	2013	2012(*)
Domestic	17,395,174	20,834,791	3,297,041	3,359,216
Overseas	864,152	553,911	28,210	31,898

	18,259,326	21,388,702	3,325,251	3,391,114

(*)	Revenue classified as profit from discontinued operations are included.

Revenue from external customers consists of interest income and non-interest income. Non-current assets consist of investments in associates, investment properties, premises and equipment, and intangible assets.

6.	CASH AND CASH EQUIVALENTS

(1)	Details of cash and cash equivalents are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Cash and checks	2,227,816	2,551,530
Foreign currencies	511,487	522,257
Demand deposits	2,068,864	1,079,105
Fixed deposits	664,258	440,844

	5,472,425	4,593,736

(2)	Material transactions not involving cash inflows and outflows are as follows (Unit: Korean Won in millions):

	2013	2012
Changes in other comprehensive income (loss) due to valuation of AFS financial assets	(5,370)	(334,889)
Changes in other comprehensive income of investment in associates	1,055	1,210
Changes in other comprehensive income of overseas business translation	(52,299)	(74,110)
Changes in other comprehensive income (loss) due to re-measurement	6,657	(48,826)
Changes due to the credit card division spin-off	674,825	—
Changes in investments in associates due to equity swap	54,534	75,290
Changes in accrued dividends of hybrid equity securities	5,050	(9,176)

7.	FINANCIAL ASSETS AT FVTPL

(1)	Details of financial assets at trading securities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Securities in local currency:
Korean treasury and government agencies	574,016	593,244
Financial institutions	1,019,007	2,117,764
Corporates	378,718	438,670
Equity securities	194,151	287,297
Beneficiary certificates	12,500	64,230
CP	—	2,876,291
Loaned securities	33,084	26,165

	2,211,476	6,403,661

Derivatives instruments assets:
Interest rate derivatives	1,007,819	1,573,332
Currency derivatives	1,112,025	1,297,208
Equity derivatives	54,749	57,918
Other derivatives	2,764	5,028

	2,177,357	2,933,486

Other financial assets (CMA CP)	—	1,646,507
Gold banking assets	9,299	5,582

	4,398,132	10,989,236

(2)	Structured notes of financial assets at FVTPL are as follows (Unit: Korean Won in millions):

December 31, 2013
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	—	—	Credit risk of underlying assets

December 31, 2012
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	32,133	—	Credit risk of underlying assets

8.	AFS FINANCIAL ASSETS

(1)	Details of AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,640,757	2,365,203
Financial institutions	6,512,037	5,503,457
Corporates	2,701,669	2,330,567
Others	316	316

	11,854,779	10,199,543

Equity securities:
Listed stock	478,198	444,653
Unlisted stock	701,094	759,145
Capital contributions	255,215	238,055
Beneficiary certificates	3,043,186	2,455,482

	4,477,693	3,897,335

Other securities	5,083	—

	16,337,555	14,096,878

AFS financial assets in foreign currencies:
Debt securities	228,529	262,302
Equity securities	91,613	108,954

	320,142	371,256

Loaned securities	240,034	20,413

	16,897,731	14,488,547

(2)	Details of unrealized gains or losses on AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,649,705	6,158	(15,106)	2,640,757
Financial institutions	6,508,988	4,345	(1,296)	6,512,037
Corporates	2,713,063	18,703	(30,097)	2,701,669
Others	316	—	—	316

Sub-total	11,872,072	29,206	(46,499)	11,854,779

Equity securities:
Listed stock	418,904	64,440	(5,146)	478,198
Unlisted stock	568,982	136,809	(4,697)	701,094
Capital contributions	257,470	13,572	(15,827)	255,215
Beneficiary certificates	2,986,333	59,192	(2,339)	3,043,186

Sub-total	4,231,689	274,013	(28,009)	4,477,693

Other securities	4,985	98	—	5,083

Sub-total	16,108,746	303,317	(74,508)	16,337,555

AFS financial assets in foreign currencies:
Debt securities	229,158	124	(753)	228,529
Equity securities	72,423	27,231	(8,041)	91,613

Sub-total	301,581	27,355	(8,794)	320,142

Loaned securities	239,899	313	(178)	240,034

Total	16,650,226	330,985	(83,480)	16,897,731

	December 31, 2012
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,345,127	21,543	(1,467)	2,365,203
Financial institutions	5,488,669	16,146	(1,358)	5,503,457
Corporates	2,315,031	30,286	(14,750)	2,330,567
Others	316	—	—	316

Sub-total	10,149,143	67,975	(17,575)	10,199,543

Equity securities:
Listed stock	412,834	32,255	(436)	444,653
Unlisted stock	584,008	184,430	(9,293)	759,145
Capital contributions	255,448	2,416	(19,809)	238,055
Beneficiary certificates	2,445,523	15,470	(5,511)	2,455,482

Sub-total	3,697,813	234,571	(35,049)	3,897,335

Sub-total	13,846,956	302,546	(52,624)	14,096,878

AFS financial assets in foreign currencies:
Debt securities	262,257	260	(215)	262,302
Equity securities	85,308	30,725	(7,079)	108,954

Sub-total	347,565	30,985	(7,294)	371,256

Loaned securities	19,930	483	—	20,413

Total	14,214,451	334,014	(59,918)	14,488,547

(3)	Structured notes of AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Cash CDO	138,045	—	Credit risk of underlying assets
Synthetic CDO	—	—	Credit risk of underlying assets

	138,045	—

	December 31, 2012
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Cash CDO	140,112	—	Credit risk of underlying assets
Synthetic CDO	21,422	—	Credit risk of underlying assets

	161,534	—

9.	HTM FINANCIAL ASSETS

(1)	Details of HTM financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
In local currency:
Korean treasury and government agencies	4,728,909	5,527,699
Financial institutions	2,155,965	3,242,394
Corporates	5,131,162	5,534,920

	12,016,036	14,305,013

In foreign currencies:
Debt securities	22,784	36,493

	12,038,820	14,341,506

(2)	Details of unrealized gains or losses on HTM financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
In local currency:
Korean treasury and government agencies	4,728,909	58,237	(16,900)	4,770,246
Financial institutions	2,155,965	8,012	(593)	2,163,384
Corporates	5,131,162	65,107	(6,361)	5,189,908

Sub-total	12,016,036	131,356	(23,854)	12,123,538

In foreign currencies:
Debt securities	22,784	—	—	22,784

Total	12,038,820	131,356	(23,854)	12,146,322

	December 31, 2012
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
In local currency:
Korean treasury and government agencies	5,527,699	99,011	(5,691)	5,621,019
Financial institutions	3,242,394	14,190	(300)	3,256,284
Corporates	5,534,920	96,855	(3,139)	5,628,636

Sub-total	14,305,013	210,056	(9,130)	14,505,939

In foreign currencies:
Debt securities	36,493	—	—	36,493

Total	14,341,506	210,056	(9,130)	14,542,432

10.	LOANS AND RECEIVABLES

(1)	Details of loans and receivables are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Due from banks	10,187,337	10,084,461
Loans	186,478,454	175,984,800
Other loan and receivables	10,694,889	14,139,064

	207,360,680	200,208,325

(2)	Details of due from banks are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Due from banks in local currency:
Due from the BOK	8,304,869	8,624,062
Due from depository institutions	13	4,388
Due from non-depository financial institutions	16,751	21,426
Due from the Korea Exchange	880	167
Others	7,945	8,355
Provisions for credit losses	(1,978)	(1,943)

	8,328,480	8,656,455

Due from banks in foreign currencies:
Due from banks on demand	920,713	610,699
Due from banks on time	439,595	408,417
Others	500,566	410,571
Provisions for credit losses	(2,017)	(1,681)

	1,858,857	1,428,006

	10,187,337	10,084,461

(3)	Details of restricted due from banks are as follows (Unit: Korean Won in millions):

Financial institution	December 31, 2013	December 31, 2012	Reason of restriction
Due from banks in local currency:
BOK	8,304,869	8,624,062	Reserve deposits on BOK Act and others
Korea Exchange	250	250	Joint compensation fund for loss incurred
Korea Exchange Bank and others	7,708	8,118	Litigation reserves and others

	8,312,827	8,632,430

Due from banks in foreign currencies:
BOK	701,238	458,990	Reserve deposits on BOK Act and others
Bank of Japan and others	158,058	44,442	Reserve deposits in foreign branches and others
Central bank of Japan and others	395,573	360,800	Reserve deposits in foreign subsidiary and others

Central bank of China and others	60,042	62,762	Installation deposits of financial institution and others
Korea Investment & Securities Co., Ltd. and others	2,925	—	Collateral for overseas future trading

	1,317,836	926,994

	9,630,663	9,559,424

(4)	Details of loans are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Loans in local currency	155,917,926	144,616,560
Loans in foreign currencies	9,995,683	9,505,325
Domestic banker’s usance	4,958,522	4,892,884
Credit card accounts	5,122	4,117,401
Bills bought in foreign currencies	4,234,937	4,128,832
Bills bought in local currency	90,859	551,901
Factoring receivables	175,447	156,246
Advances for customers	54,645	125,841
Privately placed bonds	497,196	788,503
Loans for debt- equity swap	498	498
Backed loans	310,748	369,606
Call loans	8,090,655	5,215,330
Bonds purchased under repurchase agreements	4,980,889	4,230,934
Other loans	50,728	42,147
Deferred loan origination fees and costs	294,955	229,311
Present value discount	(21,496)	(20,772)
Fair value hedging adjustment	142	248
Provisions for credit losses	(3,159,002)	(2,965,995)

	186,478,454	175,984,800

(5)	Details of other loans and receivables are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Accounts receivables	8,265,877	11,432,805
Accrued income	880,452	970,842
Guarantee deposits	1,022,932	1,003,640
Other assets (*)	918,097	1,071,728
Present value discount of other assets	(49,471)	(53,231)
Provisions for credit losses	(342,998)	(286,720)

	10,694,889	14,139,064

(*)	As of December 31, 2013, other assets include ￦237,229 million of receivable from other financial institutions, conforming to the agreement of financial institution council. On the other hand, as of December 31, 2013, ￦7,030 million to be paid by is accounted for as other financial liabilities and other operating income and other operating expenses were recorded respectively for the related amounts (Notes 25 and 40).

(6)	Changes in the provisions for credit losses on loans and receivables are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Consumers	Corporates	Credit cards	Others	Total
Beginning balance	(258,884)	(2,571,148)	(118,173)	(308,134)	(3,256,339)
Provisions for credit losses	(161,475)	(1,786,956)	(22,747)	(49,829)	(2,021,007)
Recoveries of written-off loans	(28,132)	(155,405)	(6,134)	—	(189,671)
Charge-off	124,192	1,378,521	39,346	445	1,542,504
Sales of loans and receivables	4,058	124,315	—	147	128,520
Unwinding effect	20,251	115,256	114	293	135,914
Others	10	50,098	249	(3,882)	46,475
Credit card division spin-off	—	—	107,332	277	107,609

Ending balance	(299,980)	(2,845,319)	(13)	(360,683)	(3,505,995)

	For the year ended December 31, 2012
	Consumers	Corporates	Credit cards	Others	Total
Beginning balance	(191,447)	(2,657,257)	(119,484)	(383,436)	(3,351,624)
Provisions for credit losses	(171,031)	(1,462,452)	(143,965)	(22,238)	(1,799,686)
Recoveries of written-off loans	(40,997)	(145,140)	(31,498)	(32)	(217,667)
Charge-off	122,316	1,514,708	175,984	843	1,813,851
Sales of loans and receivables	8,522	120,764	—	963	130,249
Unwinding effect	13,725	71,754	311	296	86,086
Others	28	(13,525)	479	95,470	82,452

Ending balance	(258,884)	(2,571,148)	(118,173)	(308,134)	(3,256,339)

(7)	Changes in deferred loan origination fees and costs are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Balance at January 1, 2013	Increase	Decrease	Balance at December 31, 2013
Deferred loan origination fees	(36,220)	(10,375)	20,511	(26,084)
Deferred loan origination costs	265,531	199,563	(144,055)	321,039

	229,311	189,188	(123,544)	294,955

	For the year ended December 31, 2012
	Balance at January 1, 2012	Increase	Decrease	Balance at December 31, 2012
Deferred loan origination fees	(48,563)	(22,396)	34,739	(36,220)
Deferred loan origination costs	202,694	181,999	(119,162)	265,531

	154,131	159,603	(84,423)	229,311

11.	THE FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The Group classified and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: fair value measurements are those derived from inputs that are observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices). Other than quoted prices included within Level 1

•	Level 3: fair value measurements are those derived from valuation technique that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

(1)	Fair value hierarchy of financial assets and liabilities measured at current fair value is as follows (Korean Won in millions):

	December 31, 2013
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Securities in local currency:
Korean treasury and government agencies	518,848	55,168	—	574,016
Financial institutions	—	1,019,007	—	1,019,007
Corporates	—	378,718	—	378,718
Equity securities	194,151	—	—	194,151
Beneficiary certificate	—	12,500	—	12,500
Loaned securities	33,084	—	—	33,084

	746,083	1,465,393	—	2,211,476

Derivatives instruments assets (*1):
Interest rate derivatives	—	1,110,961	28,244	1,139,205
Currency derivatives	—	1,102,538	9,487	1,112,025
Equity derivatives	4	2,081	52,688	54,773
Other derivatives	—	2,764	—	2,764

	4	2,218,344	90,419	2,308,767

Gold banking assets	9,299	—	—	9,299

	755,386	3,683,737	90,419	4,529,542

AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,535,915	104,842	—	2,640,757
Financial institutions	—	6,512,037	—	6,512,037
Corporates	—	2,701,669	—	2,701,669
Others	—	316	—	316

	2,535,915	9,318,864	—	11,854,779

Equity securities:
Listed stock	469,468	—	8,730	478,198
Unlisted stock	—	—	701,094	701,094
Capital contributions	—	—	255,215	255,215
Beneficiary certificates	—	2,692,904	350,282	3,043,186

	469,468	2,692,904	1,315,321	4,477,693

Other securities	—	—	5,083	5,083

	3,005,383	12,011,768	1,320,404	16,337,555

AFS financial assets in foreign currencies:
Debt securities	21,467	207,062	—	228,529
Equity securities	433	—	91,180	91,613

	21,900	207,062	91,180	320,142

Loaned securities	240,034	—	—	240,034

	3,267,317	12,218,830	1,411,584	16,897,731

	December 31, 2013
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial liabilities:
Financial liabilities at FVTPL:
Financial liabilities at trading securities:
Gold banking liabilities	9,254	—	—	9,254
Derivatives instruments liabilities (*1):	—	—	—	—
Interest rate derivatives	—	1,026,495	10,098	1,036,593
Currency derivatives	—	1,032,206	—	1,032,206
Equity derivatives	460	17,264	11,221	28,945
Other derivatives	—	2,912	—	2,912

	460	2,078,877	21,319	2,100,656

	9,714	2,078,877	21,319	2,109,910

Financial liability designated at FVTPL:
Compound financial instrument	—	6,097	336,312	342,409
Debentures in local currency	—	125,529	—	125,529
Debentures in foreign currencies	—	57,630	—	57,630

	—	189,256	336,312	525,568

	9,714	2,268,133	357,631	2,635,478

(*1)	Derivatives classified as financial assets and liabilities at FVTPL are included in derivative assets and liabilities.
(*2)	There have been no transfers between Level 1 and Level 2 financial assets and liabilities measured at fair value for the years ended December 31, 2013 and 2012. The Group recognizes transfers between levels at the end of reporting period when events or conditions change.

	December 31, 2012
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Securities in local currency:
Korean treasury and government agencies	592,907	337	—	593,244
Financial institutions	—	2,117,764	—	2,117,764
Corporates	—	438,670	—	438,670
Equity securities	287,297	—	—	287,297
Beneficiary certificate	—	64,230	—	64,230
CP	—	2,876,291	—	2,876,291
Loaned securities	26,165	—	—	26,165

	906,369	5,497,292	—	6,403,661

Derivatives instruments assets (*1):
Interest rate derivatives	—	1,840,802	—	1,840,802
Currency derivatives	—	1,299,152	—	1,299,152
Equity derivatives	319	8,393	49,206	57,918
Commodity derivatives	—	5,028	—	5,028

	319	3,153,375	49,206	3,202,900

Other financial assets (CMA CP)	—	1,646,507	—	1,646,507

Gold banking assets	5,582	—	—	5,582

	912,270	10,297,174	49,206	11,258,650

AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,361,133	4,070	—	2,365,203
Financial institutions	—	5,503,457	—	5,503,457
Corporates	—	2,330,567	—	2,330,567
Others	—	316	—	316

	2,361,133	7,838,410	—	10,199,543

	December 31, 2012
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Equity securities:
Listed stock	347,648	—	97,005	444,653
Unlisted stock	—	—	759,145	759,145
Capital contributions	—	—	238,055	238,055
Beneficiary certificates	—	2,295,203	160,279	2,455,482

	347,648	2,295,203	1,254,484	3,897,335

	2,708,781	10,133,613	1,254,484	14,096,878

AFS financial assets in foreign currencies:
Debt securities	19,143	243,159	—	262,302
Equity securities	1,541	—	107,413	108,954

	20,684	243,159	107,413	371,256

Loaned securities	20,413	—	—	20,413

	2,749,878	10,376,772	1,361,897	14,488,547

Financial liabilities:
Financial liabilities at FVTPL:
Financial liabilities at trading securities:
Gold banking liabilities	5,582	—	—	5,582
Derivatives instruments liabilities (*1):	—	—	—	—
Interest rate derivatives	—	1,626,852	58	1,626,910
Currency derivatives	—	1,167,901	—	1,167,901
Equity derivatives	—	35,905	6,443	42,348
Other derivatives	—	5,323	—	5,323

	—	2,835,981	6,501	2,842,482

	5,582	2,835,981	6,501	2,848,064

Financial liability designated at FVTPL:
Compound financial instrument	—	—	329,005	329,005
Debentures in local currency	—	227,920	—	227,920
Debentures in foreign currencies	—	87,534	—	87,534

	—	315,454	329,005	644,459

	5,582	3,151,435	335,506	3,492,523

(*1)	Derivatives classified as financial assets and liabilities at FVTPL are included in derivative assets and liabilities.
(*2)	There have been no transfers between Level 1 and Level 2 financial assets and liabilities measured at fair value for the years ended December 31, 2013 and 2012. The Group recognizes transfers between levels at the end of reporting period when events or conditions change.

The amounts of equity securities carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value are ￦23,676 million and ￦36,864 million as of December 31, 2013 and December 31, 2012, respectively. These securities are not actively traded or quoted equity instruments which were invested to special purposed entity such as asset securitization specialty and are classified into level 3 of unlisted stock and capital contributions. They are carried at cost because it is practically difficult to get financial information for valuation and expected cash flows of the unlisted equity securities cannot be measured reliably. The Group has no plan to sell these financial instruments in the near future.

Financial assets’ carrying amount and related gains on disposal of financial assets carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value are follows (Unit: Korean Won in millions):

	For the year ended December 31
	2013	2012
Carrying amount	1,195	11,752
Gain on transaction	1,943	5,384

Financial assets and liabilities at FVTPL, AFS financial assets, held-for-trading financial assets and liabilities and derivative assets and liabilities are recognized at fair value. Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Group establishes the fair value using valuation techniques. Fair value measurement methods for each type of financial instruments are as follows:

	Fair value measurement technique	Input variables
Debt securities

The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities

Risk free market rate of return and credit spread
Equity securities

Among DCF (Discounted Cash Flow) Model, FCFE (Free Cash Flow to Equity) Model, Comparable Company Analysis, Dividend Discount Model, Risk-adjusted Rate of Return Method, and Net Asset Value Method, one or two methods are used given the characteristic of the subject of fair value measurement.

Risk free market rate of return, market risk premium, corporate beta
Derivatives

The in-house developed model which is based on the models that are used by market participants in the valuation of general OTC derivative products, such as options, interest rate swaps, and currency swap that are based on inputs observable in the market.

Risk-free market rate, forward rate, volatility, foreign exchange rate, stock prices, etc.

However, for some complicated financial instruments of which valuation should be based on some assumptions since some significant or all inputs to be used in the model are not observable in the market, the in-house derived model which is developed from the general valuation models, such as Finite Difference Method (“FDM”) or Monte Carlo Simulation.

Compound financial instruments

Compound financial instrument are mostly equity linked securities. The fair value of the securities are measured by discounting the weighted average cash flow of future underlying stock price scenarios generated by Monte-Carlo simulation by a proper discount rate. To generate the scenarios, estimation of an expected rate of return of the underlying stock, a variability of the stock price, and a correlation among the stocks when the numbers of underlying stocks are more than 2 is needed. The variability of the stock price and the correlation among the stocks are estimated based on historical stock prices.

Volatility of stock price and correlation
Debentures	The fair value is measured by discounting the projected cash flows of a debenture by applying the market discount rate that is reflecting credit rating of the Group.	Risk free market rate of return and forward rate

Measurement techniques of the financial assets and financial liabilities of level 3 that are recorded at fair value and significant, unobservable inputs are as follows:

	Fair value in December 31, 2013	Fair value measurement technique	Significant unobservable Input variable	Range
Derivative assets	90,419	Option valuation model and others	Correlation	-1~1
			Historical variability	0%~70%
			Credit risk adjustment ratio	0%~100%
Derivative liabilities	21,319	Option valuation model and others	Correlation	-1~1
			Historical variability	0%~70%
Compound financial instrument	336,312	Monte Carlo Simulation	Correlation	-1~1
			Historical variability	0%~70%
Equity security	1,411,584	External appraised value and others	Expected growth rate	0%~1%

Fair value of financial assets and liabilities classified into Level 3 uses external evaluation or value that is independently appraised by the Group. Non-observable inputs used in measuring fair value are calculated from the internal system and adequacy of those inputs is reviewed at all times. Investment Valuation Committee is responsible for reviewing of external assessments, deciding of valuation methods and review of appropriateness of methodology. And the agenda of Investment Valuation Committee is reported to and approved by Risk Management Committee. Valuation methods are verified annually by focusing on large amount.

(2)	Changes in financial assets and liabilities classified into level 3 are as follows (Unit: Korean Won in millions):

	Transfer into/out of level 3 for the year ended December 31, 2013
	January 1, 2013	Net Income (loss)	Other comprehensive income (loss)	Purchases/ Issuances	Disposals/ Settlements	Transfer to or from level 3 (*6)	December 31, 2013
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Derivative assets:
Interest rate derivatives (*1)	—	3,379	—	(550)	188	25,227	28,244
Currency derivatives (*2)	—	—	—	—	—	9,487	9,487
Equity derivatives	49,206	(9,759)	—	13,241	—	—	52,688

	49,206	(6,380)	—	12,691	188	34,714	90,419

AFS financial assets:
Listed stock in local currency (*3)	97,005	(34,654)	9,721	22,668	(19,173)	(66,873)	8,730
Unlisted stock in local currency (*4)	759,145	(49,757)	(23,483)	97,628	(82,214)	(225)	701,094
Capital contributions in local currency	238,055	8,077	14,820	48,330	(54,067)	—	255,215
Beneficiary certificates in local currency (*4)	160,279	(3,674)	6,113	58,862	(4,405)	133,107	350,282

	1,254,484	(80,008)	7,171	227,488	(159,859)	66,045	1,315,321

Others in local currency	—	—	418	4,665	—	—	5,083

	1,254,484	(80,008)	7,589	232,153	(159,859)	66,045	1,320,404

Equity securities in foreign currencies	107,413	3,082	(4,275)	3,517	(18,557)	—	91,180

	1,361,897	(76,926)	3,314	235,670	(178,416)	66,045	1,411,584

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives (*1)	58	5,558	—	860	(1,031)	4,653	10,098
Currency derivatives (*5)	—	604	—	—	—	(604)	—
Equity derivatives (*1)	6,443	3,076	—	—	—	1,702	11,221

	6,501	9,238	—	860	(1,031)	5,751	21,319

Financial liabilities at FVTPL
Compound financial instruments	329,005	7,998	—	256,120	(256,811)	—	336,312

	335,506	17,236	—	256,980	(257,842)	5,751	357,631

(*1)	The derivative assets and liabilities were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets and liabilities by using the valuation techniques that include unobservable inputs from previously using valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the asset or liability.
(*2)	The derivative assets were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets by using the valuation techniques that include significant unobservable inputs.
(*3)	The AFS assets were transferred out of level 3 upon the change of the fair value measurement method of the assets by using quoted prices in the active market from previously using the external valuation specialists.
(*4)	AFS financial assets were transferred into or out of level 3 upon the changes in the degree of subjectivity and uncertainty used to measure fair values for the AFS financial assets.
(*5)	The derivative liabilities were transferred into level 2 from level 3 upon the change of the fair value measurement of the liabilities by using the valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the asset or liability from previously the valuation techniques based on unobservable inputs.

(*6)	The Group recognizes transfers between levels at the end of reporting period within which events or conditions change.

Out of the amounts recognized in net income for the year ended December 31, 2013, amounts related to assets and liabilities that the Group currently holds are recognized as net losses of ￦101,827 million, which are included in gain or loss on financial instruments at FVTPL and gain or loss on AFS financial assets in the statements of comprehensive income.

	Transfer into/out of level 3 for the year ended December 31, 2012
	January 1, 2012	Net income	Other comprehensive income (loss)	Purchases/ Issuances	Disposals/ Settlements	Transfer to or from level 3	December 31, 2012
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Derivative assets:
Equity derivatives	31,191	18,015	—	—	—	—	49,206

AFS financial assets:
Listed stock in local currency (*1)	477,635	367,269	(370,282)	87,924	(466,199)	658	97,005
Unlisted stock in local currency	747,675	(138)	24,539	29,208	(42,139)	—	759,145
Capital contributions in local currency	252,002	(2,323)	(16,720)	31,484	(26,388)	—	238,055
Beneficiary certificates in local currency (*2)	225,536	74,767	(37,287)	14,137	(121,592)	4,718	160,279

	1,702,848	439,575	(399,750)	162,753	(656,318)	5,376	1,254,484

Equity securities in foreign currencies	136,067	(6,771)	(4,167)	5,224	(22,940)	—	107,413

	1,838,915	432,804	(403,917)	167,977	(679,258)	5,376	1,361,897

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives	43	232	—	—	(217)	—	58
Equity derivatives	10,158	(2,813)	—	195	(1,097)	—	6,443

	10,201	(2,581)	—	195	(1,314)	—	6,501

Financial liabilities at FVTPL
Compound financial instrument	273,449	29,138	—	84,353	(57,935)	—	329,005

	283,650	26,557	—	84,548	(59,249)	—	335,506

(*1)	The AFS assets were transferred into level 3 from level 1 upon the change of the fair value measurement method of the assets by using the external valuation specialists from previously using quoted prices in the active market.
(*2)	The AFS financial assets were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets by using the valuation techniques that include unobservable inputs from valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the asset or liability. The Group recognizes transfers between levels at the end of reporting period within which events or conditions change.

Out of the amounts recognized in net income for the year ended December 31, 2012, amounts related to assets and liabilities that the Group currently holds are recognized as net gain of ￦61,608 million, which are included in gain or loss on financial instruments at FVTPL and gain or loss on AFS financial assets in the statements of comprehensive income.

(3)	The following table shows the sensitivity of level 3 fair values to reasonably possible alternative assumptions.

The sensitivity analysis of the financial instruments has been performed by classifying with favorable and unfavorable changes based on how changes in unobservable assumptions have effects on the fluctuations of financial instruments’ value. When the fair value of a financial instrument is affected by more than one unobservable assumption, the below table reflects the most favorable or the most unfavorable changes which result from varying the assumptions individually. There are two types of level 3 financial instruments which should be done through sensitivity analysis. Some instruments, such as equity derivatives and interest rate derivatives, that fair value changes are recognized as current income. Others, such as equity securities, debt securities, and beneficiary certificates that fair value changes are recognized as other comprehensive income. And equity securities, of which fair value level is classified level 3, measured at cost are excluded from sensitivity analysis.

The following table shows the sensitivity analysis to disclose the effect of reasonably possible alternative assumptions on the fair value of a level 3 financial instruments for as of December 31, 2013 and December 31, 2012 (Unit: Korean Won in millions):

	December 31, 2013
	Net income (loss)		Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets held-for-trading:
Derivative assets (*1)	18,827	(12,342)	—	—
AFS financial assets:
Equity securities (*2)	—	—	64,129	(26,894)
Beneficiary certificates (*3)	—	—	5,851	(5,642)
Other securities (*3)	—	—	130	(128)

	—	—	70,110	(32,664)

	18,827	(12,342)	70,110	(32,664)

Financial liabilities:
Financial liabilities held-for-trading:
Derivative liabilities (*1)	3,975	(3,992)	—	—
Financial liabilities at FVTPL
Compound financial instrument (*1)	3,024	(2,982)	—	—

	6,999	(6,974)	—	—

	December 31, 2012
	Net income (loss)		Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets held-for-trading:
Derivative assets (*1)	9,241	(9,083)	—	—
AFS financial assets:
Equity securities (*2)	—	—	116,488	(47,998)
Beneficiary certificates (*3)	—	—	1,953	(1,896)

	—	—	118,441	(49,894)

	9,241	(9,083)	118,441	(49,894)

Financial liabilities:
Financial liabilities held-for-trading:
Derivative liabilities (*1)	3,550	(3,662)	—	—
Financial liabilities at FVTPL
Compound financial instrument (*1)	5,900	(6,180)	—	—

	9,450	(9,842)	—	—

(*1)	Fair value changes of equity derivatives and financial assets designed at FVTPL are calculated by increasing or decreasing historical fluctuation rate of stock price and correlation by 10%. The historical fluctuation rate of stock price and correlation are major unobservable variables. Fair value changes of interest rate-linked and currency-linked derivatives are calculated by increasing or decreasing historical fluctuation rate of interest rate and credit risk adjustment by 10%.

(*2)	Fair value changes of equity securities are calculated by increasing or decreasing growth rate (0~1%) and discount rate or liquidation value (-1~1%) and discount rate. The growth rate, discount rate, and liquidation value are major unobservable variables.
(*3)	Fair value changes of beneficiary certificates are calculated by increasing or decreasing price fluctuation of trust property and discount rate by 1%, respectively. The price fluctuation of trust property and discount rate are major unobservable variables.

(4)	Fair value and carrying amount of financial assets and liabilities that are recorded at amortized cost are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Fair value			Carrying Value
	Level 1	Level 2	Level 3
Financial assets:
HTM financial assets
Korean treasury and government agencies	2,682,460	2,087,786	—	4,728,909
Financial institutions debt securities and others	—	7,376,076	—	7,309,911

	2,682,460	9,463,862	—	12,038,820

Loans and receivables	—	—	207,580,684	207,360,680
Financial liabilities:
Deposits due to customers	—	175,169,966	—	175,209,309
Borrowings	—	17,270,399	—	17,264,362
Debentures	—	16,963,469	—	16,088,973
Other financial liabilities	—	19,399,034	—	19,401,628

	December 31, 2012
	Fair value			Carrying Value
	Level 1	Value	Level 3
Financial assets:
HTM financial assets
Korean treasury and government agencies	3,691,528	1,929,491	—	5,527,699
Financial institutions debt securities and others	—	8,921,413	—	8,813,807

	3,691,528	10,850,904	—	14,341,506

Loans and receivables	—	—	202,139,877	200,208,325
Financial liabilities:	—
Deposits due to customers	—	169,300,346	—	169,216,255
Borrowings	—	17,479,730	—	17,446,930
Debentures	—	18,875,761	—	17,841,978
Other financial liabilities	—	20,771,932	—	20,771,744

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Group measures fair value of the financial instruments using valuation techniques. Fair value measurement techniques and input variable for each type of financial instruments that are recorded at amortized cost are as follows:

	Fair value measurement technique	Input variables
Debt securities

The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities.

Risk free market rate of return and credit spread
Loans and receivables

The fair value is measured by discounting the projected cash flows of loan products by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the debtor.

Risk free market rate of return, credit spread and prepayment ratio
Deposits due to customers, borrowings and debentures	The fair value is measured by discounting the projected cash flows of debt products by applying the market discount rate that is reflecting credit rating of the Group.	Risk free market rate of return and forward rate

12.	TRANSFER OF FINANCIAL INSTRUMENTS AND OFFSETTING

(1)	Transferred financial assets that do not meet the condition for derecognition.

1)	Bonds Sold Under Repurchase Agreements

The financial instruments that were disposed but the Group agreed to repurchase at the fixed amounts at the same time, so that they did not meet the conditions of derecognition, are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Transfer assets	AFS financial assets	126,589	291,504
	HTM financial assets	651,582	943,694
		778,171	1,235,198
Liabilities	Bonds Sold Under Repurchase Agreements	513,442	890,367

2)	Loaned securities

When the Group loans its securities to outside parties, the legal ownerships of the securities are transferred, however, they should be returned at the end of lending period therefore the Group does not derecognize them from the consolidated financial statements as it owns majority of risks and benefits from the securities continuously regardless of the transfer of legal ownership.

		December 31, 2013	December 31, 2012	Loaned to
Financial assets at FVTPL:	Equity securities listed stock	33,084	26,165	Samsung securities Co., Ltd. and others
AFS financial assets	Debt securities Korean treasury and government agencies	240,034	20,413	Korea securities depository

		273,118	46,578

(2)	Derecognized financial instrument through disposals, on which the Group has continuous involvement

The book value, fair value of, and maximum exposure to loss from the financial assets that were derecognized from the consolidated financial statements of the Group through disposals, but the Group still have continuous involvements are as follows (Unit: Korean Won in millions)

	December 31, 2013
	Type of continuous involvement	Book value of continuous participation	Fair value of continuous participation	Maximum exposure to loss
KAMCO tenth Asset Securitization Specialty (“KAMCO specialty”)	Acquisition of subordinated bonds of KAMCO specialty	1,746	1,851	1,746
Conditional disposal of loans to KAMCO (*)	Guarantee against loss on transferred assets by the Group	—	—	709

	December 31, 2012
	Type of continuous involvement	Book value of continuous participation	Fair value of continuous participation	Maximum exposure on loss
KAMCO specialty	Acquisition of subordinated bonds of KAMCO specialty	1,746	1,930	1,746
Conditional disposal of loans to KAMCO (*)	Guarantee against loss on transferred assets by the Group	—	—	709

(*)	The transferred assets are not settled yet. Therefore the cash flow upon the settlement is not determinable as of December 31, 2013. And the maximum exposure to loss represents the carrying amounts of the assets at the date when they were transferred to KAMCO. The Group derecognized the transferred assets although the Group retains and continues to retain substantially all such risks and rewards by applying the transition exemptions in K-IFRS 1101.

(3)	Financial assets and liabilities subject to offsetting, enforceable master netting agreements and similar agreements are as follows (Unit: Korean Won in millions):

The Group has both domestic exchange receivables and domestic exchange payables which satisfy offsetting criteria of K-IFRS 1032. And the domestic exchange receivables (payables) are offset by domestic exchange payables (receivables) and recorded as loans and receivables or other financial liabilities in the consolidated statements of financial position.

Certain financial assets and liabilities of the Group is subject to an enforceable master netting arrangement or similar agreement, under the circumstances of the counter-party’s default, insolvency or bankruptcy, These financial assets and liabilities includes derivative assets, derivative liabilities, receivable spot exchange and payable spot exchange which do not satisfy the offsetting criteria of K-IFRS 1032.

In accordance with the collateral arrangements, cash collateral, which do not satisfy the offsetting criteria of K-IFRS 1032, can be offset with the net amount of derivatives assets, derivative liabilities, receivable spot exchange and payable spot exchange under the circumstances of the counter-party’s default, insolvency or bankruptcy.

The Group has bonds sold under repurchase agreements which accounted as secured borrowings and bonds purchased under repurchase agreements which accounted as secured loans. The Group under the repurchase agreements has offsetting right only upon the counter-party’s default, insolvency or bankruptcy, thus the repurchase agreements are applied by the TBMA/ISMA Global Master Repurchase Agreement of which do not satisfy the offsetting criteria of K-IFRS 1032. The Group disclosed bonds sold (purchased) under repurchase agreements as borrowings (loans and receivables).

The details of the Group’s recognized financial assets and liabilities subject to enforceable master netting arrangement or similar agreements as of December 31, 2013 and December 31, 2012, are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Gross amounts of recognized financial assets	Gross amounts of recognized financial liabilities off-set in the statement of financial position	Net amounts of financial assets presented in the statement of financial statement	Non-offsetting amounts in the statement of financial position		Net amounts
				Master netting arrangement and others	Cash collateral received
Financial assets:
Derivative assets and others (*1)	2,255,988	—	2,255,988	8,960,106	121,043	472,473
Receivable spot exchange (*2)	7,297,634	—	7,297,634			—
Bonds purchased under resale agreements	4,980,889	—	4,980,889	4,980,889	—	—
Domestic exchanges receivable (*3)	23,805,554	23,222,175	583,379	—	—	583,379

	38,340,065	23,222,175	15,117,890	13,940,995	121,043	1,055,852

Financial liabilities:
Derivative liabilities and others (*1)	2,088,469	—	2,088,469			759,550
Compound financial instrument	342,409	—	342,409			—
Payable spot exchange (*4)	7,298,804	—	7,298,804	8,970,132	—	—
Bonds sold under repurchase agreements	513,442	—	513,442	513,442	—	—
Domestic exchanges payable	25,988,995	23,222,175	2,766,820	2,746,297	—	20,523

	36,232,119	23,222,175	13,009,944	12,229,871	—	780,073

	December 31, 2012
	Gross amounts of recognized financial assets	Gross amounts of recognized financial liabilities off-set in the statement of financial position	Net amounts of financial assets presented in the statement of financial statement	Non-offsetting amounts in the statement of financial position		Net amounts
				Master netting arrangement and others	Cash collateral received
Financial assets:
Derivative assets and others (*1)	3,009,053	—	3,009,053	12,736,161	111,587	470,910
Receivable spot exchange (*2)	10,309,605	—	10,309,605			—
Bonds purchased under resale agreements	4,230,934	—	4,230,934	4,230,934	—	—
Domestic exchanges receivable (*3)	28,588,503	27,703,689	884,814	—	—	884,814

	46,138,095	27,703,689	18,434,406	16,967,095	111,587	1,355,724

Financial liabilities:
Derivative liabilities and others (*1)	2,819,907	—	2,819,907			758,375
compound financial instrument	329,005	—	329,005			—
Payable spot exchange (*4)	10,309,364	—	10,309,364	12,699,901	—	—
Bonds sold under repurchase agreements	890,367	—	890,367	890,367	—	—
Domestic exchanges payable	27,763,020	27,703,689	59,331	59,331	—	—

	42,111,663	27,703,689	14,407,974	13,649,599	—	758,375

(*1)	Derivatives assets and liabilities are including derivatives held-for-trading and derivatives held-for-hedging.
(*2)	Receivable spot exchanges are included in receivables of loans and receivables.
(*3)	Domestic exchanges receivables are included in other financial assets of loans and receivables.
(*4)	Payable spot exchanges are included in accounts payable of other financial liabilities.

13.	INVESTMENTS IN ASSOCIATES

(1)	Investments in associates are as follows (Unit: Korean Won in millions):

				December 31, 2013
Associates	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1) (*7)	Korea	739,100	Manufacturing	18,497,105	12.5	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1st	Korea	314,500	Securities investment	67,446,424,658	21.4	December 31
Woori Service Networks Co., Ltd. (*3)	Korea	500	Freight & staffing	4,704	4.9	November 30
Woori Private Equity Fund	Korea	172,600	Securities investment	49,931	28.9	December 31
Korea Credit Bureau Co., Ltd. (*2)	Korea	10,000	Credit information	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*3)	Korea	6,000	Security service	183,870	15.3	November 30
United PF 1st Corporate Financial Stability (*2)	Korea	1,081,400	Securities investment	190,650	17.7	December 31
Chin Hung International Inc. (*3)(*6)(*7)	Korea	47,300	Construction	25,010,400	26.8	November 30
Phoenix Digital Tech Co., Ltd. (*4)	Korea	2,000	Manufacturing	73,160	18.3	December 31
Poonglim Industrial Co., Ltd. (*8)	Korea	69,200	Construction	4,146,800	29.9	September 30
Ansang Tech Co., Ltd. (*5)	Korea	300	Manufacturing	21,800	23.0	—
STX Engine Co., Ltd. (*1)(*5)(*7)	Korea	123,000	Manufacturing	7,379,600	15.0	—
Samho International Co., Ltd. (*1)(*5)(*7)	Korea	75,900	Construction	1,190,000	7.8	—
Force TEC Co., Ltd. (*5)	Korea	76,700	Freight & staffing	34,144,788	22.6	—
Hana Engineering & Construction Co., Ltd. (*5)	Korea	3,900	Construction	177,874	22.2	—

	December 31, 2012
Associates	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1) (*7)	22,514,800	17.8	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1st	90,297,987,131	21.4	December 31
Woori Service Networks Co., Ltd. (*3)	4,704	4.9	November 30
Woori Private Equity Fund	53,286	28.9	December 31
Korea Credit Bureau Co., Ltd. (*2)	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*3)	183,870	15.3	November 30
United PF 1st Corporate Financial Stability (*2)	190,650	17.7	December 31
Chin Hung International Inc. (*3)(*6)(*7)	125,052,000	27.9	November 30
Phoenix Digital Tech Co., Ltd. (*4)	73,160	18.3	December 31
Poonglim Industrial Co., Ltd. (*8)	4,316,176	31.6	—

(*1)	The Group has significant influence in the creditors’ council.
(*2)	The Group can participate in the decision making body and exercise significant influence over Korea Credit Bureau Co., Ltd. and the United PF 1st Corporate Financial Stability through business partnerships.
(*3)	The significant business of Woori Service Network and Korea Finance Security is transacted mostly with the Group. As the financial statements as of December 31, 2013 of Korea Finance Security are not available, the Group applied the equity method by using the financial statements as of November 30, 2013 and adjusted for the effects of significant transactions or events that occurred between the date of those financial statements and the date of the consolidated financial statements.
(*4)	The Group’s ownership ratio in the entity based on the shares that have voting rights is 25.1%, therefore it is concluded that the Group has significant influence over the entity.
(*5)	The Group is holding the interest through debt for equity swap during the current period. In addition, the carrying values of investments in Ansang Tech and Hana Construction are nil as at the end of 2013.
(*6)	Due to the capital reduction of Chin Hung International Inc., which was performed during the current fiscal year, the number of shares owned by the Group diminished to 25,010,400 from 125,052,000.

(*7)	The investments in associates that have quoted market prices are Kumho Tire (Current year: KRW 11,500, Previous year: KRW 13,000), Chin Hung International Inc. (Current year: KRW 1,610, Previous year: KRW 648), STX Engine (Current year: KRW 4,600, Previous year: Not applicable), and Samho Co., Ltd. (Current year: KRW 3,300, Previous year: Not applicable)
(*8)	As the financial statements as of December 31, 2013 are not available, the Group applied the equity method by using the financial statements as of September 30, 2013 and adjusted for the effects of significant transactions or events that occurred between the date of those financial statements and the date of the consolidated financial statements.

(2)	The entities excluded from associates, although their percentage of ownership is higher than 20% as of December 31, 2013 and 2012 are as follows:

(As of December 31, 2013)

Associate	Number of shares owned	Percentage of ownership
Vogo 2-2 Special Purpose Entity (*1)	24,548,281,071	36.4%
LIG E&C Co., Ltd. (*2)	755,946	22.8%
Orient Shipyard Co., Ltd. (*2)	465,050	23.0%
GinsengK Co., Ltd. (*2)	2,107,432	20.2%
Pi City Co., Ltd (*2)	871,631	21.1%

(*1)	Even though the Group’s ownership ratio in the entity is more than 20% as a limited partner, it is determined that the Group does not have significant influence over the entity since the Group cannot exercise significant influence in the decision making bodies, such as the investment committee, thus it has been excluded from the investments in associates.
(*2)	Even though the Group’s ownership ratio in the entity is more than 20%, it does not have significant influence over the entities due to the fact that the entities are going through workout process under receivership, thus they have been excluded from the investments in associates.

(As of December 31, 2012)

Associate	Number of shares owned	Percentage of ownership
Vogo 2-2 Special Purpose Entity (*)	24,187,282,362	34.6%

(*)	Even though the Group’s ownership ratio in the entity is more than 20% as a limited partner, it is determined that the Group does not have significant influence over the entity since the Group cannot exercise significant influence in the decision making bodies, such as the investment committee, thus it has been excluded from the investments in associates.

(3)	Changes in carrying value of investments in associates accounted for using the equity method are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
Investee	Acquisition cost	January 1, 2013	Gain (loss) on valuation	Acquisitions	Disposals and others	Dividends	Capital	Other changes	December 31, 2013
Kumho Tires Co., Ltd.	93,003	156,029	20,380	—	(29,378)	—	(2,330)	(4,600)	140,101
Woori Blackstone Korea Opportunity Private Equity Fund 1	67,446	99,125	5,918	—	(22,851)	(6,360)	—	—	75,832
Woori Service Networks Co., Ltd.	24	129	14	—	—	(7)	—	—	136
Woori Private Equity Fund	49,931	15,151	3,424	—	(3,354)	—	(1,123)	—	14,098
Korea Credit Bureau Co., Ltd.	3,600	3,031	316	—	—	—	—	—	3,347
Korea Finance Security Co., Ltd.	758	4,244	122	—	—	(55)	—	—	4,311
United PF 1st Corporate Financial Stability	191,617	201,364	2,366	—	—	—	—	—	203,730
Chin Hung International Inc.	60,275	56,223	(10,156)	—	—	—	919	(1,086)	45,900
Phoenix Digital Tech Co., Ltd.	538	559	(3,364)	—	—	—	3,925	—	1,120
Poonglim Industrial Co., Ltd.	13,916	14,477	(16,680)	—	(554)	—	1	5,835	3,079
STX Engine Co., Ltd.	47,008	—	—	47,008	—	—	—	—	47,008
Samho International Co., Ltd.	7,492	—	—	7,492	—	—	—	—	7,492
Force TEC Co., Ltd.	34	—	—	34	—	—	—	—	34

	535,642	550,332	2,340	54,534	(56,137)	(6,422)	1,392	149	546,188

	For the year ended December 31, 2012
Investee	Acquisition cost	January 1, 2012	Gain (loss) on valuation	Acquisitions	Disposals and others	Dividends	Capital	Other changes	December 31, 2012
Kumho Tires Co., Ltd.	113,204	111,357	16,646	—	—	—	3,324	24,702	156,029
Woori Blackstone Korea Opportunity Private Equity Fund 1	90,298	76,828	9,883	16,301	(1,403)	(2,484)	—	—	99,125
Woori Service Networks Co., Ltd.	24	98	38	—	—	(7)	—	—	129
Woori Private Equity Fund	53,286	32,475	(7,286)	—	(11,222)	—	1,184	—	15,151
Korea Credit Bureau Co., Ltd.	3,600	3,012	283	—	—	—	(264)	—	3,031
Korea Finance Security Co., Ltd.	758	3,468	831	—	—	(55)	—	—	4,244
United PF 1st Corporate Financial Stability	191,617	149,099	8,815	43,617	—	—	—	(167)	201,364
Chin Hung International Inc.	60,275	—	(4,103)	60,275	—	—	51	—	56,223
Phoenix Digital Tech Co., Ltd.	538	—	2,319	538	—	—	(2,698)	400	559
Poonglim Industrial Co., Ltd.	14,477	—	—	14,477	—	—	—	—	14,477

	528,077	376,337	27,426	135,208	(12,625)	(2,546)	1,597	24,935	550,332

(4)	Condensed financial information related to most of investments in associates accounted for using the equity method is as follows (Unit: Korean Won in millions):

	As of and for the year ended December 31, 2013
Investee	Assets	Liabilities	Operating revenue	Net income (Net loss)
Kumho Tires Co., Ltd.	4,516,507	3,453,028	3,676,336	110,580
Woori Blackstone Korea Opportunity Private Equity Fund	354,993	894	13,794	27,620
Woori Service Networks Co., Ltd.	4,485	1,736	14,131	1,061
Woori Private Equity Fund	52,623	3,880	872	11,864
Korea Credit Bureau Co., Ltd.	63,043	16,542	51,571	4,909
Korea Finance Security Co., Ltd.	31,113	2,985	45,003	6,356
United PF 1st Corporate Financial Stability	1,159,220	10,294	152,315	13,567
Phoenix Digital Tech Co., Ltd.	23,159	17,044	33,409	(251)
Chin Hung International Inc.	551,443	459,171	403,977	(14,915)
Poonglim Industrial Co., Ltd.	545,000	472,549	164,734	(54,314)
STX Engine Co., Ltd.	1,975,978	1,726,903	542,281	(560,405)
Samho International Co., Ltd.	680,075	565,878	646,868	8,399

	As of and for the year ended December 31, 2012
Investee	Assets	Liabilities	Operating revenue	Net income (Net loss)
Kumho Tires Co., Ltd.	4,782,299	3,893,931	4,047,691	120,584
Woori Blackstone Korea Opportunity Private Equity Fund	463,839	1,687	51,321	44,918
Woori Service Networks Co., Ltd.	4,383	1,774	12,874	1,140
Woori Private Equity Fund	1,522,818	1,453,866	210,079	(25,189)
Korea Credit Bureau Co., Ltd.	55,944	13,834	47,660	5,019
Korea Finance Security Co., Ltd.	29,363	1,666	42,196	5,703
United PF 1st Corporate Financial Stability	1,153,268	17,685	98,873	48,241
Phoenix Digital Tech Co., Ltd.	24,435	21,388	18,497	7,328
Chin Hung International Inc.	581,766	456,016	480,238	(62,617)
Poonglim Industrial Co., Ltd.	556,432	634,856	348,420	(862,251)

(5)	Adjustments to calculate carrying value of most of investments in associates out of their net asset are as follows (Unit: Korean Won in millions) :

	December 31, 2013
Investee	Net assets	Percentage of Ownership	Share in net assets	Good will	Internal transaction and others	Carrying value of investments in associates
Kumho Tires Co., Ltd. (*)	1,063,479	12.5%	128,248	15,125	(3,272)	140,101
Woori Blackstone Korea Opportunity Private Equity Fund	354,099	21.4%	75,949	—	(117)	75,832
Woori Service Networks Co., Ltd.	2,749	4.9%	136	—	—	136
Woori Private Equity Fund	48,743	28.9%	14,098	—	—	14,098
Korea Credit Bureau Co., Ltd.	46,501	7.2%	3,347	—	—	3,347
Korea Finance Security Co., Ltd.	28,128	15.3%	4,311	—	—	4,311
United PF 1st Corporate Financial Stability	1,148,926	17.7%	203,730	—	—	203,730
Phoenix Digital Tech Co., Ltd.	6,115	18.3%	1,120	—	—	1,120
Chin Hung International Inc. (*)	92,272	26.8%	24,541	21,359	—	45,900
Poonglim Industrial Co., Ltd.	72,451	29.9%	(35,275)	38,354	—	3,079
STX Engine Co., Ltd.	249,075	15.0%	32,080	14,928	—	47,008
Samho International Co., Ltd.	114,197	7.8%	8,952	—	(1,460)	7,492

	December 31, 2012
Investee	Net assets	Percentage of Ownership	Share in net assets	Good will	Internal transaction and others	Carrying value of investments in associates
Kumho Tires Co., Ltd. (*)	888,368	17.8%	137,619	18,410	—	156,029
Woori Blackstone Korea Opportunity Private Equity Fund	462,152	21.4%	99,125	—	—	99,125
Woori Service Networks Co., Ltd.	2,609	4.9%	129	—	—	129
Woori Private Equity Fund	68,952	28.9%	15,151	—	—	15,151
Korea Credit Bureau Co., Ltd.	42,110	7.2%	3,031	—	—	3,031
Korea Finance Security Co., Ltd.	27,697	15.3%	4,244	—	—	4,244
United PF 1st Corporate Financial Stability	1,135,583	17.7%	201,364	—	—	201,364
Phoenix Digital Tech Co., Ltd.	3,047	18.3%	559	—	—	559
Chin Hung International Inc. (*)	125,750	27.9%	34,864	21,359	—	56,223
Poonglim Industrial Co., Ltd.	(78,424)	32.4%	(25,445)	39,922	—	14,477

(*)	The net asset amount is after considering preferred stocks.

14.	INVESTMENT PROPERTIES

(1)	Investment properties are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Acquisition cost	348,268	357,347
Accumulated depreciation	(14,434)	(11,165)

Net carrying value	333,834	346,182

(2)	Changes in investment properties are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance of net carrying amount	346,182	349,459
Disposals	(5,212)	—
Depreciation	(3,414)	(3,437)
Impairment loss (reversal)	(117)	80
Classified to assets held-for-sale	(3,594)	—
Foreign currencies translation adjustments	(11)	(65)
Transfers from Premises and equipment	—	145

Ending balance of net carrying value	333,834	346,182

(3)	Fair value of investment properties as of December 31, 2013 are as follows (Unit: Korean Won in millions):

The fair value of investment property based on an assessment that was independently performed by external appraisal agencies as of December 31, 2013, is classified as level 3 in the fair value hierarchy.

Classification	The latest revaluation date	Land	Building	Total
Woori Finance Sangam Center and other	March 31, 2013	270,661	70,073	340,734

(4)	For the years ended December 31, 2013 and 2012, revenue occurred from investment properties is ￦14,416 million and ￦13,468 million, and the operating expenses directly related to the investment properties that generate rented fee amount to ￦1,223 million and ￦1,426 million, respectively.

15.	PREMISES AND EQUIPMENT

(1)	Details of premises and equipment are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Acquisition cost	1,512,066	794,510	397,715	339,924	31	3,044,246
Accumulated depreciation	—	(91,945)	(301,377)	(281,711)	—	(675,033)

Net carrying value	1,512,066	702,565	96,338	58,213	31	2,369,213

	December 31, 2012
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Acquisition cost	1,517,728	772,646	393,929	317,088	3,680	3,005,071
Accumulated depreciation	—	(68,084)	(291,259)	(260,048)	—	(619,391)

Net carrying value	1,517,728	704,562	102,670	57,040	3,680	2,385,680

(2)	Details of changes in premises and equipment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Beginning balance	1,517,728	704,562	102,670	57,040	3,680	2,385,680
Foreign currencies translation adjustment	(29)	(242)	(530)	53	(4)	(752)
Acquisitions	618	18,683	33,130	20,899	3,276	76,606
Disposals	(2,809)	(353)	(1,826)	(981)	(1)	(5,970)
Depreciation (*)	—	(24,329)	(35,615)	(28,044)	—	(87,988)
Classified to assets held-for-sale	(955)	(1,834)	—	—	—	(2,789)
Other transfers	—	6,920	—	—	(6,920)	—
Others	—	—	—	9,568	—	9,568
Credit card division spin-off	(2,487)	(842)	(1,491)	(322)	—	(5,142)

Ending balance	1,512,066	702,565	96,338	58,213	31	2,369,213

	For the year ended December 31, 2012
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Beginning balance	1,519,991	692,259	87,410	43,468	2,832	2,345,960
Foreign currencies translation adjustment	(95)	(246)	(842)	(445)	(37)	(1,665)
Acquisitions	2,742	30,708	54,203	35,362	8,835	131,850
Disposals	(3,925)	(838)	(384)	(1,530)	—	(6,677)
Depreciation (*)	—	(24,041)	(38,115)	(23,248)	—	(85,404)
Classified to assets held- for-sale	(937)	290	—	—	—	(647)
Other transfers	(48)	6,430	269	—	(7,950)	(1,299)
Others	—	—	129	3,433	—	3,562

Ending balance	1,517,728	704,562	102,670	57,040	3,680	2,385,680

(*)	￦279 million and ￦1,030 million are included in depreciation classified into profit and loss from discontinued operations for the years ended December 31, 2013 and 2012, respectively.

16.	INTANGIBLE ASSETS

(1)	Details of intangible assets are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Development costs	Software	Industrial property rights	Core deposits	Others	Membership deposits (*)	Total
Cost of purchases or appraised value	18,463	824	397	3,107	347,126	13,601	383,518
Accumulated depreciation	(13,235)	(539)	(164)	(3,107)	(289,089)	—	(306,134)
Accumulated impairment losses	—	—	—	—	—	(1,368)	(1,368)

Net carrying value	5,228	285	233	—	58,037	12,233	76,016

	December 31, 2012
	Development costs	Software	Industrial property rights	Core deposits	Others	Membership deposits (*)	Total
Cost of purchases or appraised value	14,619	789	287	3,153	346,617	12,427	377,892
Accumulated depreciation	(12,697)	(427)	(121)	(2,917)	(251,466)	—	(267,628)
Accumulated impairment losses	—	—	—	—	—	(1,344)	(1,344)

Net carrying value	1,922	362	166	236	95,151	11,083	108,920

(*)	Membership deposits include golf clubs and condominium membership deposits and their useful life cannot be measured. The Group has recognized impairment loss for the membership deposits since the recoverable amount is lower than the carrying amount.

(2)	Details of changes in intangible assets are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Development costs	Software	Industrial property rights	Core deposits	Others	Membership deposits	Total
Beginning balance	1,922	362	166	236	95,151	11,083	108,920
Foreign currencies translation adjustments	—	—	—	6	(79)	(50)	(123)
Acquisitions	5,264	34	120	—	9,915	3,380	18,713
Depreciation (*1)	(976)	(111)	(50)	(242)	(42,766)	—	(44,145)
Impairment loss (Reversal of impairment loss) (*2)	—	—	—	—	—	(780)	(780)
Disposals	(982)	—	—	—	(754)	(616)	(2,352)
Credit card division spin-off	—	—	(3)	—	(3,430)	(784)	(4,217)

Ending balance	5,228	285	233	—	58,037	12,233	76,016

	For the year ended December 31, 2012
	Development costs	Software	Industrial property rights	Core deposits	Others	Membership deposits	Total
Beginning balance	3,173	468	150	594	131,301	11,701	147,387
Foreign currencies translation adjustment	(1)	—	1	(26)	(213)	(168)	(407)
Acquisitions	76	23	48	—	7,722	1,554	9,423
Depreciation (*1)	(1,326)	(129)	(33)	(332)	(44,745)	—	(46,565)
Impairment loss (Reversal of impairment loss) (*2)	—	—	—	—	—	(1,661)	(1,661)
Disposals	—	—	—	—	(66)	(343)	(409)
Transfers	—	—	—	—	1,152	—	1,152

Ending balance	1,922	362	166	236	95,151	11,083	108,920

(*1)	Depreciation of ￦521 million and ￦2,012 million are included in profit from discontinued operations for the years ended December 31, 2013 and 2012, respectively.
(*2)	Impairment loss of ￦6 million and ￦620 million are included in profit from discontinued operations for the years ended December 31, 2013 and 2012, respectively.

17.	OTHER ASSETS

Details of other assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Suspense receivables:	—	407

Prepaid expenses:
Prepaid expenses in local currency	151,418	165,522
Prepaid expenses in foreign currencies	6,043	8,346
Unearned interest of prepaid expenses	—	153

	157,461	174,021

Others
Supplies and others	3,467	3,576

Non-operative assets:
Non-operative real properties	329	588

	161,257	178,592

18.	ASSETS HELD-FOR-SALE

In accordance with K-IFRS 1105 ‘Non-current assets held- for-sale and discontinued operations’, the Group reclassified certain assets into assets held-for-sale. Assets held-for-sale of ￦587 million and ￦1,239 million, respectively, are recorded as of December 31, 2013 and December 31, 2012.

19.	ASSETS SUBJECT TO LIEN AND ASSETS ACQUIRED THROUGH A FORECLOSURE

(1)	Details of assets subject to lien are as follows (Unit: Korean Won in millions):

		December 31, 2013
		Collateral given to	Amount	Reason for collateral
Due from banks		Samsung Securities and others	8,242	Margin deposit for future or option
Financial assets at FVTPL	Financial institutions debt securities and others	Hanhwa Securities and others	176,298	Substitute securities and others
AFS financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	126,589	Bonds sold under repurchase agreements (*)
	Financial institutions debt securities and others	BOK and others	2,284,954	Limitation on total loan exposure and others
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	651,582	Bonds sold under repurchase agreements (*)
	Korean treasury and government agencies bonds and others	BOK and others	2,728,492	Limitation on total loan exposure and others

			5,976,157

		December 31, 2012
		Collateral given to	Amount	Reason for collateral
Due from banks		Goldman Sox and others	5,989	Deposits for futures margin and others
Financial assets at FVTPL	Financial institutions debt securities and others	Merrill Lynch and others	353,818	Substitute securities and others
AFS financial assets	Korean treasury and government agencies bond	Nomura Securities and others	291,504	Bonds sold under repurchase agreements (*)
	Financial institutions debt securities and others	BOK and others	1,334,106	Limitation on total loan exposure and others
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	943,694	Bonds sold under repurchase agreements (*)
	Korean treasury and government agencies bonds and others	BOK and others	3,867,577	Limitation on total loan exposure and others
Loans		Postal Savings Bank of China	87,069	Collateral for borrowings

			6,883,757

(*)	Debt securities sold under the agreements that the seller repurchases at the agreed price or the sales price plus additional amounts at specified rate. These debt securities are not derecognized from the consolidated statements of financial position of the Group. The buyers of these debt securities has right to sell and pledge without constraints. As these debt securities are not derecognized, the related transferred amounts are recorded as liabilities, which are debt securities sold under repurchase agreement.

(2)	There are no assets acquired through a foreclosure as of December 31, 2013 and December 31, 2012.

(3)	Details of loaned securities as of December 31, 2013 and December 31, 2012 are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012	Loaned to
Financial assets at FVTPL	Korean treasury and government agencies securities	33,084	26,165	Samsung Securities and other
AFS financial assets	Korean treasury and government agencies bonds	240,034	20,413	Korea Securities Depository

		273,118	46,578

Loaned securities are loans of specific securities to borrowers who agree to return a like quantity of the same security. As the Group does not derecognize these securities, there are no liabilities related to loaned securities.

(4)	Collaterals held that can be disposed of and re-subject to lien regardless of defaults

Fair value of the collaterals held that can be disposed of and re-subject to lien regardless of defaults as of December 31, 2013 and December 31, 2012 is as follows (Unit: Korean Won in millions):

	December 31, 2013
	Fair value of collateral	Fair value of the collaterals held, disposed of and re-subject to lien
Securities	4,830,746	—

	December 31, 2012
	Fair value of collateral	Fair value of the collaterals held, disposed of and re-subject to lien
Securities	4,173,360	—

20.	FINANCIAL LIABILITIES AT FVTPL

(1)	Financial liabilities at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Financial liabilities held-for-trading	2,105,469	2,824,237
Financial liabilities designated at FVTPL	525,568	644,459

	2,631,037	3,468,696

(2)	Details of financial liability held-for-trading are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Derivative liabilities:
Interest rate derivatives	1,033,924	1,612,423
Currency derivatives	1,032,206	1,167,901
Stock derivatives	27,173	33,008
Other derivatives	2,912	5,323

	2,096,215	2,818,655
Deposits
Gold banking liabilities	9,254	5,582

	2,105,469	2,824,237

(3)	Details of financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Compound financial instrument
Equity	342,409	329,005
Debentures:

Debentures in local currency	125,529	227,920
Debentures in foreign currencies	57,630	87,534

	525,568	644,459

Compound financial instruments are designated as at FVTPL as the instruments contain one or more embedded derivatives and be permitted the entire compound financial instruments to be designated as at FVTPL in accordance with K-IFRS 1039 “Financial Instruments: Recognition and Measurement.”

A portion of liabilities which do not meet the definition of financial liabilities held-for-trading is designated as financial instrument at FVTPL by using fair value option to eliminate or significantly reduce a measurement or recognition inconsistency that would otherwise arise from recognizing assets and liabilities on a different basis.

(4)	Credit risk adjustments to financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Financial liabilities designated at FVTPL	525,568	644,459
Changes in fair value for credit risk adjustments	(2,850)	(23,142)
Accumulated changes in credit risk adjustments	(43,531)	(49,612)

(5)	Differences of financial liabilities at FVTPL’s carrying amount and face amount at maturity are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Carrying amount	525,568	644,459
Face amount at maturity	644,271	771,776

	(118,703)	(127,317)

21.	DEPOSITS DUE TO CUSTOMERS (“DEPOSITS”)

(1)	Details of deposits by interest type are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Deposits in local currency:
Deposits on demand:
Interest bearing	3,166,059	2,534,985
Non-interest bearing	8,547,421	8,155,043
Money Trusts	1,236,844	1,209,474
Deposits at termination	146,666,672	140,593,204
Mutual installment	53,189	64,959

	159,670,185	152,557,665

Certificate of deposits	3,297,551	1,144,569
Other deposits:
Deposits on notes payable	—	2,940,580
Deposits on CMA	—	1,518,282

	—	4,458,862

Deposits in foreign currencies:
Interest bearing	10,978,023	10,071,993
Non-interest bearing	1,305,859	993,043

	12,283,882	11,065,036

Present value discount	(42,309)	(9,877)

	175,209,309	169,216,255

(2)	Details of deposits by customers are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Individuals	63,811,119	56,502,905
Corporation	56,701,458	54,495,562
Banks	17,192,049	21,490,959
Government agencies	15,826,903	14,142,852
Other financial institution	8,548,496	8,126,173
Government	1,197,202	3,049,390
Non-profit corporation	4,194,506	4,280,027
Educational organization	2,525,956	2,642,535
Foreign corporation	1,159,035	1,522,774
Others	4,094,894	2,972,955
Present value discount	(42,309)	(9,877)

	175,209,309	169,216,255

22.	BORROWINGS AND DEBENTURES

(1)	Details of borrowings as are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	0.5 ~ 1.0	513,841
Borrowing from government funds	Small & medium Business Corporation and others	0.0 ~ 3.5	1,790,146
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8	2,769,875

			5,073,862

Borrowings in foreign currencies	Bank of Communication and others	0.0 ~ 12.0	6,225,236
Offshore borrowings in foreign currencies	Toronto Dominion Bank SG	0.8	21,106
Call-money	Banks and others	0.0 ~ 5.5	4,871,976
Bonds sold under repurchase agreements	Others	1.4 ~ 21.2	513,442
Bills sold	Others	0.0 ~ 2.7	111,096
Asset-backed debt	Others	2.9 ~ 3.2	448,500
Present value discount			(856)

			17,264,362

	December 31, 2012
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	1.3	519,965
Borrowing from government funds	Small & medium Business Corporation and others	0.0 ~ 3.5	1,843,071
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8	2,145,854

			4,508,890

Borrowings in foreign currencies	Commerz Bank AG and other	0.0 ~ 10.5	6,966,540
Call-money	Banks and others	0.2 ~ 4.4	4,505,094
Bonds sold under repurchase agreements	Others	1.5 ~ 21.2	890,367
Bills sold	Others	0.0 ~ 3.5	82,624
Asset-backed debt	Others	2.7 ~ 4.8	494,600
Present value discount			(1,185)

			17,446,930

(2)	Details of other monetary organizations’ borrowings are as follows (Unit: Korean Won in millions):

	December 31, 2013
	BOK	General bank	Others	Total
Borrowings in local currency	513,841	—	—	513,841
Borrowings in foreign currencies	—	6,237,056	—	6,237,056
Call-money	963	1,804,513	3,066,500	4,871,976
Bonds sold under repurchase agreements	—	31,659	459,512	491,171

	514,804	8,073,228	3,526,012	12,114,044

	December 31, 2012
	BOK	General bank	Others	Total
Borrowings in local currency	519,965	—	—	519,965
Borrowings in foreign currencies	—	6,961,979	—	6,961,979
Call-money	—	572,094	3,933,000	4,505,094
Bonds sold under repurchase agreements	—	32,133	856,009	888,142

	519,965	7,566,206	4,789,009	12,875,180

(3)	Details of debentures are as follows (Unit: Korean Won in millions):

	December 31, 2013		December 31, 2012
	Interest rate (%)	Amount	Interest rate (%)	Amount
Carrying value of bond:
Ordinary bonds	0.8 ~ 10.5	9,979,212	1.3 ~ 10.5	12,497,440
Subordinated bonds	3.4 ~ 10.3	6,160,786	3.4 ~ 10.3	5,380,317

		16,139,998		17,877,757

Discount on bonds		(51,025)		(35,779)

		16,088,973		17,841,978

23.	PROVISIONS

(1)	Details of provisions are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Provisions for guarantees (*)	501,662	405,729
Provisions for unused commitments	68,363	139,970
Provision for credit card point	—	6,416
Other provision	26,441	13,899
Asset retirement obligation	21,759	13,427

	618,225	579,441

(*)	Provisions for guarantees include provision for financial guarantee of ￦123,227 million and ￦95,049 million as of December 31, 2013 and December 31, 2012, respectively.

(2)	Changes in provision except asset retirement obligation and retirement benefit obligation are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Provision for guarantees	Provision for unused commitments	Provision for credit card point	Other provisions	Total
Beginning balance	405,729	139,970	6,416	13,899	566,014
Provisions provided (*)	95,400	1,825	6,173	24,652	128,050
Provisions used	(40,506)	(54)	(5,157)	(1,894)	(47,611)
Others	43,467	—	—	—	43,467
Reversal of unused amount	(1,998)	(9,811)	—	—	(11,809)
Foreign currencies translation adjustments	(53)	(101)	—	48	(106)
Credit card division spin off	(377)	(63,466)	(7,432)	(10,264)	(81,539)

Ending balance	501,662	68,363	—	26,441	596,466

	For the year ended December 31, 2012
	Provision for guarantees	Provision for unused commitments	Provision for credit card point	Other provisions	Total
Beginning balance	437,557	116,444	701	19,603	574,305
Provisions provided (*)	51,870	26,370	27,078	18	105,336
Provisions used	(41,202)	(150)	(21,363)	(3,051)	(65,766)
Others	34,426	—	—	—	34,426
Reversal of unused amount	(77,087)	(2,543)	—	(2,671)	(82,301)
Foreign currencies translation adjustments	165	(151)	—	—	14

Ending balance	405,729	139,970	6,416	13,899	566,014

(*)	For the years ended December 31, 2013 and 2012, ￦10,343 million and ￦32,227 million, which are classified as profit from discontinued operations, are included in provisions provided account, respectively.

(3)	Changes in asset retirement obligation are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	13,427	11,080
Provisions provided	909	1,561
Provisions used	(397)	(847)
Discount rate adjustment	8,659	1,605
Amortization	38	28
Equity spin-off of credit card	(877)	—

Ending balance	21,759	13,427

24.	RETIREMENT BENEFIT OBLIGATION

(1)	The Group’s defined benefit plan characteristics are as follows:

Employees and directors with one or more years of service are entitled to receive a payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. The assets of the plans are measured at their fair value at the end of reporting date. Plan liabilities are measured using the projected unit method, which takes account of projected earnings increases, using actuarial assumptions that give the best estimate of the future cash flows that will arise under the plan liabilities.

(2)	The Group exposed to various risks through defined benefit retirement pension plan, and the most significant risks are as follows:

Volatility of asset

The defined benefit obligation was estimated with an interest rate calculated based on blue chip corporate bonds earnings. A deficit may occur if the rate of return of plan assets falls short of the interest rate. The plan assets include equity instruments and are exposed to volatility and risks.

Decrease in profitability of blue chip bonds

A decrease in profitability of blue chip bonds will be offset by some increase in the value of debt securities that the employee benefit plan owns but will bring an increase in the defined benefit liabilities.

Risk of inflation

Most defined benefit obligations are related to inflation rate; the higher the inflation rate is, the higher the level of liabilities. Therefore, deficit occurs in the system if an inflation rate increases. However, some plan assets are not influenced by (fixed rate obligation instruments) or slightly influenced by (equity instruments) an inflation rate.

(3)	Details of defined benefit obligation are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Present value of defined benefit obligation	471,214	384,098
Fair value of plan assets	(431,844)	(318,161)

Net defined benefit liabilities	39,370	65,937

(4)	Changes in the present value of defined benefit obligation for the years ended December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	384,098	234,663
Service cost (*1)	108,925	89,374
Interest cost	14,255	10,734
Actuarial loss (gain) (*2)	(10,085)	62,301
Adjustment due to foreign currencies translation	2,742	2
Retirement benefit paid	(24,870)	(11,084)
Past service cost	—	232
Loss on the curtailment or settlement	(3,985)	(2,097)
Others	134	(27)

Ending balance	471,214	384,098

(*1)	Current service cost included in discontinued operations profit or loss is recorded for ￦1,274 million and ￦1,614 million as of December 31, 2013 and December 31, 2012, respectively.
(*2)	All the changes about actuarial gains and losses are resulted from the effects of changes in actuarial assumptions about financial variables.

(5)	Changes in plan assets for the years ended December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	318,161	212,436
Interest income	13,861	11,793
Return on plan assets (excluding amounts included in interest, above)	(1,303)	(2,113)
Employer’s contributions	124,695	105,591
Retirement benefit paid	(18,630)	(7,107)
Curtailment or settlement	(3,725)	(2,055)
Others	(1,215)	(384)

Ending balance	431,844	318,161

The Group’s plan assets are deposited to other financial institutions by investing financial products such as retirement pension. For the next fiscal period, the expected contributions by the Group are ￦103,548 million.

(6)	The significant actuarial assumptions used in defined benefit obligation assessment are as follows (Unit: Korean Won in millions)

	December 31, 2013	December 31, 2012
Discount rate	4.28%	3.82%
Future wage growth rate	5.72%	5.66%

(7)	Details of plan assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Time deposits	394,561	300,180
Others	37,283	17,981

	431,844	318,161

(8)	The sensitivity of actuarial assumptions used in assessment of defined benefit obligation is as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Discount rate	Increase by 1% point	(43,196)	(37,442)
	Decrease by 1% point	50,652	44,120

Future wage growth rate	Increase by 1% point	51,133	44,367
	Decrease by 1% point	(44,336)	(38,301)

The sensitivity analysis indicates the change in the amounts of defined benefit obligation when each assumption changes without change in the remaining assumptions. The sensitivity of defined benefit obligations is determined by the same methods as the projected unit credit method used in calculating net defined benefit liability recognized in the statements of financial position.

(9)	Details of maturity analysis of retirement benefit paid, which is not discounted are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Less than 1 year	3,295	1,014
1~2 years	14,742	10,421
2~5 years	77,327	55,095
5~10 years	98,156	81,817
Over 10 years	273,380	231,325

(10)	Retirement benefit measured cost with respect to the defined contribution are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Severance benefits-defined contribution (*)	2,716	2,196

(*)	For the years ended December 31, 2013 and 2012, ￦3 million and ￦14 million, respectively, which are classified as profit and loss from discontinued operations, are included in the severance benefits-defined contribution.

25.	OTHER FINANCIAL LIABILITIES AND OTHER LIABILITIES

Other financial liabilities and other liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Other financial liabilities:
Accounts payable	8,008,826	11,277,781
Accrued expenses	2,211,467	2,544,245
Other financial liabilities (*)	27,458	119,855
Difference on discount for the present value of the other financial liabilities	(2,651)	(1,428)
Borrowing from trust accounts	3,361,478	3,496,294
Deposits received	297,232	270,176
Agency business revenue	406,576	341,430
Domestic exchanges payable	2,869,720	161,620
Foreign exchanges remittances	650,429	876,165
Others on credit cards	323	112,394
Agency and others	1,570,770	1,573,212

	19,401,628	20,771,744

Other liabilities:
Unearned income	77,429	154,573
Other miscellaneous liabilities	245,503	229,105

	322,932	383,678

	19,724,560	21,155,422

(*)	In accordance with the creditor financial institutions committee agreement, the Group is to carry out a payment of ￦7,030 million to other creditor financial institutions, that is included here (Notes 10 and 40).

26.	DERIVATIVES

(1)	Derivative assets and derivative liabilities are as follows (Unit: Korean Won in millions):

		December 31, 2013
		Assets		Liabilities
	Notional amount	For fair value hedge	For trading	For fair value hedge	For cash flow hedge	For trading
Interest rate:
Futures	31,722	—	—	—	—	—
Swaps	122,337,394	131,386	996,464	13	2,656	1,025,354
Long options	737,963	—	11,355	—	—	—
Short options	2,722,963	—	—	—	—	8,570

Currency:
Futures	1,404,267	—	—	—	—	—
Forwards	28,550,832	—	346,554	—	—	368,681
Swaps	19,642,395	—	713,975	—	—	655,134
Long options	642,132	—	51,496	—	—	—
Short options	644,770	—	—	—	—	8,391

Equity:
Futures	54,126	—	—	—	—	—
Long options	464,827	24	54,749	—	—	—
Short options	1,065,422	—	—	1,772	—	27,173

Others:
Futures	660	—	—	—	—	—
Forwards	12,607	—	268	—	—	507
Swaps	160,429	—	2,496	—	—	2,356
Short options	8,346	—	—	—	—	49

	178,480,855	131,410	2,177,357	1,785	2,656	2,096,215

		December 31, 2012
		Assets			Liabilities
	Notional amount	For fair value hedge	For cash flow hedge	For trading	For fair value hedge	For cash flow hedge	For trading
Interest rate:
Futures	152,098	—	—	—	—	—	—
Swaps	144,343,001	267,470	—	1,547,622	6,158	8,329	1,591,187
Long options	1,755,000	—	—	25,710	—	—	—
Short options	1,532,297	—	—	—	—	—	21,236

Currency:
Futures	1,459,974	—	—	—	—	—	—
Forwards	43,172,343	—	—	451,040	—	—	461,480
Swaps	20,834,992	—	1,944	674,963	—	—	686,458
Long options	1,146,439	—	—	171,205	—	—	—
Short options	1,144,362	—	—	—	—	—	19,963

Equity:
Futures	34,593	—	—	—	—	—	—
Long options	637,892	—	—	57,918	—	—	—
Short options	824,431	—	—	—	9,340	—	33,008

Others:
Forwards	14,897	—	—	139	—	—	285
Swaps	56,388	—	—	3,042	—	—	2,964
Long options	164,638	—	—	1,847	—	—	—
Short options	180,594	—	—	—	—	—	2,074

	217,453,939	267,470	1,944	2,933,486	15,498	8,329	2,818,655

The above disclosure includes all derivatives regardless of the financial instrument categories. Derivatives held-for- trading purpose classified into financial assets or liabilities at FVTPL (Notes 7 and 20) and derivatives for hedging are stated as in a separate line item of the consolidated statements of financial position.

The amounts of credit value adjustment (“CVA”) for the derivative assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Fair value of derivative assets
Derivative assets before CVA	2,389,145	3,397,920
Credit value adjustment	(80,378)	(195,020)

	2,308,767	3,202,900

Fair value of derivative liabilities
Derivative liabilities before DVA	2,101,584	2,842,482
Debt value adjustment	(928)	—

	2,100,656	2,842,482

(2)	Gains or losses on valuation of derivatives are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Purpose of fair value hedge
Hedged item
Gain on fair value hedges	127,558	43,879
Loss on fair value hedges	(13,505)	(43,817)

	114,053	62

Hedging instrument
Gain on derivatives	11,487	39,232
Loss on derivatives	(119,776)	(49,956)

	(108,289)	(10,724)

27.	DAY 1 PROFITS AND LOSSES

Changes in deferred day 1 profits and losses are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	3,178	4,570
New transactions	6,999	1,817
Amounts recognized in net income	(3,921)	(3,209)

Ending balance	6,256	3,178

Although no observable elements were available in active market to determine fair value of the financial instruments, valuation techniques were utilized to determine fair value of such instruments. These financial instruments are recorded at their fair values at the time of purchase even though there were differences noted on the transaction price and fair value obtained from valuation techniques. The table above shows the differences yet to be recognized in net income.

28.	CAPITAL STOCK, HYBRID EQUITY SECURITIES AND CAPITAL SURPLUS

(1)	Capital stock, hybrid securities and capital surplus are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Capital stock:
Common stock	2,983,452	3,479,783
Preferred stock	—	350,000
Hybrid equity securities	2,380,797	1,681,807
Capital surplus:
Capital in excess of par value	269,535	346,880
Other capital surplus	465,136	465,136

	6,098,920	6,323,606

(2)	The number of authorized shares is as follows (Unit: Korean Won in millions):

		December 31, 2013		December 31, 2012
Authorized shares of capital stock			3,000,000,000 shares		3,000,000,000 shares
Par value		￦	5,000	￦	5,000
Issued shares of	Common stock		596,690,380 shares		695,956,580 shares
	Preferred stock		- shares		70,000,000 shares

(3)	Changes in the number of issued shares are as follows (Unit: Number of stock):

	For the year ended December 31, 2013
	Common stock	Preferred stock
Beginning	695,956,580	70,000,000
Credit card division spin-off	(153,797,130)	(15,469,070)
Convertible preferred stock	54,530,930	(54,530,930)
Ending	596,690,380	—

(4)	Hybrid equity securities classified as equity are as follows (Unit: Korean Won in millions):

	Issue date	Maturity	Interest rates (%)	December 31, 2013	December 31, 2012
Local currency	2008. 6. 20.	2038. 6. 20.	7.7	254,632	254,632
	2009. 3. 31.	2039. 3. 31.	6.7	499,999	499,999
	2013.4. 25.	2043.4. 25.	4.4	499,288	—
	2013.11.13.	2043.11.13.	5.7	199,702	—
Foreign currency	2007. 5. 2.	2037. 5. 2.	6.2	927,176	927,176

				2,380,797	1,681,807

The Group can exercise its right to early repayment after five or ten years after issuing hybrid equity securities, and at the date of maturity, the contractual agreements allow the Group to indefinitely extend the maturity date with the same contractual terms. If the Group makes a resolution not to pay the dividends of common share at general meeting of shareholder, the Group is exonerated from interest payment on the hybrid equity securities.

(5)	Details of capital surplus are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Capital in excess of par value	Increase by issuance of preferred stock and common stock issue cost	269,535	346,880
Other capital surplus	Increase by acquisition of banking segment of formerly Peace Bank	31,903	31,903
	Gain on disposal of subsidiary stock (formerly Woori Investment Trust Management Co., Ltd.)	17,392	17,392
	Loss on disposal of subsidiary stock (formerly Woori Investment Securities Co., Ltd.)	(55,369)	(55,369)
	Increase by merger with formerly Woori Investment Bank Co., Ltd.	138,682	138,682
	Increase by merger with formerly Woori Card	330,395	330,395
	Increase by additional acquisition of interests in P.T. Bank Woori Indonesia	2,133	2,133

		465,136	465,136

		734,671	812,016

29.	OTHER EQUITY

Changes in other equity are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Beginning balance	Increase (decrease) on valuation (*)	Adjustments (*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS securities	207,776	17,778	(40,683)	2,738	187,609
Share of other comprehensive gain (loss) on associates	(281)	1,392	—	(337)	774
Gain (loss) on valuation of cash flow hedge	(1,447)	636	811	—	—
Gain (loss) on overseas business translation and others	(75,232)	(68,728)	—	16,429	(127,531)
Re-measurement elements of net defined benefit liability	(62,246)	9,007	—	(2,130)	(55,369)

	68,570	(39,915)	(39,872)	16,700	5,483

	For the year ended December 31, 2012
	Beginning balance	Increase (decrease) on valuation (*)	Adjustments (*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS securities	542,665	74,826	(516,633)	106,918	207,776
Share of other comprehensive gain (loss) on associates	(1,491)	1,597	—	(387)	(281)
Gain (loss) on valuation of cash flow hedge	(2,430)	983	—	—	(1,447)
Gain (loss) on overseas business translation and others	(1,122)	(99,522)	—	25,412	(75,232)
Remeasurement elements of net defined benefit liability	(13,420)	(64,414)	—	15,588	(62,246)

	524,202	(86,530)	(516,633)	147,531	68,570

(*)	For the change in gain (loss) on valuation of AFS financial assets, increase(decrease) on valuation represents the change from the valuation for the period, and reclassification adjustments show disposal or recognition of impairment losses on AFS financial assets.

30.	RETAINED EARNINGS

(1)	Changes in retained earnings are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Legal reserve	Legal reserve	1,434,455	1,406,364
	Other legal reserve	72,878	63,016

		1,507,333	1,469,380

Voluntary reserve	Business rationalization reserve	8,000	8,000
	Reserve for financial structure improvement	235,400	235,400
	Additional reserve	7,914,544	7,176,544
	Regulatory reserve for credit loss	1,384,199	1,123,866
	Revaluation reserve	761,650	761,650
	Other voluntary reserve	11,800	9,900

		10,315,593	9,315,360

Retained earnings before appropriation		416,269	1,410,414

		12,239,195	12,195,154

1)	Legal reserve

In accordance with the Act of Banking Law, legal reserve are appropriated at least one tenth of the earnings after tax on every dividend declaration, not exceeding the paid in capital. This reserve may not be used other than for offsetting a deficit or transferring to capital.

2)	Other legal reserve

Other legal reserves were appropriated in the branches located in Japan, Vietnam and Bangladesh according to the Banking laws of Japan, Vietnam and Bangladesh, and may be used to offset any deficit incurred in those branches.

3)	Business rationalization reserve

Pursuant to the Tax Exemption and Reduction Control Law, the Group was previously required to appropriate, as a reserve for business rationalization, amounts equal to tax reductions arising from tax exemptions and tax credits up to December 31, 2001. The requirement was no longer effective from 2002.

4)	Reserve for financial structure improvement

In 2002, the Finance Supervisory Services recommended banks in Korea to appropriate at least ten percent of net income after accumulated deficit for financial structure improvement, until simple capital ratio equals 5.5 percent. This reserve is not available for payment of cash dividends; however, it can be used to reduce a deficit or be transferred to capital.

5)	Additional reserve and other voluntary reserve

Additional reserve and other voluntary reserve were appropriated for capital adequacy and other management purpose.

6)	Regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under K-IFRS for the accounting purpose are lower than provisions under RSBB, the Group discloses such short fall amount as regulatory reserve for credit loss.

7)	Revaluation reserve

Revaluation reserve is the amount of limited dividends set by the board of directors to be the recognized as complementary capital when the gain or loss occurred in the property revaluation by adopting K-IFRS.

(2)	The changes in retained earnings for the years ended December 31, 2013 and December 31, 2012 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	12,195,154	11,298,984
Net income attributable to shareholder	465,266	1,496,246
Dividend and others	(309,478)	(600,075)
Others	—	(1)
Credit card division spin-off	(111,747)	—

Ending balance	12,239,195	12,195,154

31.	REGULATORY RESERVE FOR CREDIT LOSS

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if the estimated provisions for credit loss under K-IFRS for the accounting purpose are lower than those in accordance with the provisions under RSBB, the Group shall disclose the difference as the planned regulatory reserve for credit loss.

(1)	Balance of the planned regulatory reserve for credit loss is as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Beginning	1,384,199	1,123,866
Planned reversal of regulatory reserve (reverse) for credit loss	(133,862)	260,333

Ending	1,250,337	1,384,199

(2)	Planned reserves provided, adjusted net income after the planned reserves provided and adjusted earnings per share after the planned reserves provided are as follows (Unit: Korean Won in millions, except for earnings per share amount):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Net income	466,274	1,496,917
Planned reversal of regulatory reserve (reverse) for credit loss	(133,862)	260,333
Adjusted net income after the planned reserves provided	600,136	1,236,584
Adjusted earnings per share after the planned reserves provided	759	1,522

32.	DIVIDENDS

Details of dividends and propensity to dividend are as follows (Unit: Korean Won in millions except for per share amount):

	December 31, 2013	December 31, 2012
	Common stock	Common stock	Preferred stock (*)
Shares outstanding (million)	597	696	70
Par value (Won)	5,000	5,000	5,000
Capital stock	2,983,452	3,479,783	350,000
Number of shares issued (million)	597	696	70
Dividend per share (Won)	275	169	800
Total dividend	164,000	117,306	56,000
Dividend ratio per share	5.5%	3.4%	16.0%
Net income	466,274	1,496,917	1,496,917
Dividend ratio by net income (*)	35.2%	7.8%	3.7%

(*)	Payout ratio of common stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2013 is 27.3%. And payout ratio of common stock and preferred stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2012 are 9.5% and 4.5%, respectively.

33.	NET INTEREST INCOME

Net interest income is calculated by deducting interest expenses from interest income and its detail is as follows:

(1)	Interest income recognized is as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Financial asset at FVTPL:
Interest of securities:
Securities in local currency	95,837	245,537
Interest of other assets	11,548	76,601

Sub-total	107,385	322,138

AFS financial asset:
Interest of securities in local currency:
Interest of government bonds	110,198	130,800
Interest of finance debentures	170,812	149,090
Interest of debentures	85,920	89,697
Interest of beneficiary certificate	—	555
Interest of other securities	—	1
Interest of securities in foreign currencies	6,288	7,279

Sub-total	373,218	377,422

HTM financial asset:
Interest of securities in local currency:
Interest of government bonds	208,472	237,566
Interest of finance debentures	72,413	135,326
Interest of debentures	200,817	232,188
Interest of securities in foreign currencies	1,813	3,466

Sub-total	483,515	608,546

Loans and receivables:
Interest on due from banks:
Interest on due from banks in local currency	75,627	54,407
Interest on due from banks in foreign currencies	36,156	45,195

Sub-total	111,783	99,602

Interest of loans:
Interest on loans in local currency	7,245,640	8,118,828
Interest on loans in foreign currencies	356,136	411,106
Interest on domestic usance bills	51,684	55,711
Interest on off-shore loans	606	615
Interest on inter-bank loans	7,561	22,119
Interest on call loans	72,692	68,718
Interest on bills bought	3,255	12,257
Interest on foreign currencies	87,493	130,811
Interest on payment for acceptances and guarantees	4,458	2,277
Interest on bonds purchased under repurchase agreements	103,182	127,230
Interest on privately placed bonds	48,697	67,422
Interest of other loans	21,374	11,575

Sub-total	8,002,778	9,028,669

Interest of other assets	51,654	74,590

Sub-total	8,166,215	9,202,861

Total	9,130,333	10,510,967

Interest income accrued from impaired loan is ￦135,914 million and ￦86,086 million for the years ended December 31, 2013 and December 31, 2012, respectively.

(2)	Interest expenses recognized are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Interest of deposits:
Interest on demand deposits in local currency	38,230	26,894
Interest on money trust	17,116	30,827
Interest on saving deposits in local currency	3,390,511	4,161,808
Interest on mutual installment	2,217	2,762
Interest on certificate of deposits	64,789	24,275
Interest on other deposits	25,355	149,259
Interest on deposits in foreign currencies	108,126	110,891

Sub-total	3,646,344	4,506,716

Interest of borrowings:
Interest on borrowings in local currency	131,616	131,194
Interest on borrowings in foreign currencies	49,686	93,312
Interest on call money	36,475	60,532
Interest on bonds sold under repurchase agreements	17,156	24,480
Interest on bills sold	2,328	2,429

Sub-total	237,261	311,947

Interest of debentures:
Interest on debentures in local currency	481,809	588,953
Interest on debentures in foreign currencies	210,443	223,266

Sub-total	692,252	812,219

Others	134,599	105,666

Total	4,710,456	5,736,548

34.	NET FEES AND COMMISSIONS INCOME

Net fees and commissions income is calculated by deducting fees and commissions expenses from fees and commissions income and their details are as follows:

(1)	Details of fees and commissions income occurred is as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Commission received:
Commission received in local currency	569,091	542,604
Commission received in foreign currencies	176,921	192,072

Sub-total	746,012	734,676

Commission fees	91,312	110,491
Commission received on project financing	12,697	23,510
Commission received on credit card:
Credit card in foreign currencies	185	136
Debit card	844	764

Sub-total	1,029	900

CMA management charges	789	4,451
Commission received on securities	62,716	62,925
Other commission received	24,310	15,989
Commission received on trust business	35,695	31,493

Total	974,560	984,435

(2)	Details of fees and commissions expenses occurred are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Commission expenses:
Commission expenses in local currency	79,768	62,136
Commission expenses in foreign currencies	29,947	28,510

Sub-total	109,715	90,646

Commission expenses on credit card:
Debit card	962	832

Sub-total	962	832

Commission expenses on securities	76	72
Commission expenses on other	48,651	53,966
Commission expenses on trust business	1,991	1,800

Total	161,395	147,316

35.	DIVIDEND INCOME

Details of dividend income recognized are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Financial assets at FVTPL:
Dividend income in local currency	7,249	6,031

AFS financial assets:
Dividend in local currency	60,398	81,814
Dividend in foreign currencies	12,257	3,668

Sub-total	72,655	85,482

Total	79,904	91,513

36.	GAINS OR LOSSES RELATED TO FINANCIAL ASSETS AT FVTPL

(1)	Details of gains or losses related to financial assets at FVTPL are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gains and losses on financial assets held for trading	127,595	(325,875)
Gains and losses on financial assets designated at FVTPL	(5,416)	(35,064)

Total	122,179	(360,939)

(2)	Details of gains or losses on financial assets held-for-trading are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain (loss) on securities:
Gain on disposals of securities in local currency	322	438
Loss on disposals of securities in local currency	(1,570)	(643)

Sub-total	(1,248)	(205)

Gain on transactions of securities in local currency	43,657	82,171
Loss on transactions of securities in local currency	(56,937)	(47,598)
Gain on transactions of securities in foreign currencies	171	258

Sub-total	(13,109)	34,831

Gain on valuation of securities in local currency	6,961	19,881
Loss on valuation of securities in local currency	(30,187)	(22,736)

Sub-total	(23,226)	(2,855)

Gain (loss) on securities sub-total	(37,583)	31,771

Gain (loss) on derivatives (for trading):
Gain on transactions and valuation of derivatives:
Gain on interest rates derivatives	1,288,476	1,123,851
Loss on interest rates derivatives	(1,287,114)	(1,152,436)

Sub-total	1,362	(28,585)

Gain on currencies derivatives	3,574,930	4,172,713
Loss on currencies derivatives	(3,400,446)	(4,523,494)

Sub-total	174,484	(350,781)

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain on equity derivatives	59,175	88,315
Loss on equity derivatives	(70,642)	(66,399)

Sub-total	(11,467)	21,916

Gain on other derivatives	14,044	46,858
Loss on other derivatives	(13,408)	(47,670)

Sub-total	636	(812)

Gain (loss) on derivatives sub-total	165,015	(358,262)

Gain (loss) on other financial instruments:
Gain on transactions of other financial instruments	829	1,193
Loss on transactions of other financial instruments	(350)	(619)

Sub-total	479	574

Gain on valuation of other financial instruments	6,296	1,304
Loss on valuation of other financial instruments	(6,612)	(1,262)

Sub-total	(316)	42

Gain on other financial instruments sub-total	163	616

Total	127,595	(325,875)

(3)	Details of gains or losses of financial instrument at FVTPL are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain (loss) on compound financial instrument:
Loss on disposals of compound financial instrument	(7,842)	(12,665)
Loss on valuation of compound financial instrument	(625)	(22,326)

Sub-total	(8,467)	(34,991)

Gain (loss) on other financial instruments:
Gain on disposals of other financial instruments	—	—
Gain (loss) on valuation of other financial instruments	3,051	(73)

Sub-total	3,051	(73)

Total	(5,416)	(35,064)

37.	GAINS OR LOSSES ON AFS FINANCIAL ASSETS

Details of gains or losses on AFS financial assets recognized are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain on transaction of securities:
Gain on redemptions of securities in local currency	43	76
Gain on redemptions of securities in foreign currency	—	—
Gain on transactions of securities in local currency	46,006	646,147
Gain on transactions of securities in foreign currencies	15,315	514

Sub-total	61,364	646,737

Impairment loss:
Securities in local currency	(139,224)	(92,017)
Securities in foreign currencies	(2,305)	(6,046)

Sub-total	(141,529)	(98,063)

Total	(80,165)	548,674

38.	GAIN (LOSS) ON HTM FINANCIAL ASSETS

There is no gain or loss on HTM financial assets for the years ended December 31, 2013 and December 31, 2012, respectively. In addition, details of interest income of HTM financial assets are stated in note 33.

39.	IMPAIRMENT LOSS FOR LOANS, OTHER RECEIVABLES, GUARANTEES AND UNUSED COMMITMENTS

Impairment losses for loans, other receivables, guarantees and unused commitments are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Loans:
Bad debt expenses	(2,023,824)	(1,698,226)
Reversal of provision for loan losses and receivables	25,462	42,436

Sub-total	(1,998,362)	(1,655,790)

Guarantees:
Provision for guarantees	(95,400)	(51,870)
Reversal of provision for guarantees	1,998	77,087

Total	(93,402)	25,217

Commitments:
Provision for unused commitments	—	(21,221)
Reversal of provision for unused commitments	12,156	2,543

Total	12,156	(18,678)

Sub-total	(81,246)	6,539

Total	(2,079,608)	(1,649,251)

40.	GENERAL AND ADMINISTRATIVE EXPENSES AND NET OTHER OPERATING INCOME (EXPENSE)

(1)	Details of general and administrative expenses are as follows (Unit: Korean Won in millions):

		For the year ended December 31, 2013	For the year ended December 31, 2012
Salaries	Short-term salaries	1,074,633	1,021,498
	Short-term salaries- employee benefits	325,198	321,630
	Severance benefits-defined benefit	107,785	86,892
	Severance benefits- defined contribution	2,713	2,182
	Termination	53,016	54,897

	Sub-total	1,563,345	1,487,099

Depreciation		131,333	128,928

Other general and administrative expenses	Reimburse	14,699	16,048
	Travel	6,243	7,142
	Operating promotion expenses	42,012	47,971
	Rent	212,801	204,514
	Maintenance	12,627	13,034
	Advertising expenses	40,926	35,638
	Taxes and dues	101,390	102,367
	Insurance	3,299	3,126
	Computer related expenses	242,257	241,156
	Service fees	198,112	189,962
	Communications	36,783	39,500
	Printings	9,227	10,711
	Water, light and heating	15,007	14,536
	Supplies	6,257	6,668
	Vehicle maintenance	10,826	10,878
	Other expenses	305	524
	Others	31,577	30,985

	Sub-total	984,348	974,760

	Total	2,679,026	2,590,787

(2)	Details of net other operating income (expenses) recognized are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Other operating income	3,039,497	2,648,575
Other operation expenses	(3,171,391)	(2,847,871)

	(131,894)	(199,296)

(3)	Details of other operating income recognized are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain on transactions of foreign exchange	2,536,678	2,394,423
Gain on derivatives (for hedging)	11,487	39,232
Gain on fair value hedging derivatives	127,558	43,879
Gain on disposals of loans	95,139	75,135
Gain on trusts	246	1,161
Others (*)	268,389	94,745

Total	3,039,497	2,648,575

(*)	As of December 31, 2013, ￦215,845 million that the Group is to receive from other financial institutions is included in accordance with the agreement of financial institutions council (Notes 10 and 25).

(4)	Details of other operating expenses are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Loss on transactions of foreign exchange	2,400,182	1,996,863
Loss on derivatives (for hedging)	119,776	49,956
Loss on fair value hedging derivatives	13,505	43,817
Deposit insurance premium	234,763	220,941
Contribution to miscellaneous funds	326,626	310,300
Export bond insurance fees	109	136
Loss on disposals of loans	22,255	127,656
Other expenses (*)	54,175	98,202

Total	3,171,391	2,847,871

(*)	Expenses related to ￦35,085 million which the Group is to carry out a payment to other creditor financial institutions is included in accordance with the creditor financial institutions committee agreement (Notes 10 and 25).

41.	NON-OPERATING INCOME (EXPENSES)

(1)	Details of gain (loss) on valuation of investments in associates are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain on valuation of investments in associates	31,070	38,815
Loss on valuation of investments in associates	(28,730)	(11,389)

Total	2,340	27,426

(2)	Details of other non-operating income (expenses) are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Other non-operating income	138,778	117,768
Other non-operating expenses	(87,722)	(92,072)

Total	51,056	25,696

(3)	Details of other non-operating income are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Gain on disposal of investments in associates	19,974	25,102
Rental fee income	16,368	16,019
Gain on transactions of other assets	8,717	1,549
Reversal of impairment of other assets	46	356
Gain on restoration	100	224
Others	93,573	74,518

Total	138,778	117,768

(4)	Details of other non-operating expenses are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Loss on disposal of investments in subsidiaries and associates	4,464	167
Loss on disposals of other assets	642	346
Loss on valuation of other assets	937	1,322
Donation	47,774	63,163
Loss on restoration	714	528
Depreciation of investment properties	3,414	3,437
Interest expenses of rent leasehold deposits	1,954	2,551
Expenses on collecting of charge-offs special bonds	4,347	4,499
Others	23,476	16,059

Total	87,722	92,072

42.	INCOME TAX EXPENSE

(1)	Details of income tax expense are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Current income tax payable	60,942	411,199
Adjustment recognized in the period for current tax of prior periods	(7,502)	(23,811)
Changes in deferred income taxes due to temporary differences	25,051	(192,395)
Changes in deferred income taxes directly in equity	12,046	146,511
Others	(96)	—

Income tax expense	90,441	341,504

Income tax expense from continuing operations	81,030	260,713

Income tax expense from discontinued operations	9,411	80,791

(2)	Income tax reconciled from net income is as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Net income before income tax	556,715	1,838,421

Income from continuing operations before income taxes	517,828	1,504,574
Income before income taxes from discontinued operations	38,887	333,847
Tax calculated at statutory tax rate (*)	134,263	444,436
Adjustments:
Effect of non-taxable income	(29,303)	(60,296)
Effect of non-deductible expenses	11,963	28,301
Consolidated tax return	(15,969)	(40,631)
Adjustment recognized in the period for current tax of prior periods	(7,502)	(23,811)
Others	(3,011)	(6,495)

Income tax expense	90,441	341,504

Income tax expense from continuing operations	81,030	260,713
Income tax expense from discontinued operations	9,411	80,791

Effective tax rate from continuing operations	15.6%	17.3%
Effective tax rate from discontinued operations	24.2%	24.2%

(*)	2013 tax rates: The corporate tax rate is 11 percent up to ￦200 million, 22 % over ￦200 million to ￦20 billion and 24.2 % over ￦20 billion.

(3)	Changes in cumulative temporary differences for the years ended December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Beginning balance	Piecemeal	Recognized as income(loss)	Recognized as other comprehensive income(loss)	Ending balance
Gain (loss) on valuation of financial assets at FVTPL	215,863	9,253	2,089	—	227,205
Gain (loss) on valuation of investments in associates	34,483	—	51,148	(337)	85,294
Gain (loss) on valuation of derivatives	(72,737)	—	35,745	—	(36,992)
Gain (loss) on valuation of compound financial instrument	(1,748)	—	(1,351)	—	(3,099)
Accrued income	(67,383)	—	1,697	—	(65,686)
Depreciation and amortization	(973)	(128)	707	—	(394)
Provisions for credit losses	(13,590)	—	(58,427)	—	(72,017)
Write-off of loans	8,439	—	(417)	—	8,022
Deferred loan origination costs and fees	(55,887)	—	(15,946)	—	(71,833)
Accrued expenses	39,535	—	(4,347)	—	35,188
Retirement benefit obligation	76,702	(493)	23,912	(2,130)	97,991
Plan assets	(64,201)	465	(32,522)	—	(96,258)
Provisions for guarantees	75,382	(91)	16,044	—	91,335
Other provision	37,969	(19,641)	4,322	—	22,650
Loss (gain) on valuation of debentures	70,759	—	(35,875)	—	34,884
Provision for advanced depreciation	(20,878)	—	—	—	(20,878)
Gain (loss) on valuation of AFS securities	(69,530)	4,654	—	(1,916)	(66,792)
Gain (loss) on overseas business translation	24,287	—	—	16,429	40,716
Others	(150,611)	(18,359)	(23,876)	—	(192,846)

Net deferred tax assets (liabilities)	65,881	(24,340)	(37,097)	12,046	16,490

	For the year ended December 31, 2012
	Beginning balance	Recognized as income(loss)	Recognized as other comprehensive income(loss)	Ending balance
Gain (loss) on valuation of financial assets at FVTPL	213,203	2,660	—	215,863
Gain (loss) on valuation of investments in associates	26,341	8,529	(387)	34,483
Gain (loss) on valuation of derivatives	(147,836)	75,099	—	(72,737)
Gain (loss) on valuation of compound financial instrument	(7,395)	5,647	—	(1,748)
Accrued income	(64,657)	(2,726)	—	(67,383)
Depreciation and amortization	(4,337)	3,364	—	(973)
Provisions for credit losses	(14,490)	900	—	(13,590)
Write-off of loans	9,092	(653)	—	8,439
Deferred loan origination costs and fees	(37,645)	(18,242)	—	(55,887)
Accrued expenses	39,998	(463)	—	39,535
Retirement benefit obligation	42,634	18,480	15,588	76,702
Plan assets	(42,634)	(21,567)	—	(64,201)
Provisions for guarantees	60,156	15,226	—	75,382
Other provision	32,714	5,255	—	37,969
Loss (gain) on valuation of debentures	75,702	(4,943)	—	70,759
Provision for advanced depreciation	(20,878)	—	—	(20,878)
Gain (loss) on valuation of AFS securities	(173,688)	—	104,158	(69,530)
Gain (loss) on overseas business translation	(1,125)	—	25,412	24,287
Other capital surplus	(511)	—	511	—
Others	(111,158)	(40,682)	1,229	(150,611)

Net deferred tax assets (liabilities)	(126,514)	45,884	146,511	65,881

(4)	Unrealizable temporary differences are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Temporary differences on hybrid equity securities	(2,588,862)	(1,889,873)
Others	6,365	6,365

Total	(2,582,497)	(1,883,508)

(5)	Details of deferred tax relating to items that are recognized directly in equity are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Gain (loss) on valuation of AFS securities	(66,793)	(69,531)
Gain(loss) on valuation of investments in associates	(247)	90
Gain (loss) on overseas business translation	40,715	24,286
Actuarial loss	17,743	19,873

Total	(8,582)	(25,282)

(6)	Current tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Current tax assets	136,713	2,354
Current tax liabilities	8,889	136,517

(7)	Deferred tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Deferred tax assets	61,764	82,580
Deferred tax liabilities	(45,274)	(16,699)

Net deferred tax liabilities	16,490	65,881

43.	EARNINGS PER SHARE (“EPS”)

(1)	Basic EPS is calculated by dividing net income by weighted average number of common shares outstanding (Unit: Korean Won in millions, except for per share data)

	For the year ended December 31, 2013	For the year ended December 31, 2012
Net income attributable to common shares:
Net income attributable to the controlling equity	465,266	1,496,246
Dividend on preferred stock	—	(56,000)
Dividend on hybrid equity securities	(136,172)	(121,022)

	329,094	1,319,224

Profit used in calculation of continuing operations income	299,618	1,066,168
Profit used in calculation of discontinued operations income	29,476	253,056
Weighted average number of common shares outstanding	611	696
Basic EPS	539	1,895
Continuing operations	490	1,532
Discontinued operations	49	363

(2)	Diluted EPS is calculated by reflecting the dilution effect to net income (Unit: Korean Won in millions, except for per share amounts)

	For the year ended December 31, 2013	For the year ended December 31, 2012
Diluted net income:
Net income attributable to common shares	329,094	1,319,224
Dilution effect of convertible preferred stock	—	56,000

	329,094	1,375,224

Profit used in calculation of continuing operations income	299,618	1,122,168
Profit used in calculation of discontinued operations income	29,476	253,056
Weighted average number of share for diluted EPS (million shares)	638	766
Weighted average number of common shares outstanding (million shares)	611	696
Convertible preferred stock (million shares)	27	70

Diluted EPS	516	1,795
Continuing operations	470	1,465
Discontinued operations	46	330

Diluted EPS is calculated by adjusting the assumption that all of dilutive potential common shares are converted to common shares, used for the weighted average number of share calculation. The dilutive potential common shares are convertible preferred stock, and to calculate diluted EPS, it is assumed that convertible preferred stocks convert to common shares and the relate dividend is added to net income on common shares. In addition, it is assumed that convertible preferred stocks are converted to common shares during the year ended December 31, 2013. There was no dividend on preferred stock as of December 31, 2013.

44.	CONTINGENT LIABILITIES AND COMMITMENTS

(1)	Details of guarantees which the Group has provided to others are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Confirmed guarantees:
Guarantees for loans	144,967	89,725
Acceptances	837,129	572,353
Guarantees in acceptances of imported goods	151,327	110,171
Other confirmed guarantees	7,982,961	8,412,324

	9,116,384	9,184,573

Unconfirmed guarantees:
Local letters of credit	661,612	773,385
Letters of credit	4,655,998	5,428,310
Other unconfirmed guarantees	1,779,210	2,368,781

	7,096,820	8,570,476

Commercial paper purchase commitments and others	1,924,176	1,956,447

	18,137,380	19,711,496

(2)	Details of loan commitments and the other commitments which the Group provided for others are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Loan commitments in local currency	41,849,043	64,368,276
Loan commitments in foreign currencies	23,195,943	21,857,955
Securities purchase contract	1,442,603	1,394,165
Non-recourse endorsement notes	—	4,812,500

	66,487,589	92,432,896

(3)	Details of guarantees and the related provisions for guarantees are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Confirmed guarantees	9,116,384	9,184,573
Unconfirmed guarantees	7,096,820	8,570,476
Commercial paper purchase commitments and others	1,924,176	1,956,447

	18,137,380	19,711,496

Provisions for guarantees	501,662	405,729
Ratio of provisions to total guarantees	2.77%	2.06%

(4)	Both the Group and Woori Card Co., Ltd., which is the newly established credit card company by spin-off from the Group during the current fiscal year, are responsible for the remaining liabilities that arose from the conditions existing before the spin-off date (as of March 31, 2013).

(5)	Litigation case

The Group has filed and faced lawsuits as follows (Unit: Korean Won in millions):

	December 31, 2013
	As plaintiff (*)	As defendant
Number of cases	84 case	311 case
Amount of litigation	1,185,147	441,370
Provisions for litigations		20,498

	December 31, 2012
	As plaintiff (*)	As defendant
Number of cases	397 case	335 case
Amount of litigation	1,374,529	538,672
Provisions for litigations		10,203

(*)	The minor lawsuits in relation to the collection or management of loans are excluded from the number of cases.

The domestic banks refused to refund the cost to put up collateral security to the customers which were determined and mediated by Korean Consumer Agency. In this regard, the Group was filed 68 lawsuits as of December 31, 2013 and further more lawsuits are expected. The expected outflow of resources of the Group is not likely to be high therefore the Group has not set up any provision for these litigations.

(6)	For the year ended December 31, 2013, the Supreme Court ruled about ‘Ordinary wages.’ The Group reviewed the impact of the rule on the consolidated financial statements of the Group as of December 31, 2013. The Group believed that the rule has no impact on the consolidated financial statements of the Group, therefore it has not set up any provision related to ‘ordinary wage.’

45.	RELATED PARTY TRANSACTIONS

Related parties of the Group and assets and liabilities recognized and major transactions with related parties during the current and prior period are as follows:

(1)	The related parties of the Group as of December 31, 2013 are as follows:

Related parties
Ultimate controlling party (Government related entity)	Korea Deposit Insurance Corporation (“KDIC”)

Parent	Woori Finance Holdings Co., Ltd. (“WFH”)

Associates	Kumho Tires Co., Ltd., Woori Blackstone Korea Opportunity Private Equity Fund 1, Woori Private Equity Fund, United PF 1st Corporate Financial Stability, Ansang Tech Co., Ltd., Samho International Co., Ltd., Woori Service Networks Co., Ltd., Force TEC Co., Ltd., Hana Engineering & Construction Co., Ltd., Phoenix Digital Tech Co., Ltd., Chin Hung International Inc., Korea Credit Bureau Co., Ltd., Poonglim Industrial Co., Ltd., Korea Finance Security Co., Ltd., STX Engine Co,. Ltd.

Others	Kyongnam Bank, Kyongnam Bank Principal Guaranteed Trust, Kyongnam Bank Principal and Interest Guaranteed Trust, Kwangju Bank, Kwangju Bank Principal Guaranteed Trust, Kwangju Bank Principal and Interest Guaranteed Trust, Woori Investment Bank, WR Co., Ltd., DKT CO., LTD., MARS Second Private Equity Fund, Woori Investment Advisory Co., Ltd., (Beijing), Seoul Lakeside CC Inc., Woori Finance Research Institute, WFH Savings Bank, Woori FIS Co., Ltd., Woori New Alpha fund, Woori Renaissance Holdings Co., Ltd., Woori Futures, Woori Aviva Life Insurance Co., Ltd., Woori Asset Management Co., Ltd., Woori F&I Co., Ltd., Woori EL Co., Ltd., Woori Asset Management Co., Ltd,, Woori Giant First Co., LLC., Woori Card, Woori Columbus 1 Special Purpose Entity, Woori Investment & Securities Principal Guaranteed Trust, Woori Investment & Securities Co., Ltd., Woori Financial Co., Ltd., Woori Private Equity Company, Ltd, UP Chemical Co., Ltd., Chungdo Woori Century Security Co., Ltd., Kofc Woori Growth Champ Private Equity Fund, LG Investment Holding B.V.(Amsterdam) GG, Sahn Eagles LLC, Two Eagles LLC, Woori Absolute Asia Global Opportunity Fund, Woori Absolute Partners PTE LTD., Woori Absolute Return Investment Strategies Fund, Woori CBV Securities Corporation, Woori Investment Asia PTE LTD., Woori Investment Securities (H.K.) LTD., Woori Investment Securities America INC., Woori Investment Securities Int’l LTD., Woori Korindo Securities Indonesia, Woori Heritage Long-short PEF 1st and 19 beneficiary certificates, Hybrid 1st Specialty Inc. and 68 SPCs.

(2)	Assets and liabilities from transactions with related parties are as follows (Unit: Korean Won in millions):

Related party		Accounts	December 31, 2013	December 31, 2012
Ultimate controlling party (Government related entity)	KDIC	Other assets	790,701	610,872
		Deposits	807,163	344,653
		Other liabilities	3,898	2,182

Parent	WFH	Loans	—	241
		Other assets	134,830	20,829
		Deposits	72,670	206,137
		Other liabilities	25,826	167,849

Associates	Kumho Tires Co., Ltd.	Loans	356,764	399,282
		Provision for credit loss	(35,944)	(33,510)
		Other assets	45,669	49,397
		Deposits	57,855	58,298
		Other liabilities	90	61

	Korea Credit Bureau Co., Ltd.	Loans	—	2
		Deposits	4,029	2,003
		Other liabilities	101	22

	Woori Private Equity Fund and subsidiaries	Other assets	5	9
		Deposits	5,559	1,678
		Other liabilities	2	3

	Korea Finance Security Co., Ltd.	Loans	—	60
		Deposits	4,070	4,225
		Other liabilities	15	20

	Woori Service Networks Co., Ltd.	Loans	—	19
		Provision for credit loss	—	(1)
		Deposits	2,642	1,645
		Other liabilities	50	207

	United PF 1st Corporate Financial Stability	Deposits	38	9,003
		Other liabilities	—	72

	Chin Hung International Inc.	Loans	45,994	37,788
		Provision for credit loss	(39,639)	(30,315)
		Deposits	1,073	988
		Other liabilities	1	4

	Poonglim Industrial Co., Ltd.	Loans	36,874	43,394
		Provision for credit loss	(266)	(416)
		Deposits	15,508	4,558
		Other liabilities	39	70

	Phoenix Digital Tech Co., Ltd.	Loans	1,209	1,502
		Provision for credit loss	(72)	(296)
		Deposits	495	8
		Other liabilities	11	—

	Ansang Tech Co., Ltd.	Loans	223	—
		Provision for credit loss	(142)	—
		Other assets	10	—

	Samho International Co., Ltd.	Loans	51,896	—
		Provision for credit loss	(33,024)	—
		Deposits	149,685	—
		Other liabilities	89	—

Related party		Accounts	December 31, 2013	December 31, 2012
	Force TEC Co., Ltd.,	Loans	46,421	—
		Provision for credit loss	(27,035)	—
		Deposits	297	—

	Hana Engineering & Construction Co., Ltd.	Loans	169	—
		Provision for credit loss	(169)	—
		Deposits	903	—

Associates	STX Engine Co,. Ltd.	Loans	104,557	—
		Provision for credit loss	(10,935)	—
		Deposits	6,023	—
		Other liabilities	99	—

Others	Woori Investment & Securities Co., Ltd. and subsidiaries	Loans	—	1,523
		Provision for credit loss	—	(472)
		Other assets	—	5,976
		Deposits	329,921	1,404,084
		Borrowings	8,162	7,555
		Other liabilities	142,711	131,166

	Kyongnam Bank and subsidiaries	Other assets	135,861	105,707
		Deposits	8,029	6,286
		Borrowings	—	167
		Other liabilities	131,127	171,415

	Kwangju Bank and subsidiaries	Loans	229	229
		Other assets	12,693	11,971
		Deposits	24,566	8,801
		Borrowings	27,851	26,021
		Other liabilities	5,681	4,155

	Woori F&I Co., Ltd. and subsidiaries	Loans	—	73
		Provision for credit loss	—	(1)
		Other assets	5	5
		Deposits	41,758	50,444
		Other liabilities	277	340

	Woori Private Equity and subsidiaries	Loans	—	20,050
		Provision for credit loss	—	(1,443)
		Other assets	—	16,527
		Deposits	8,103	19,187
		Borrowings	—	1,000
		Other liabilities	30	10,748

	Other subsidiaries of WFH	Loans	50,000	50,682
		Provision for credit loss	(367)	(286)
		Other assets	16,819	509
		Deposits	85,121	33,292
		Borrowings	1,000	—
		Other liabilities	39,149	49,704

	Associates of	Deposits	846	23,459
	Woori F&I Co., Ltd.	Other liabilities	—	16

Related party	Accounts	December 31, 2013	December 31, 2012
Associates of Woori Private Equity	Loans	—	11,696
	Provision for credit loss	—	(149)
	Deposits	26,014	14,505
	Other liabilities	275	187

Woori Aviva Life Insurance Co., Ltd.	Loans	—	399
	Provision for credit loss	—	(5)
	Deposits	6,807	132
	Other liabilities	241	280

(3)	Details of money transactions with related parties are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
Related party	Loan (*1)		Borrowing (*2)		Capital contribution in cash
	Increase	Decrease	Increase	Decrease
Associates	92,136	(158,050)	—	—	—
Others	213	(20,213)	5,869	(5,090)	—

	For the year ended December 31, 2012
Related party	Loan (*1)		Borrowing (*2)		Capital contribution in cash
	Increase	Decrease	Increase	Decrease
Associates	128,375	(512,729)	—	—	—
Others	1,498	(1,498)	—	(8,036)	—

(*1)	The amounts do not include short term financial instruments transaction such as call loans and others.
(*2)	The amounts do not include deposits due to customer and short term financial instruments transaction such as call money and others.

(4)	Gain or loss from transactions with related parties are as follows (Unit: Korean Won in millions):

			For the years ended December 31
Related party		Accounts	2013	2012
Ultimate controlling party (Government related entity)	KDIC	Interest income	26,000	30,544
		Interest expenses	7,967	4,301
		Reversal of provision for credit loss	(65)	(281)

Parent	WFH	Fees income	25	—
		Other income	1,627	2,273
		Interest expenses	5,844	10,983
		Fees expenses	44,156	48,987
		Other expenses	264	183

Associates	Kumho Tires Co., Ltd.	Interest income	1,008	1,011
		Fees income	6	7
		Other income	3,488	22,661
		Interest expenses	408	114
		Bad debt expenses (Reversal of provision for credit loss)	2,433	(17,957)

			For the years ended December 31
Related party		Accounts	2013	2012
	Korea Finance Security Co., Ltd.	Interest expenses	99	110
		Reversal of provision for credit loss	—	(1)

	Korea Credit Bureau Co., Ltd.	Interest expenses	112	70

	Woori Service Networks Co., Ltd.	Other income	22	15
		Interest expenses	69	60
		Reversal of provision for credit loss	(1)	—

	United PF 1st Corporate Financial Stability	Interest expenses	34	73

	Woori Private Equity Fund	Fees income	11	21
		Interest expenses	44	49

	Chin Hung International Inc.	Fees income	1	1
		Interest expenses	98	44
		Bad debt expenses	9,324	30,315

	Poonglim Industrial Co., Ltd.	Interest expenses	75	137
		Bad debt expenses (Reversal of provision for credit loss)	(150)	416

Associates	Phoenix Digital Tech Co., Ltd.	Interest expenses	11	—
		Reversal of provision for credit loss	(224)	(3,307)

	Ansang Tech Co., Ltd.	Bad debt expenses	142	—

	Samho International Co., Ltd.	Interest expenses	747	—
		Reversal of provision for credit loss	(10,268)	—

	Force TEC Co., Ltd.	Interest expenses	2	—
		Bad debt expenses	26,273	—

	Hana Engineering & Construction Co., Ltd.	Reversal of provision for credit loss	(158)	—

	STX Engine Co,. Ltd.	Interest expenses	49	—
		Bad debt expenses	9,946	—

Others	Other subsidiaries of WFH	Interest income	2,739	2,413
		Fees income	83,332	3,657
		Other income	9,011	7,600
		Interest expenses	1,258	849
		Fees expenses	—	75
		Bad debt expenses (Reversal of provision for credit loss)	(1,361)	57
		Other expenses	211,651	224,999

			For the years ended December 31
Related party		Accounts	2013	2012
	Kyongnam Bank and subsidiaries	Fees income	174	172
		Other income	6,550	22,341
		Interest expenses	—	13
		Other expenses	4,500	23,081

	Woori Investment & Securities Co., Ltd. and subsidiaries	Fees income	658	306
		Other income	8,919	4,948
		Interest expenses	15,138	30,797
		Fees expenses	—	—
		Bad debt expenses (Reversal of provision for credit loss)	(326)	131
		Other expenses	15,665	13,306

	Woori Private Equity and subsidiaries	Interest income	—	110
		Fees income	—	1
		Other income	—	1,873
		Interest expenses	117	626
		Bad debt expenses (Reversal of provision for credit loss)	(1)	1,279
		Other expenses	—	4,799

	Kwangju Bank and subsidiaries	Interest income	7	7
		Fees income	—	47
		Other income	257	207
		Interest expenses	1,309	1,030
		Other expenses	32	282

	Woori F&I Co., Ltd. and subsidiaries	Fees income	56	54
		Interest expenses	404	1,146
		Reversal of provision for credit loss	(1)	(1)
		Other expenses	—	31

	Associates of Woori F&I Co., Ltd.	Fees income	1	—
		Interest expenses	—	377

Others	Associates of Woori Private Equity	Interest expenses	540	286
		Bad debt expenses (Reversal of provision for credit loss)	(149)	36

	Associates of Woori Investment & Securities Co., Ltd.	Reversal of provision for credit loss	—	(10)

	Woori Aviva Life Insurance Co., Ltd.	Fees income	38	15,590
		Other income	77	148
		Interest expenses	43	—
		Bad debt expenses (Reversal of provision for credit loss)	(5)	2

(5)	Guarantees provided to the related parties are as follows (Unit: Korean Won in millions):

	Warranty	December 31, 2013	December 31, 2012
KDIC	Loan commitment	2,000,000	2,000,000
Kumho Tires Co., Ltd.	Loan commitment in foreign currencies	208	2,777
	Import credit in foreign currencies	12,832	13,922
	Loan commitment	113,453	71,890
Chin Hung International Inc.	Import credit in foreign currencies	—	85
	Loan commitment	40,620	40,825
Phoenix Digital Tech Co., Ltd.	Loan commitment	3,771	4,994
Woori Investment & Securities Co., Ltd.	Loan commitment	280,000	289,279
Woori Card Co., Ltd.	Loan commitment	500,000	—
STX Engine Co,. Ltd.	Loan commitment	38,147	—

For the guarantee provided to the related parties, the Group recognized provisions for guarantees amounting to ￦1,355 million and ￦437 million, respectively, as of December 31, 2013 and December 31, 2012.

(6)	Details of compensation to key management are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Salaries	3,351	2,370
Severance and retirement benefits	59	97

The key management represents non-executive directors and executive director. As of December 31, 2013 and December 31, 2012, loans from transactions with key management amount to ￦269 million, and ￦519 million, respectively. And allowance for these loans and bad debt expenses is nil. In addition, as of December 31, 2013 and December 31 2012, the liability recognized from transactions with key management amounts to ￦1,346 million and ￦1,639 million, respectively.

46.	CREDIT CARD DIVISION SPIN-OFF

(1)	As of September 16, 2011, the board of directors of WFH and the Group decided to spin-off the Group’s credit card division and established a new credit card company to be a subsidiary of WFH to enhance the competiveness in credit card business. The Group had acquired authorization about the spin-off and the operation of credit card business from Financial Services Commission on February 22, 2013.

The shareholder of the Bank will receive 100% of the newly issued shares of the credit card company in proportion to its ownership in the Bank as of the spin-off date. The business segments of the Bank, other than credit card operation segment, will continue to exist after the spin-off. Both the Bank and the newly established credit card company are responsible for the liabilities that arose from the conditions existing before the spin-off date.

In addition, assets and liabilities that were directly or indirectly owned by the credit card company before the spin-off will be transferred to the new company as a separate entity. Particularly, the non-identifiable assets and liabilities subject to transfer will be decided based on the reasonable basis of the spin-off policy.

Details of such spin off are summarized as follows:

Transaction structure:	Equity spin-off
Spin-off company:	Woori Bank (the surviving company)
Woori Card (the new company)
Spin-off schedule:	Date of the general meeting of shareholder for approval of the spin-off	January 25, 2013
	Date of spin-off	March 31, 2013
	Date of registration for spin-off	April 1, 2013

(2)	Details of assets and liabilities transferred from the Group to Woori Card are as follows (Unit: Korean Won in millions):

	April 1, 2013	December 31, 2012
Cash and cash equivalents	375,175	—
AFS financial assets	62,177	62,203
Loans and receivables (*)	3,750,221	4,329,138
Investment in associates	521	521
Premises and equipment	5,142	5,245
Intangible assets	4,217	4,745
Deferred tax assets	24,340	22,571
Other assets	2,781	90

	4,224,574	4,424,513

Debentures	2,699,537	2,699,369
Provisions	83,053	77,185
Current tax liabilities	—	80,201
Other financial liabilities	320,050	478,573
Other liabilities	71,934	68,850

	3,174,574	3,404,178

Accumulated other comprehensive income	14,578	14,157

(*)	As of December 31, 2012, loans and receivables include ￦287 million of profit and loss resulting from intra-group transactions.

(3)	For the years ended December 31, 2013 and 2012, the summarized financial information of the credit card operating segment is as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
OPERATING INCOME:	31,035	312,628
Net interest income
Interest income	222,010	976,926
Interest expenses	(30,652)	(116,880)

	191,358	860,046

Net fee and commission income
Fee and commission income	11,708	42,164
Fee and commission expenses	(130,664)	(394,758)

	(118,956)	(352,594)

Dividend income	4,236	3,334
Gain on AFS financial assets	1,027	4,114
Impairment losses for loans, other receivables, guarantees and unused commitments	(26,815)	(149,045)
General and administrative expenses	(18,536)	(72,438)
Other operating income (expenses)	(1,279)	19,211

Net other non-operating income	7,852	21,219

NET INCOME BEFORE INCOME TAX EXPENSE	38,887	333,847

INCOME TAX EXPENSE	(9,411)	(80,791)

Profit from discontinued operations	29,476	253,056

(4)	Cash flows related to discontinued operations are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013	For the year ended December 31, 2012
Cash Flows from operating activities	374,127	(843,146)
Cash Flows from investing activities	1,048	3,146
Cash Flows from financing activities	—	840,000

47.	EVENTS AFTER THE REPORTING PERIOD

The Group acquired 33 percent of the shares of PT Bank Himpunan Saudara, a local bank in Indonesia. The Group has a plan to merge PT Bank Himpunan Saudara and PT Bank Woori Indonesia that is already a subsidiary of the Group.

48.	TRUST ACCOUNTS

The financial information of the trust accounts have been prepared in accordance with K-IFRS 5004 ‘trust agent’s trust account’ and detailed enforcement rules of regulations on supervision of financial corporation, which are based on capital market and financial investment business.

(1)	Trust accounts of the Group are as follows (Unit: Korean Won in millions):

	As of and for the year ended December 31, 2013		As of and for the year ended December 31, 2012
	Total assets	Operating revenue	Total assets	Operating revenue
Trust	29,413,864	25,906,917	763,020	679,009

(2)	Significant transactions between the Group and trust accounts are as follows (Unit: Korean Won in millions):

1)	Receivables/Payables

	December 31, 2013	December 31, 2012
Receivables
Trust fees receivables	17,077	15,655
Payables
Borrowings from trust accounts	3,130,738	2,984,379
Accrued interest expenses on borrowings from trust accounts	—	8,575

	3,130,738	2,992,954

2)	Revenue/Expense

	For the year ended December 31, 2013	For the year ended December 31, 2012
Revenue:
Trust fees	36,199	40,217
Intermediate termination fees	1	12

	36,200	40,229

Expense:
Interest expenses on borrowings from trust accounts	93,628	80,185

(3)	Trust accounts guaranteeing the repayment of principal and Trust accounts guaranteeing a fixed rate of return on, and the repayment of principal

1)	The carrying value of trust accounts with agreement to guarantee the principal amount or the fixed dividend and the amount that should be covered by the inherent account were as follows (Unit: Korean Won in millions):

	Monetary trusts	December 31, 2013	December 31, 2012
Trust accounts guaranteeing the repayment of principal	Old-age Pension Trusts	6,369	7,052
	Personal Pension Trusts	540,912	564,723
	Pension Trusts	572,095	507,573
	Retirement Trusts	82,417	90,963
	New Personal Pension Trusts	9,373	10,093
	New Old-age Pension Trusts	5,360	6,184

		1,216,526	1,186,588

Trust accounts guaranteeing a fixed rate of return on, and the repayment of principal	Development Trusts	19	24
	Unspecified Money Trusts	857	874

		876	898

		1,217,402	1,187,486

2)	As of December 31, 2013 and December 31, 2012, the amounts that the Group has to pay by the capital guaranteed contract or the consequences of management for the principal guaranteed agreements are as follows (Unit: Korean Won in millions):

	2013	2012
	December 31	December 31
Liabilities for the account (subsidy for trust account adjustment)	10	4